As filed with the Securities and Exchange Commission on December 29, 2006

                                                   Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CHINA DIRECT, INC.
                 (Name of small business issuer in its charter)

          DELAWARE                         7389                  13-3876100
          --------                         ----                  ----------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                           5301 NORTH FEDERAL HIGHWAY
                                    SUITE 120
                            BOCA RATON, FLORIDA 33487
                                 (561) 989-9171
                           --------------------------
          (Address and telephone number of principal executive offices)

                                  SAME AS ABOVE
                                  -------------
(Address of principal place of business or intended principal place of business)

                                 DR. JAMES WANG
                               CHINA DIRECT, INC.
                           5301 NORTH FEDERAL HIGHWAY
                                    SUITE 120
                            BOCA RATON, FLORIDA 33487
                                 (561) 989-9171
                           --------------------------
            (Name, address and telephone number of agent for service)

                                 with a copy to:
                            JAMES M. SCHNEIDER, ESQ.
                       SCHNEIDER WEINBERGER & BEILLY, LLP
                          2200 CORPORATE BOULEVARD N.W.
                                    SUITE 210
                            BOCA RATON, FLORIDA 33431
                            TELEPHONE (561) 362-9595
                            TELECOPIER (561) 362-9612

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                        PROPOSED      PROPOSED
                                        MAXIMUM        MAXIMUM
TITLE OF EACH               AMOUNT      OFFERING      AGGREGATE       AMOUNT OF
CLASS OF SECURITIES         TO BE        PRICE        OFFERING      REGISTRATION
TO BE REGISTERED          REGISTERED    PER UNIT        PRICE           FEE
---------------------     ----------    --------     -----------    ------------
Common stock,
 par value $0.0001 (1)    2,285,000      $ 5.75      $13,138,750       $1,406
Common stock,
 par value $0.0001 (2)    3,834,375      $ 4.00       15,337,500        1,641
Common stock,
 par value $0.0001 (3)    3,427,500      $10.00       34,275,000        3,668
                          ---------                                    ------
                          9,546,875                                    $6,715
                          =========                                    ======

(1) Includes issued and outstanding shares of common stock. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on December 28, 2006.

(2) Includes shares of common stock issuable upon the exercise of Class A common stock purchase warrants with an exercise price of $4.00 per share. Any subsequent adjustments in the exercise price of the Class A common stock purchase warrants will not result in additional shares of common stock of the company.

(3) Includes shares of common stock issuable upon the exercise of Class B common stock purchase warrants with an exercise price of $10.00 per share.

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the warrants as they relate to stock splits, reorganizations, and recapitalizations.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 29, 2006

                                   PROSPECTUS

                               CHINA DIRECT, INC.

                        9,546,875 shares of Common Stock

         This prospectus relates to periodic offers and sales of 9,546,875 shares of our common stock by the selling security holders, which includes:

         o  2,285,000 shares which are presently outstanding; and

         o 7,261,875 shares issuable upon the exercise of our Class A and Class B common stock purchase warrants with exercise prices ranging from $4.00 to $10.00 per share.

         We will not receive any proceeds from the sale of the shares by the selling security holders. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

         For a description of the plan of distribution of these shares, please see page 79 of this prospectus.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "CHND." On December 28, 2006 the last reported sale price for our common stock was $5.75 per share.

                              ____________________


         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 5 of this prospectus to read about the risks of investing in our common stock.

                              ____________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ____________________


                  The date of this Prospectus is January , 2006

                               PROSPECTUS SUMMARY

      We conduct our business in two operating segments, CDI China and China Direct Consulting. CDI China operates as a management company for Chinese entities in which we have acquired a majority interest. The goal of CDI China is to acquire majority interests in a variety of Chinese companies engaged in operations which we believe will benefit from the continuing growth of the Chinese economy. Examples of industries in which we will focus our efforts include manufacturing, technology, mining, healthcare, packaging, food and beverage, logistics management, commodity wholesale, entertainment, and import and export. In October 2006, we acquired a majority interest in Shanghai Lang Chemical Company, Limited ("Lang Chemical") and in December 2006 we acquired a majority interest in Chang Magnesium Company, Limited ("Chang Magnesium"). In October 2006, we formed a new entity, Luma Logistic (Shanghai) Co., Ltd., a Chinese limited liability company, as a majority owned subsidiary of CDI China. In November 2006 we formed a new entity, CDI Shanghai Management Company, Limited, a Chinese limited liability company, as a wholly owned subsidiary of CDI China, Inc. In November 2006, we formed a new entity, Big Tree Group Corporation, a Florida corporation, as a majority owned subsidiary of CDI China, Inc.

         Lang Chemical specializes in the sale and distribution of industrial grade synthetic chemicals, maintaining a relationship with both the supplier and the customer, and managing the logistics of the distribution channel. It acts as a third party agent in the sale of synthetic chemicals from the supplier to the customer. In addition, Lang Chemical also acts a distributor of synthetic chemicals to its customers. The majority of Lang Chemical's customers are industrial manufacturing facilities and trading companies.

         Chang Magnesium was formed to operate a newly constructed magnesium plant that will process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs. The newly constructed magnesium plant from which Chang Magnesium will operate is located in the Aluminum & Magnesium Industrial Park in Yangqu County, of the Shangxi Province.

         In June 2006, Chang Magnesium acquired 100% of Taiyuan Changxin YiWei Trading Co., Ltd. ("Changxin Trading"). As a result of the acquisition, Changxin Trading is a wholly owned subsidiary of Chang Magnesium. Changxin Trading is a reseller, distributor and exporter of magnesium products. Changxin Trading resells various forms of magnesium including, but not limited to magnesium powder, magnesium scrap, magnesium alloy and various grades of ordinary magnesium slabs. Changxin Trading resells magnesium products locally within China and as well exports magnesium from China. Changxin Trading has forged relationships with global magnesium consumers.

         In November 2006, we formed a new entity in China, CDI Shanghai Management Company, Ltd. ("CDI Shanghai Management"). CDI Shanghai Management, a Chinese limited liability company, is a wholly owned subsidiary of CDI China, Inc. The primary function of CDI Shanghai Management is to provide an operational infrastructure to subsidiaries of CDI China, Inc. CDI Shanghai Management will lend managerial support including, but not limited to the following functions; translation of documents, manage and monitor the daily operations of CDI China subsidiary companies, due diligence of prospective merger and acquisition candidates, due diligence of prospective client companies of China Direct Consulting.

      In October 2006, we formed a new entity, Luma Logistic (Shanghai) Co., Ltd. ("Luma Logistic"). Luma Logistic, a Chinese limited liability company, was established with CDI China as a 60% shareholder and Mr. Yonghua Cai, a 40% shareholder. Luma Logistic is expected to venture into two separate businesses: logistics management and the commodity wholesale industry. As a logistics management firm, Luma Logistic intends to serve as a consolidator and shipment manager for various manufacturers. Luma Logistic desires to manage the logistics for the shipment of goods and merchandise to the port of Shanghai. Luma Logistic will seek to provide its services to small manufacturers. As a commodity wholesaler, Luma Logistic intends to engage in the commodity wholesale business. Luma Logistic will initially focus its business model on the distribution of precious metals, petrol chemicals, and other sought after metal products.

         In November 2006, we formed a new entity, Big Tree Group Corporation ("Big Tree"), a Florida corporation. Big Tree was incorporated on November 20, 2006 with CDI China, Inc. as a 60% shareholder, and Ms. Guihong Zheng, a 40% shareholder. Big Tree intends to enter into the toy and entertainment industry within China. Initially Big Tree intends to be a reseller and distributor of toys and related entertainment products within China. Big Tree will attempt to focus its efforts towards smaller manufacturers who lack a proprietary sales or distribution network.

         China Direct Consulting is a full service advisory organization specializing in companies based in and operating in the People's Republic of China ("PRC"), and which are traded on the U.S. public markets. We offer a comprehensive suite of services tailored to the specific needs of our clients. The suite of services offered by China Direct Consulting includes U.S. representative offices, translation services, general business consulting services, merger and acquisition strategy planning and analysis, and the coordination of professional resources and public relations.

         China Direct Consulting was organized in January 2005. In August 2006 we acquired 100% of the stock of China Direct Consulting. For financial accounting purposes, the transaction in which we acquired China Direct Consulting was treated as a recapitalization of our company and, as such, our financial statements have been prepared as if China Direct Consulting was the acquiror. For fiscal 2005 and the nine months ended September 30, 2006 all of our revenues were from China Direct Consulting's operations. Following the acquisitions of Lang Chemical and Chang Magnesium during the fourth quarter of fiscal 2006, revenues from our CDI China operating segment will represent a majority of our consolidated revenues for fiscal 2006 and in future periods.

         We were incorporated in Delaware in July 1999. Our principal executive offices are located at 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487. Our telephone number at this location is (561) 989-9171. Our web site is www.cdii.net. The information which appears on our web site is not part of this prospectus.

         All share and per share information contained in this prospectus gives effect to the 100 for 1 (100:1) reverse stock split of our common stock effective June 28, 2006.

         When used in this prospectus the terms "China Direct", "we", "us" or "our" refers to China Direct, Inc., a Delaware corporation formerly known as Evolve One, Inc., and its subsidiaries. China Direct Investments, Inc., a Florida corporation and a wholly owned subsidiary of China Direct, is referred to in this prospectus as China Direct Consulting and CDI China, Inc., a Florida corporation and a wholly owned subsidiary of China Direct, is referred to in this prospectus as CDI China. Shanghai Lang Chemical Company, Limited, a Chinese limited liability company, and a majority owned subsidiary of CDI China, is referred to in this prospectus as Lang Chemical. Chang Magnesium Company, Limited, a Chinese limited liability company, and a majority owned subsidiary of CDI China, is referred to in this prospectus as Chang Magnesium. Taiyuan Changxin YiWei Trading Company, Limited, a Chinese limited liability company, and a wholly owned subsidiary of Chang Magnesium, is referred to in this prospectus as Changxin Trading. CDI Shanghai Management Company, Limited, a Chinese limited liability company, and a wholly owned subsidiary of CDI China, is referred to in this prospectus as CDI Shanghai Management. Luma Logistic (Shanghai) Co., Ltd., a Chinese limited liability company, and a majority owned subsidiary of CDI China is referred to in this prospectus as Luma Logistic. Big Tree Group Corporation, a Florida corporation, and a majority owned subsidiary of CDI China is referred to in this prospectus as Big Tree.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected consolidated financial information has been derived from our financial statements appearing elsewhere in this prospectus. This financial information gives no effect to our acquisition of a majority interest in Lang Chemical in October 2006 or our acquisition of a majority interest in Chang Magnesium in December 2006 as both of those transactions occurred after September 30, 2006. The financial statements appearing elsewhere herein provide certain unaudited proforma financial information giving effect to those transactions.

INCOME STATEMENT DATA:

                                   NINE MONTHS ENDED       PERIOD FROM INCEPTION
                                   SEPTEMBER 30, 2006        (JANUARY 18, 2005)
                                      (UNAUDITED)          TO SEPTEMBER 30, 2005
                                   ------------------      ---------------------

Total revenues ....................   $   483,407                $ 864,850
Gross profit                              135,700                  816,506
Total operating expenses ..........     1,109,173                  543,801
Net (loss) income .................      (387,831)                 262,773
Comprehensive (loss) income .......   $    55,022                $ 474,173


BALANCE SHEET DATA:

                                       SEPTEMBER 30, 2006
                                          (UNAUDITED)          DECEMBER 31, 2005
                                       ------------------      -----------------

Working capital .......................   $ 2,243,154             $   500,333
Cash and cash equivalents .............   $   883,508             $    39,983
Prepaid expenses ......................   $   256,267             $         0
Investment in trading securities ......   $   528,869             $   152,800
Investment in marketable securities
  held for sale - related party .......   $ 1,494,600             $   810,000
Total current assets ..................   $ 3,163,244             $ 1,002,783
Total assets ..........................   $ 3,531,559             $ 1,018,583
Accounts payable and accrued expenses .   $    76,467             $    28,529
Deferred revenues - short term ........   $   366,300             $         0
Deferred income tax payable ...........   $   323,733             $    41,045
Total current liabilities .............   $   920,090             $   502,450
Deferred revenues - long term .........   $   457,875             $         0
Stockholders' equity ..................   $ 2,153,594             $   516,133

                                  RISK FACTORS

         An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

                          RISKS RELATED TO OUR COMPANY

WE HAVE LIMITED HISTORY OF OPERATIONS AND WE CANNOT ASSURE YOU THAT OUR BUSINESS MODEL WILL BE SUCCESSFUL IN THE FUTURE OR THAT OUR OPERATIONS WILL BE PROFITABLE.

         China Direct Consulting began operations in January 2005. CDI China began operations in August 2006. In October 2006 we acquired a majority ownership of Lang Chemical and in December 2006 we acquired a majority ownership interest in Chang Magnesium. Accordingly, investors have a limited history of operations upon which to evaluate our business. While we reported comprehensive income of $506,133 and $55,022 for the fiscal year ended December 31, 2005 and the nine months ended September 30, 2006, respectively, these results give no effect to the closing of these two acquisitions. Our operating results for future periods will include significant expenses, including marketing costs, and administrative and general overhead expenses related to those entities and which we will incur as we implement our business model to expand our operations, as well as increased legal and accounting fees we will incur as a public company following the reverse merger. As a result, we are unable to predict whether we will report profitable operations in the future. There can be no assurances whatsoever that we will be able to successfully implement our business model, identify and close acquisitions of operating companies, penetrate our target markets or attain a wide following for our services. We are subject to all the risks inherent in an early stage enterprise which has experienced rapid growth through acquisitions and our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in those businesses.

THE SUCCESS OF OUR BUSINESS MODEL IS DEPENDENT UPON OUR ABILITY TO IDENTIFY AND CLOSE ACQUISITIONS OF OPERATING COMPANIES IN CHINA. THE ACQUISITION OF NEW BUSINESSES IS COSTLY AND SUCH ACQUISITIONS MAY NOT ENHANCE OUR FINANCIAL CONDITION.

         Our primary business and operational focus is on our CDI China subsidiary. Our growth strategy is to acquire companies and identify and acquire assets and technologies from businesses in China that have services, products, technologies, industry specializations or geographic coverage that extend or complement our existing business. The process to undertake a potential acquisition is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on our potential acquisition targets and there is no guarantee that we will acquire the company after completing due diligence. The process of identifying and consummating an acquisition could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to undisclosed or potential liabilities of acquired companies. While we have closed the acquisitions of a majority ownership interest in Lang Chemical and Chang Magnesium, there are no assurances that the operations of these business will enhance our future financial conditions, including to the extent that the businesses acquired in these transactions do not remain competitive, some or all of the goodwill related to that acquisition could be charged against our future earnings, if any.

WE HAVE RECENTLY EXPANDED OUR BUSINESS THROUGH THE ACQUISITION OF MAJORITY OWNERSHIP INTERESTS IN TWO COMPANIES LOCATED IN THE PRC. OUR MANAGEMENT MAY NOT BE SUCCESSFUL IN TRANSITIONING THE INTERNAL OPERATIONS OF PRIVATELY HELD CHINESE COMPANIES TO A SUBSIDIARY OF A U.S. PUBLICLY HELD COMPANY.

         Pursuant to our business model in which we are seeking to acquire majority interests in Chinese operating companies, in the fourth quarter of fiscal 2006 we closed on acquisitions of a majority ownership interest in each of Lang Chemical and Chang Magnesium; two unrelated companies each located in the PRC. The original owners of each of these companies continue to own the remaining 49% interest and are responsible for each company's day to day operations. While we have reasonable expectations that the core operations of these companies will continue as they have historically, our acquisition of these companies provides certain challenges for our company. In order to successfully integrate each of these companies into China Direct, and ensure that we timely meet our reporting requirements under the Securities Exchange Act of 1934, we will need to upgrade both the internal accounting systems at both Lang Chemical and Chang Magnesium, as well as educating each of their staffs as to the proper collection and recordation of financial data. We have recently increased our internal accounting staff which contains Chinese speaking individuals with accounting experience, but as we have only recently closed these transactions, we have not completed our review of the necessary systems upgrades or estimations of the costs associated therewith. If we are unable to properly and timely integrate the disclosure and accounting operations of these subsidiaries into our company, our ability to timely file our annual and quarterly reports, as well as other information we are required to file with the Securities and Exchange Commission, could be in jeopardy. Any failure on our part to meet the prescribed filing deadlines could lead to a delisting of our common stock from the OTC Bulletin Board which could adversely affect a stockholder's ability to resell his investment in our company.

THE VALUE OF THE EQUITY SECURITIES WE OCCASIONALLY ACCEPT AS COMPENSATION IS SUBJECT TO ADJUSTMENT WHICH COULD RESULT IN LOSSES TO US IN FUTURE PERIODS.

         Historically we have accepted equity securities of consulting clients as compensation for our consulting services. These securities are reflected on our balance sheet as "investment in marketable securities held for sale". We evaluate quarterly the carrying value of each investment for a possible increase or decrease in value. This review may result in an adjustment to their carrying value which could adversely affect our operating results for the corresponding quarters in that we might be required to reduce our carrying value of the investments. In addition, if we are unable to liquidate these securities, we will be required to write off the investments which would adversely affect our financial position.

THE INVESTMENT COMPANY ACT OF 1940 WILL LIMIT THE VALUE OF SECURITIES WE CAN ACCEPT AS PAYMENT FOR OUR BUSINESS CONSULTING SERVICES WHICH MAY LIMIT OUR FUTURE REVENUES.

         Until our acquisition of a majority interest in Lang Chemical in October 2006, and a majority interest in Chang Magnesium in December 2005, all of our revenues to date have been generated from our business consulting services. We have historically accepted stock as payment for our services and will likely continue to do so in the future, but only to the extent that it does not cause us to become an investment company under the Investment Company Act 1940. To the extent that we are required to reduce the amount of stock we accept as payment for our business consulting services to avoid becoming an investment company, our future revenues from our business consulting services may substantially decline if our client companies cannot pay our fees in cash which will materially adversely effect our financial condition and results of operations in future periods. Any future change in our fee structure for our business consulting services could also severely limit our ability to attract business-consulting clients in the future.

WE CANNOT ASSURE YOU THAT THE CURRENT CHINESE POLICIES OF ECONOMIC REFORM WILL CONTINUE. BECAUSE OF THIS UNCERTAINTY, THERE ARE SIGNIFICANT ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA.

         Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. In keeping with these economic reform policies, the PRC has been openly promoting business development in order to bring more business into the PRC. Because these economic reform measures may be inconsistent or ineffective, there are no assurances that:

         o the Chinese government will continue its pursuit of economic reform policies;
         o  the economic policies, even if pursued, will be successful;
         o economic policies will not be significantly altered from time to time; or
         o business operations in China will not become subject to the risk of nationalization.

         We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue. Because our business model is dependent upon the continued economic reform and growth in China, any change in Chinese government policy could materially adversely affect our ability to implement our business model. China's economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. Even if the Chinese government continues its policies of economic reform, there are no assurances that economic growth in that country will continue or that we will be able to take advantage of these opportunities in a fashion that will provide financial benefit to our company.

ACQUISITION EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT STOCKHOLDERS.

         Our business model depends upon the issuance of our securities to consummate acquisitions in the future. As a result, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. As we will generally not be required to obtain the consent of our stockholders before entering into acquisition transactions, stockholders are dependent upon the judgment of our management in determining the number of, and characteristics of stock issued as consideration in an acquisition.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. ADDITIONAL CAPITAL RAISING EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT STOCKHOLDERS OR RESULT IN INCREASED INTEREST EXPENSE IN FUTURE PERIODS.

         We will need to raise additional working capital to continue to implement our business model. While our business model contemplates the potential for the issuance of equity securities for the stock of the acquired company, capital may be needed for the acquisition of these companies. Capital will also be needed for the effective integration, operation and expansion of these businesses. Our future capital requirements, however, depend on a number of factors, including our operations, the financial condition of an acquisition target and its needs for capital, our ability to grow revenues from other sources, our ability to manage the growth of our business and our ability to control our expenses. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we will be unable to fully implement our business model, fund our ongoing operations or grow our company.

THE TERMS OF OUR RECENTLY COMPLETED FINANCING MAY MAKE IT MORE DIFFICULT FOR US TO RAISE CAPITAL IN FUTURE PERIODS.

         Under the terms of our recently completed financing, we contractually agreed to a number of covenants which may make it more difficult for our company to raise capital as needed. These covenants included in our agreement are:

         o not to file any registration statements without the consent of the purchasers in the offering until the sooner of 180 days from the effective date of the registration statement of which this prospectus is a part or until all the shares, including the shares underlying the warrants, have been resold or transferred by the purchasers pursuant to the registration statement or Rule 144 of the Securities Act of 1933, without regard to volume limitations,

         o not to issue any equity, convertible debt or other securities convertible into common stock or equity of our company without the prior written consent of the purchasers during this same period, and

         o until the sooner of October 27, 2008 or until all the shares sold in the offering, including the shares issuable upon exercise of the warrants, have been resold or transferred by all the purchasers, not to enter into any equity line of credit or similar agreement, or to issue any floating or variable priced equity linked instruments with price reset rights.

         Because we have no control over when the registration statement of which this prospectus is a part will be declared effective by the SEC, it is possible that we will need to raise additional capital prior to the expiration of the above timeframes. If we are unable to secure the consent of the purchasers in the offering to a subsequent offering and registration statement, we may be unable to obtain additional capital as necessary to fund our ongoing operations or acquisitions of additional companies which could adversely impact our ability to grow our company.

OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

         We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. We face particular challenges in that our acquisition strategy is based on companies located in and operating within China. Acquired companies' histories, the geographical location, business models and business cultures will be different from ours in many respects. Even if we are successful in identifying and closing acquisitions of companies, our directors and senior management will face significant challenges in their efforts to integrate the business of the acquired companies or assets and to effectively manage our continued growth. Any future acquisitions will be subject to a number of challenges, including:

         o the diversion of management time and resources and the potential disruption of our ongoing business;

         o difficulties in maintaining uniform standards, controls, procedures and policies;

         o  potential unknown liabilities associated with acquired businesses;

         o the difficulty of retaining key alliances on attractive terms with partners and suppliers; and

         o the difficulty of retaining and recruiting key personnel and maintaining employee morale.

         There can be no assurance that our efforts to integrate the operations of any acquired assets or companies will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized.

WE ARE DEPENDENT UPON OUR MANAGEMENT AND OUR ABILITY TO HIRE KEY PERSONNEL.

         The success of our company is largely dependent on the personal efforts of Yuejian (James) Wang, Marc Siegel and David Stein, our executive officers and directors. Although we have employment agreements with these officers, the loss of the services of any of them would have a material adverse effect on our business and prospects. In addition, in order for us to undertake our operations as contemplated, it will be necessary for us to locate and hire experienced personnel who are bilingual and knowledgeable in the U.S. capital markets, the China markets and generally accepted accounting principles applicable to U.S. companies. Our failure to attract and retain such experienced personnel on acceptable terms will have a material adverse impact on our ability to grow our business.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our success is, to a certain extent, attributable to the management, sales and marketing, and operational expertise of key personnel of at our subsidiaries who perform key functions in the operation of our business. Specifically Yuwei Huang, Chief Executive Officer of Chang Magnesium, Jingdong Chen, Chief Executive Officer of Lang Chemical, and Qian Zhu, Chief Financial Officer of Lang Chemical. There can be no assurance that we will be able to retain these officers after the term of their employment contracts expire. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations and the results of operations at these subsidiaries could be adversely impacted.

CERTAIN AGREEMENTS TO WHICH WE ARE A PARTY AND WHICH ARE MATERIAL TO OUR OPERATIONS LACK VARIOUS LEGAL PROTECTIONS WHICH ARE CUSTOMARILY CONTAINED IN SIMILAR CONTRACTS PREPARED IN THE UNITED STATES.

         Our subsidiaries include companies organized under the laws of the PRC and all of their business and operations are conducted in China. We are a party to certain contracts related to our operations. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because these contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S.

laws we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that our Chinese subsidiaries will likely enter into contract in the future which will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, future events may occur which lead to a dispute under agreements which could have been avoided if the contracts were prepared in conformity with U.S. standards. Contractual disputes which may arise from this lack of legal protection will divert management's time from the operation of our business and require us to expend funds attempting to settle a possible dispute. This possible diversion of management time will limit the time our management would otherwise devote to the operation of our business, and the diversion of capital could limit the funds we have available to pay our ongoing operating expenses.

LANG CHEMICAL'S OPERATIONS ARE SUBJECT TO GOVERNMENT REGULATION. IF IT FAILS TO COMPLY WITH THE APPLICABLE REGULATIONS, ITS ABILITY TO OPERATE IN FUTURE PERIODS COULD BE IN JEOPARDY.

         Lang Chemical is subject to various state and local regulations related to the distribution and manufacture of chemicals. It is also licensed by the Shanghai City Government to distribute chemicals. While Lang Chemical is in substantial compliance with all provisions of those registrations, inspections and licenses and have no reason to believe that they will not be renewed as required, any non-renewal by these authorities could result in the cessation of its business activities which would have a material adverse effect on our results of operations in future periods.

INTENSIVE COMPETITION FOR ALL OUR BUSINESS PHASES WILL SUBSTANTIALLY AFFECT OUR OPERATING PERFORMANCE.

         All of our recently concluded acquisitions involving synthetic chemicals and magnesium byproducts and imminent expansion into logistics management, commodity wholesaling and toy distribution will face intensive competition in all phases, which are likely to substantially impact our ability to compete effectively with other business entities, whether based in China or in other locations. We will also face intense competition relating to the acquisition of other targeted businesses from other entities which are also seeking acquisitions based on the expansion of business opportunities in China. Accordingly, acquisitions and new business expansion may become highly costly and affect our operating performance. As a young company with limited operating history and financial resources, we will have great difficulty competing with larger organizations, as well as the substantial number of new companies being formed to engage in similar areas of activities as China Direct is currently involved or may become involved in the future.

CHANG MAGNESIUM'S MANAGEMENT PRESENTLY HAS OPERATIONS WHICH COULD CONFLICT WITH OUR OPERATIONS AS THEY RELATE TO MAGNESIUM BYPRODUCTS.

         Mr. Yuwei Huang, an executive of our majority owned subsidiary, Chang Magnesium, and certain of his affiliated companies at present will retain several operating companies. These companies will have similar operations relating to the processing, manufacturing, distribution and exporting of magnesium products, notwithstanding those primary operations will be conducted by Chang Magnesium, as to which our company has a 51% interest. An affiliated company of Mr. Huang maintains the remaining 49% interest. The newly constructed magnesium plant is owned solely by Chang Magnesium and is expected to be the critical facility for the manufacture of magnesium byproducts. The operations of the affiliated entities of Mr. Huang are expected to be phased out by no later than the end of 2008, but until that time, potential conflicts of interest could occur with Mr. Huang's affiliated entities.

OUR INDUSTRY IS HEAVILY REGULATED AND WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE WITH ALL SUCH REGULATIONS AND WE MAY BE REQUIRED TO INCUR SUBSTANTIAL COSTS IN COMPLYING WITH SUCH REGULATION.

         We are subject to extensive regulation by China's Mining Ministry, and by other provincial, county and local authorities in jurisdictions in which our products are processed or sold, regarding the processing, storage, and distribution of our product. Our processing facilities are subject to periodic inspection by national, province, county and local authorities. We may not be able to comply with current laws and regulations, or any future laws and regulations. To the extent that new regulations are adopted, we will be required to conform our activities in order to comply with such regulations. We may be required to incur substantial costs in order to comply. Our failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions which could have a material and adverse effect on our business operations and finances. Changes in applicable laws and regulations may also have a negative impact on our sales.

                    RISKS RELATED TO DOING BUSINESS IN CHINA

A SUBSTANTIAL PORTION OF OUR ASSETS AND OPERATIONS ARE LOCATED IN THE PRC AND ARE SUBJECT TO CHANGES RESULTING FROM THE POLITICAL AND ECONOMIC POLICIES OF THE CHINESE GOVERNMENT.

         Our business operations could be restricted by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

         Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH OUR CHINESE SUBSIDIARIES MUST CONDUCT OUR BUSINESS ACTIVITIES.

         The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese subsidiaries.

FUTURE INFLATION IN CHINA MAY INHIBIT ECONOMIC ACTIVITY IN CHINA.

         In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past 10 years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any actions by the PRC government to regulate growth and contain inflation could have the effect of limiting our ability to grow our revenues in future periods.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD INTERRUPT OUR OPERATIONS.

         A renewed outbreak of SARS or another widespread public health problem in China could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

         o quarantines or closures of some of our offices which would severely disrupt our operations,

         o  the sickness or death of our key officers and employees, or

         o  a general slowdown in the Chinese economy.

         Any of the foregoing events or other unforeseen consequences of public health problems could result in a loss of revenues in future periods and could impact our ability to conduct the operations of our Chinese subsidiaries as they are presently conducted. If we were unable to continue the operations of our Chinese subsidiaries as they are now conducted, our revenues in future periods would decline and our ability to continue as a going concern could be in jeopardy. If we were unable to continue as a going concern, you could lose your entire investment in our company.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

         Because a substantial portion of revenues in future periods will be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

WE MAY BE UNABLE TO ENFORCE OUR RIGHTS DUE TO POLICIES REGARDING THE REGULATION OF FOREIGN INVESTMENTS IN CHINA.

         The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our stated business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be limited which could result in a loss of revenue in future periods which could impact our ability to continue as a going concern.

RECENT PRC REGULATIONS RELATING TO ACQUISITIONS OF PRC COMPANIES BY FOREIGN ENTITIES MAY CREATE REGULATORY UNCERTAINTIES THAT COULD RESTRICT OR LIMIT OUR ABILITY TO OPERATE, INCLUDING OUR ABILITY TO PAY DIVIDENDS.

         The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities for equity interests or assets of the foreign entities.

         In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April 2005 notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January 2005 notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April 2005 notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on our PRC resident shareholders and our subsidiaries. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

         In addition, on August 8, 2006, the Ministry of Commerce ("MOFCOM"), joined by the State-Owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE, amended and released the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises, new foreign-investment rules which took effect September 8, 2006, superseding much, but not all, of the guidance in the prior SAFE circulars.

These new rules significantly revise China's regulatory framework governing onshore-offshore restructurings and how foreign investors can acquire domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

         These new rules may significantly affect the means by which offshore-onshore restructurings are undertaken in China in connection with offshore private equity and venture capital financings, mergers and acquisitions. It is expected that such transactional activity in China in the near future will require significant case-by-case guidance from MOFCOM and other government authorities as appropriate. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure its domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

         It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the SAFE notices and new rules. Our business operations or future strategy could be adversely affected by the SAFE notices and the new rules. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

         Upon completion of our acquisition of Lang Chemical, we became subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN THE PRC.

         PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

                        RISKS RELATED TO OUR COMMON STOCK

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Although we have adopted a Code of Ethics, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKEOVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

         Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of Delaware law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

         In addition, our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion or voting rights that could adversely affect the voting power or other rights of our common stockholders.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will offer all of the shares for sale. Further because it is possible that a significant number of shares of our common stock could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price for our common stock.

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTCBB, BUT TRADING IN OUR STOCK IS LIMITED. BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY EFFECT ITS LIQUIDITY.

         The market for our common stock is extremely limited and there are no assurances an active market for our common stock will ever develop. Accordingly, purchasers of our common stock cannot be assured any liquidity in their investment. In addition, if the trading price of our common stock should be less than $5.00 per share, our common stock will be considered a "penny stock", and trading in our common stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors". Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Since September 19, 2006 our common stock has been quoted on the OTCBB under the symbol CHND. The trading symbol of our common stock was changed in connection with the transaction with China Direct Consulting as described elsewhere herein. Prior thereto, our common stock was quoted on the OTCBB under the symbol "EVLO". The reported high and low sales prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions. All share price information contained in this table gives effect to the one for 100 (1:100) reverse stock split of our common stock effective June 28, 2006.

                                                        High               Low
                                                        ----               ---
Fiscal 2004

January 1, 2004 through March 31, 2004                 $ 2.00             $ 1.60
April 1, 2004 through June 30, 2004                    $ 5.00             $ 1.56
July 1, 2004 through September 30, 2004                $ 2.00             $ 1.48
October 1, 2004 through December 31, 2004              $ 7.80             $ 1.75

Fiscal 2005

January 1, 2005 through March 31, 2005                 $ 5.30             $ 8.50
April 1, 2005 through June 30, 2005                    $ 7.00             $ 6.60
July 1, 2005 through September 30, 2005                $24.00             $12.00
October 1, 2005 through December 31, 2005              $13.00             $ 3.80

Fiscal 2006

January 1, 2006 through March 31, 2006                 $ 4.00             $ 2.60
April 1, 2006 through June 30, 2006                    $ 9.00             $ 2.25
July 1, 2006 through September 30, 2006                $ 5.50             $ 2.50

         On December 28, 2006, the last sale price of our common stock as reported on the OTCBB was $5.75. As of December 28, 2006, there were approximately 895 record owners of our common stock.

DIVIDEND POLICY

         We have never paid cash dividends on our common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our Evolve One, Inc. Stock Option Plan and any compensation plans not previously approved by our stockholders as of December 31, 2005.

                                                                     Number of
                                                                     securities
                                                                     remaining
                                                                   available for
                                        Number of                      future
                                        securities    Weighted        issuance
                                          to be        average      under equity
                                       issued upon    exercise      compensation
                                       exercise of    price of         plans
                                       outstanding   outstanding     (excluding
                                         options,     options,       securities
                                         warrants     warrants      reflected in
                                        and rights   and rights     column (a))
                                           (a)           (b)            (c)
                                       -----------   -----------   -------------
Plan category

  Plans approved by our stockholders:     28,960       $ 52.60         49,520
  Plans not approved by stockholders:    811,250       $ 27.90        738,750

         Subsequent to December 31, 2005 our Board of Directors has adopted our 2006 Equity Compensation Plan and our 2006 Stock Compensation Plan. Please see "Management - Stock Option Plans" appearing later in this prospectus.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2006. This table gives no effect to our acquisition of Lang Chemical or Chang Magnesium, or the sales of the securities by us subsequent to September 30, 2006, each as described later in this prospectus. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                              September 30, 2006
                                                                  (unaudited)
                                                              ------------------

Long term liabilities: .....................................      $         0
Preferred Stock; $0.0001 par value, none issued.............                -
Common stock, $0.0001 par value, 1,000,000,000 shares
 authorized, 10,997,183 issued and outstanding .............           10,997
Additional paid-in capital .................................        1,581,444
Accumulated comprehensive income ...........................          505,456
Retained earnings ..........................................           55,697
                                                                  -----------
      Total stockholders' equity ...........................      $ 2,153,594
Total capitalization .......................................      $ 2,153,594

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         On August 16, 2006 we acquired 100% of the issued and outstanding stock of China Direct Consulting in exchange for 10,000,000 shares of our common stock which, at closing, represented approximately 95% of our issued and outstanding shares of our common stock. Prior to the transaction we were a shell company. As a result of the reverse merger transaction, China Direct Consulting became a wholly owned subsidiary of our company. For financial accounting purposes, the transaction in which we acquired China Direct Consulting was treated as a recapitalization of our company with the former stockholders of our company retaining approximately 5% of the outstanding stock of our company. As such, our financial statements have been prepared as if China Direct Consulting was the acquiror. As a result of the transaction, the business of China Direct Consulting became the business of our company.

         China Direct Consulting was organized in January 2005 and provides specialized business consulting services exclusively to Chinese companies seeking access to the U.S. capital markets. It enters into agreements with clients which provide services for a fixed consulting fee. The amount of the consulting fee varies based upon the scope of the services to be rendered. Historically, a significant portion of its fees have been paid in shares of its client's securities which are valued at fair market value for the purposes of our revenue recognition. Depending upon the particular client, China Direct Consulting may receive either unregistered shares with registration rights or a client may issue shares directly to one of our executive officers. The policy of China Direct Consulting is to sell securities it receives as compensation in anticipation of short term market movements and not to hold these securities as investments.

         Based upon both the experiences of its management during its first year of operation as well as the professional experience of its principals, during the second quarter of fiscal 2006 we expanded the scope of our company through the establishment of an additional operating division known as CDI China. The primary focus of our operations is CDI China.

         Our business model for CDI China envisions the acquisition of a majority interest in Chinese entities. The consideration for the acquisitions will be directly related to the shareholder equity of the acquisition target. The consideration can be in the form of cash, shares of our restricted common stock, or a combination thereof. We would then utilize resources available to us by virtue of our public company status to provide the necessary working capital to our subsidiary to enable it to grow its business and operations. Since the closing of the reverse merger in August 2006, CDI China has completed the acquisition of two companies. In October 2006 it acquired a 51% interest in Lang Chemical and in December 2006 we acquired a 51% interest in Chang Magnesium. Both Lang Chemical and Chang Magnesium are located in the PRC.

         We will begin reporting revenues in the fourth quarter of fiscal 2006 from both of these acquisitions. While China Direct Consulting's revenues for fiscal 2005 and the nine months ended September 30, 2006 were $1,538,428 and $483,407, respectively, both the source of and amount of our revenues in future periods have changed dramatically as a result of these acquisitions.

         Lang Chemical specializes in the sale and distribution of industrial grade synthetic chemicals. It generates revenues through a commission ranging from 3% to 5% of the sale, with the amount of commission varying depending on the product sold. Lang Chemical reported revenues of $31,737,463 and a net loss of $63,252 for the fiscal year ended December 31, 2005. Chang Magnesium was formed in March 2006 to operate a newly constructed magnesium plant that will process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs.

In June 2006 Chang Magnesium acquired 100% of Changxin Trading. Changxin Trading, which was formed in November 2003, is an exporter of magnesium products. Chang Magnesium reported revenues of $23,622,221 for the fiscal year ended December 31, 2005 and net income of $516,433. Our results of operations for fiscal 2006 will include revenues of both Lang Chemical and Chang Magnesium from the respective dates of acquisition. Our balance sheet at December 31, 2006 will reflect the assets of those companies, as well as our other operations.

         In addition, in November 2006 we closed the sale of securities in a private transaction which resulted in gross proceeds to us of $4,570,000. We are using the proceeds from this offering to grow both CDI Consulting as well as CDI China. These proceeds were used to acquire a majority interest in Lang Chemical and Chang Magnesium, to provide working capital to these newly acquired subsidiaries, as well as to create new business opportunities for our company through the formation of new business ventures in China. In November 2006 we formed CDI Shanghai Management as a wholly owned subsidiary of CDI China. CDI Shanghai Management will serve as the management company for our PRC-based subsidiaries, providing operational support and infrastructure. CDI Shanghai Management expects to commence operations in January 2007. In October 2006 we formed Luma Logistic as a majority owned subsidiary of CDI China. CDI China holds a 60% interest in Luma Logistic. Luma Logistic is expected to venture into two separate businesses; logistics management and commodity wholesaling. As a logistics management firm, Luma Logistic intends to serve as a consolidator and shipment manager for various manufacturers. Luma Logistic desires to manage the logistics for the shipment of goods and merchandise to the Port of Shanghai. Luma Logistic will seek to provide its services to small manufacturers. As a commodity wholesaler, Luma Logistic intends to engage in the commodity wholesale business. Luma Logistic will initially focus its business model on the distribution of precious metals, petrol chemicals, and other sought after metal products. Luma Logistic expects to commence operations in March 2007. In November 2006 we formed a new entity, Big Tree. CDI China holds a 60% interest in Big Tree, and Ms. Guihong Zheng, vice president of Big Tree, holds a 40% interest. Big Tree intends to enter into the toy and entertainment industry within China. Initially Big Tree intends to be a reseller and distributor of toys and related entertainment products within China. Big Tree will attempt to focus its efforts towards smaller manufacturers who lack a proprietary sales or distribution network. Big Tree expects to commence operations in April 2007.

         The financial statements appearing elsewhere in this prospectus include proforma financial statements (unaudited) which we have prepared giving effect to the transactions with China Direct Consulting as if it had occurred on December 31, 2005 and for the year the ended December 31, 2005, as well as the transactions with Lang Chemical and Chang Magnesium, as if those transactions had occurred on December 31, 2005 and for the year then ended as well as at September 30, 2006 and for the nine month period then ended. We have included these proforma financial statements for informational purposes only to demonstrate the significant impact on our financial condition and results of operations those transactions have had on our company.

         During fiscal 2007 and beyond we will face a number of challenges in growing our business, including integrating the operations of Lang Chemical and Chang Magnesium and developing the operations of our newly formed subsidiaries. We will need to raise additional working capital to provide funds for our subsidiaries to enable each to grow its business and operations. During fiscal 2007 we will also work with the management of the recent acquisitions to identify strategies to maximize the potential of the acquisition companies. These strategies may take the form of an investment for a new factory, increase in manufacturing capacity, upgrading of existing facilities, marketing, hiring and training of additional workforce personnel, or acquiring assets complimentary to these companies. As a result of the rapid growth of our company since the second quarter of fiscal 2006, we also face challenges related to hiring and training the necessary personnel to manage these operations.

CRITICAL ACCOUNTING POLICIES

         A summary of significant accounting policies is included in Note 2 to the accompanying financial statements appearing later in this prospectus. We believe that the application of these policies on a consistent basis enables our company to provide useful and reliable financial information about the company's operating results and financial condition. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

         We account for stock options issued to employees in accordance with the provisions of SFAS No. 123(R), "Share-Based Payment". In December 2004, the FASB issued SFAS No. 123(R) which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share based compensation arrangements based on the grant date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or "SAB107". SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS123. Effective January 1, 2006, we fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. We apply this statement prospectively. The valuation of such share based payments requires significant judgment. We exercise our judgment in determining the various assumptions associated with the associated share based payments as well as the expected volatility related to their fair value. We base our estimate of the share based payments on our interpretation of the underlying agreements and historical volatility of our stock price.

         We account for our investment in equity securities pursuant to Statement of Financial Accounting Standards ("SFAS") No.115. This standard requires such investments in equity securities that have readily determinable fair values be measured at fair value in the balance sheet and that unrealized holding gains and losses for investments in available for sale equity securities and investments in trading equity securities be recorded as a component of stockholders' equity and statement of operations, respectively. Furthermore, it provides that if factors lead us to determine that the fair value of certain financial instruments is impaired, that we should adjust the carrying value of such investments to its fair value.

REVENUE RECOGNITION

         China Direct Consulting generally provides its services pursuant to written agreements which may vary in duration. Revenues are recognized over the terms of the agreements. Its revenues are derived from a certain predetermined fixed fee for the services it provides to our clients. The consulting fees will vary based on the scope of the services to be provided.

         A significant portion of the services China Direct Consulting provides are paid in shares and other equity instruments issued by our clients. These instruments are classified as marketable securities on our balance sheet, if still held at the financial reporting date. These instruments are stated at fair value in accordance with the provision of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No.115) and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services". Primarily all of the equity instruments are received from small public companies.

         Lang Chemical follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, it records revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

         Chang Magnesium follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, Chang Magnesium records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that entities recognize the impact of a tax position in their financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. We are still assessing the impact the adoption of FIN 48 will have on our financial statements.

RESULTS OF OPERATIONS

         For the nine months ended September 30, 2006 and the period from inception (January 18, 2005) to December 31, 2005 all of our revenues were derived from consulting services rendered by China Direct Consulting. The consulting fees due under the contracts with our consulting clients are amortized over the term of the agreement. Our balance sheet at September 30, 2006 appearing elsewhere herein reflects both deferred revenues short term, which will be recognized by us during the next 12 months, and deferred revenues
- long term which will be recognized beyond the 12 month period. In instances where the securities accepted for payment are issued directly to one of our executive officers, we recognize the revenue represented by those securities consistent with our revenue recognition policy and the net value of those securities, after deduction of any costs of those revenues, are then deemed compensation paid to the particular executive officer.

         Our cost of revenues include direct costs we incur in rendering the services to our client companies, which include marketing, legal and accounting fees directly related to the particular client. In addition, we may engage certain third party consultants to assist us in providing the contracted services to our client company and the costs of those third party consultants are included in our cost of revenues. Our arrangements with our consulting clients generally provide that our fee will cover the costs of various professional resources including but not limited to attorneys, accounting personnel and auditors providing services on behalf of the client company. As these professionals generally will not provide services on a fixed fee basis, and the scope of the services necessary for a particular client company can vary from project to project, our cost of revenues can ultimately be significantly higher than initially projected which can adversely impact our gross profit margins.

         While it is not our policy to hold securities we accept as payment for services as long term investments, we are not always able to immediately liquidate such securities as a result of either market conditions or restrictions on resale imposed by Federal securities laws. These unsold securities comprise substantially all of our assets. Our balance sheet reflects investment in trading securities, which are securities which are freely saleable by us, and investments in marketable securities held for sale related party, which represent securities which are not freely saleable under Federal securities laws. Realized gains or losses on securities are recognized at the time the securities are sold. Unrealized gains or losses on trading securities are recognized on a monthly basis in our statement of operations based upon the changes in the fair market value of the securities. Unrealized gains or losses on investment in marketable securities held for sale are recognized as a component of comprehensive income on a monthly basis based on changes in the fair market value of the securities. These changes in valuations of the securities can have the effect of significantly increasing our net income and comprehensive income. If the price of the securities increases from the original value assigned to it at the time the related revenue was recognized and conversely, if the price were to decline, such decreases could negatively impact our net income and comprehensive income.

NINE MONTHS ENDED SEPTEMBER 30, 2006 AS COMPARED TO THE PERIOD FROM INCEPTION (JANUARY 18, 2005) TO THE PERIOD ENDED SEPTEMBER 30, 2005 (THE "2005 PERIOD")

                                                               Period from
                                                                inception
                                                           (January 18, 2005)
                                       Nine Months Ended            to
                                       September 30, 2006   September 30,2005                  % Change
                                       ------------------   -----------------    $ Change     2006 v 2005
                                          (unaudited)          (unaudited)      2006 v 2005      (+/-)
                                       ------------------   -----------------   -----------   -----------
Revenues ............................      $  338,407           $ 330,850       $     7,557        +2%
Revenues-related party ..............         145,000             534,000          (389,000)      -73%
                                           ----------           ---------
       Total Revenue ................         483,407             864,850          (381,443)      -44%

Cost of revenues ....................         347,707              48,344           299,363      +619%
                                           ----------           ---------
Gross profit ........................         135,700             816,506          (680,806)        NM

Operating expenses:
Selling, general and administrative
 expenses-related parties ...........          16,894             132,949          (116,055)      -87%
Selling, general and administrative .       1,092,279             410,852           681,427      +166%
                                           ----------           ---------
       Total operating expenses .....       1,109,173             543,801           565,372      +104%

Operating (loss) income .............        (973,473)            272,705        (1,246,178)     -456%

Other income (expense):
Registration rights penalty .........         (13,013)                  -            13,013       100%
Interest Income .....................             205                   -               205         NM
Unrealized gain on trading securities         234,148             162,350            71,798       +44%
Realized gain on sale of trading
 securities .........................         118,560                   -           118,560      +100%
                                           ----------           ---------
       Total other income ...........         339,900             162,350           177,550         NM

                                       ------------------------------------------------------------------
Net (loss) income before income tax .        (633,573)            435,055        (1,068,628)     +243%

Income tax benefit (expense) ........         245,742            (172,282)          418,024         NM
                                           ----------           ---------

Net (loss) income ...................      $ (387,831)          $ 262,773       $  (650,604)     +248%

Unrealized gain on marketable
 securities held for sale, net of
 income tax .........................         442,853             211,400          231,4538      +109%
                                           ----------           ---------
Comprehensive income ................      $   55,022           $ 474,173       $  (419,151)      -88%

NM = not meaningful

REVENUES

         Our revenues for the nine months ended September 30, 2006 were $483,407 as compared to revenues of $864,850 for the period from inception (January 18, 2005) to September 30, 2005 (the "2005 Period"), a decrease of $381,443 or approximately 44.1%. All of our revenues for the nine months ended September 30, 2006 and the 2005 Period are derived from consulting services rendered by China Direct Investments. This decrease in our revenues is primarily attributable to consulting agreements with longer terms for which consulting fees are recognized over an extended 36 month period. This 36 month contract term is longer when compared to previous agreements from the 2005 Period with a 12 month term. As such for the nine months ended September 30, 2006 we will amortize the consulting fees associated with the contract over an extended 36 month period. At September 30, 2006 we had deferred revenue short term of $366,300 which will be recognized over the following 12 months, and deferred revenue long term of $457,875 which will be recognized in periods following the period ended September 30, 2007.

         Revenues from Dragon Capital Group Corp., a related company, represented approximately 30% and approximately 61.7% of our total revenues for the nine months ended September 30, 2006 and the 2005 Period respectively. Lisheng Wang, the CEO and Chairman of Dragon Capital Group Corp. is the brother of our CEO and Chairman, James Wang.

         Included in our revenues of $483,407 for the nine months ended September 30, 2006 are cash revenues of $145,000 and revenues attributable to the value of securities we received as compensation for our services of $338,407. For the 2005 Period, we received cash revenues of $91,250 and revenues attributable to the value of securities we received as compensation for our services of $773,600.

         While we continue to proactively market our consulting services, unless we secure additional working capital to fund the hiring of additional employees and the expansion of our infrastructure in order to permit us to expand our client base it is unlikely that we will accept engagements from additional consulting clients, thereby limiting our ability to generate revenues from China Direct Consulting in future periods. As described earlier in this section, in October 2006 we closed the acquisition of a majority interest of Shanghai Lang Chemical Company, Limited. Our revenues for the fourth quarter of fiscal 2006 will include revenues from this subsidiary from the period of acquisition through the end of the fiscal period. As Lang Chemical reported net revenues of $31,737,463 for fiscal 2005, we anticipate that our revenues during the fourth quarter of fiscal 2006 and beyond will increase substantially as a result of this acquisition.

         As described earlier in this section, in December 2006 we also closed the acquisition of a majority interest of Chang Magnesium Company, Limited. Our revenues for the fourth quarter of fiscal 2006 will include revenues from this subsidiary from the period of acquisition through the end of the fiscal period. As Chang Magnesium reported net revenues of $23,622,221 for fiscal 2005, we anticipate that our revenues during the fourth quarter of fiscal 2006 and beyond will increase substantially as a result of this acquisition.

COST OF REVENUES AND GROSS PROFIT

         Our costs of revenues for the nine months ended September 30, 2006 was $347,707, or approximately 71.9% of revenues, as compared to $48,344, or approximately 5.6% of revenues, for the 2005 Period. As a result of this significant increase in cost of revenues as a percentage of sales, our gross profit margin declined to approximately 28.1% for the nine months ended September 30, 2006 from approximately 94.4% for the 2005 Period. Our costs of revenues for the nine months ended September 30, 2006 primarily included costs associated with marketing expenses, legal fees, accounting fees and third party consultants, while our costs of revenues for the 2005 Period primarily included solely legal fees. As the scope of services as contracted with our consulting clients may vary, we may incur additional costs of revenues in future periods related to existing contracts. We are unable to estimate the amount of such expenses. These costs of revenues for China Direct Consulting in future periods will be expensed as incurred and, accordingly, while the revenues from existing contracts will be recognized over the term of the agreement, the gross profit margin on revenues from these deferred revenues can vary from period to period.

         Lang Chemical's cost of revenues was approximately 98% of revenues for fiscal 2005 which is consistent with its historical operations. Therefore, while we anticipate that our revenues will increase substantially for the fourth quarter of fiscal 2006 and beyond as a result of our acquisition of Lang Chemical, our cost of revenue will likewise substantially increase and Lang Chemical's operations do not generally result in high gross margins. Furthermore, we anticipate that our revenues will increase substantially in the fourth quarter of fiscal 2006 and beyond as a result of our acquisition of Chang Magnesium. Our cost of revenues will likely substantially increase as a result of our acquisition of Chang Magnesium. Chang Magnesium's cost of revenues was approximately 94% of revenues for fiscal 2005 which is consistent with its historical operations. Chang Magnesium's operations do not generally result in high gross margins.

TOTAL OPERATING EXPENSES

         Our total operating expenses for the nine months ended September 30, 2006 was $1,109,173 as compared to total operating expenses of $543,801 for the 2005 Period, an increase of $565,372, or approximately 104%. Our operating expenses generally consist of selling, general and administrative expenses (SG&A) including officers' and employees' compensation, professional fees, including but not limited to legal, accounting, and third party consultants, and travel expenses. The $565,372 increase in total SG&A for the nine months ended September 30, 2006 as compared to the 2005 Period is primarily attributable to compensation expenses of $403,405 related to the value of stock options granted to our executive officers under the terms of employment agreements during the nine months ended September 30, 2006 for which we did not have a comparable expense during the 2005 Period.

         Included in SG&A are expenses paid to related parties. For the nine months ended September 30, 2006 our SG&A related parties represents rent expense of approximately $17,000 on our principal executive offices. SG&A related parties for the 2005 Period included rent expense of approximately $16,000 together with approximately $117,000 of expenses paid to CIIC Investment Banking Services (Shanghai) Company, Limited, a related party. This amount represented the value of 900,000 shares of common stock we received from, Linkwell Corp., a client company for our services which we assigned to CIIC Investment Banking Services (Shanghai) Company, Limited as compensation for services rendered by it to us in connection with that engagement. CIIC Investment Banking Services (Shanghai) Company Limited is an affiliate of our company. Mr. Marc Siegel, our President, is also the Chairman of the Board and a 20% owner and Dr. James Wang, our CEO, is a director. In December 2006, CIIC Investment Banking Services (Shanghai) Company Limited ceased operations.

         We anticipate that our operating expenses will continue to increase in future periods as we expand our operations and implement our business model. Included in these anticipated increases are salaries and benefits for additional employees, increased marketing and advertising expenses as well as increased professional fees. We also expect a significant increase in operating expenses as a result of the acquisitions of Lang Chemical and Chang Magnesium as well as the formation of new entities, CDI Shanghai Management Co. Ltd., a wholly owned subsidiary of CDI China, Inc. in November, 2006, Luma Logistic (Shanhai) Co. Ltd., a majority owned subsidiary of CDI China, Inc. in October, 2006, and Big Tree Group Corp., a majority owned subsidiary of CDI China, Inc. in November 2006. For fiscal 2005 Lang Chemical reported total operating expenses of $582,465 and Chang Magnesium reported total operating expenses of $517,647.

OTHER INCOME (EXPENSE)

         Our total other income for the nine months ended September 30, 2006 was $339,900, as compared to $162,350 for the 2005 Period, an increase of $177,550 or approximately 52%. The increase is primarily the result of an unrealized gain on trading securities of $234,148 for the nine months ended September 30, 2006 as compared to $162,350 for the 2005 Period and a realized gain on sale of trading securities of $118,560 for the nine months ending September 30, 2006 for which there was no comparable transaction in the 2005 Period. As described elsewhere herein, the gain or loss is a result of fluctuations in the market price of the underlying security and these non cash gains or losses can have a significant impact on our results of operations. Included in our Other income (expense) for the nine months ended September 30, 2006 are $13,013 of liquidation penalties. On September 12, 2006, we completed the sale of an initial $937,500 worth of units of securities consisting of 468,750 shares of Common Stock, Class A Common Stock Purchase Warrants to purchase 703,125 shares of common stock and Class B Common Stock Purchase Warrants to purchase 703,125 shares of common stock. Under the terms of the subscription agreement we agreed to pay liquidated damages of an amount equal to two percent (2%) for each thirty
(30) days but not to exceed in the aggregate twenty percent (20%) of the aggregate purchase price. The liquidated damages will be due if a registration statement is not filed on or before the filing date, December 31, 2006, or if a registration statement is not declared effective on or before the effective date, May 1, 2006. We filed a registration statement on December 29, 2006, satisfying the first condition. The maximum penalty to be imposed is 20% or $187,500 (20% of $937,500). We estimated the likelihood of such an event to be approximately 10%; therefore the calculated amount of the actual risk is $18,700. Furthermore we calculated the present value of the calculated risk of $18,700 to be $13,013.

INCOME TAX BENEFIT (EXPENSE)

         For the nine months ended September 30, 2006 we recorded an income tax benefit of $245,742 as compared to an income tax expense of $172,282 for the 2005 Period, an increase of $418,024. As we report profitable operations we are required to record income tax expenses on those operations. However, as the majority of our revenues are paid to us in securities, some of which are restricted from sale at the time received, our revenue model creates a risk that we will not have sufficient cash resources to satisfy our tax obligations as they become due. At September 30, 2006 our balance sheet reflects a deferred income tax liability for income tax of $323,733 which will be due on deferred revenues when recognized. The recognition of these revenues, however, will not provide offsetting cash to us for the payment of these taxes.

NET (LOSS) INCOME

         For the nine months ended September 30, 2006 we reported a net loss of $387,831 as compared to net income of $262,773 for the 2005 Period. This net loss for the nine months ended September 30, 2006 is primarily attributable to reduced revenues as under the terms of our current consulting agreements we are amortizing our revenues over an extended period of 36 month period as compared to 12 month period during the 2005 Period.

UNREALIZED GAIN ON MARKETABLE SECURITIES HELD FOR SALE, NET OF INCOME TAX

         As described elsewhere herein, if we are unable to liquidate securities received as compensation for our services these securities are classified on our balance sheet as marketable securities held for sale. The unrealized gain on marketable securities held for sale, net of income tax, represents the change in the fair value of these securities as of the end of the financial reporting period. For the nine months ended September 30, 2006 we recognized an unrealized gain of $442,853 on marketable securities held for sale, net of income tax, as compared to an unrealized gain of $211,400 for 2005 Period, an increase of $231,453. At September 30, 2006 and the 2005 Period the marketable securities held for sale are securities of Dragon Capital Group Corp., one of our client companies, which is a related party and represents securities we received as compensation for our services.

COMPREHENSIVE INCOME

         We reported comprehensive income of $55,022 for the nine months ended September 30, 2006 as compared to $474,173 for the 2005 Period. Comprehensive income is the sum of our net income plus unrealized gains on marketable securities held for sale, net of income tax. As mentioned earlier we reported a net loss of $387,831, this together with the unrealized gain of $442,853 as described above amounts to $55,022 of comprehensive income.

PERIOD OF INCEPTION (JANUARY 18, 2005) TO DECEMBER 31, 2005 ("FISCAL 2005")

Revenues ......................................................    $    689,428
Revenues-related party ........................................         849,000
                                                                   ------------
                                                                      1,538,428

Cost of revenues ..............................................         109,522
                                                                   ------------

Gross profit ..................................................       1,428,906

Operating expenses:
  Selling, general and administrative-related parties .........         141,188
  Selling, general and administrative .........................         557,283
                                                                   ------------

     Total operating expenses .................................         698,471
                                                                   ------------

     Operating income .........................................         730,435

Other income (expense):
  Unrealized gain on trading securities .......................          28,650
  Realized gain on sale of trading securities .................           6,176
                                                                   ------------

Net income before income tax ..................................         765,261

Income tax expense ............................................        (304,428)
                                                                   ------------

Net income ....................................................    $    460,833
                                                                   ============

Unrealized gain on marketable securities held for sale,
 net of income tax ............................................          45,300
                                                                   ------------

Comprehensive income ..........................................    $    506,133
                                                                   ============

Basic earnings per common share ...............................    $       0.05
                                                                   ============

Diluted earnings per common share .............................    $       0.04
                                                                   ============

Basic weighted average common shares outstanding ..............      10,000,000
                                                                   ============

Diluted weighted average common shares outstanding ............      10,874,521
                                                                   ============

REVENUES

         Our revenues for the period from January 2005 (inception) to December 31, 2005 were $1,538,428. All of our revenues for the year ended 2005 were derived from consulting services rendered by China Direct Consulting. The revenues are primarily attributable to consulting services we provided to our clients.

         Revenues from Dragon Capital Group Corp., a related company, represented approximately 55% of our total revenues for the year ended December 31, 2005. Lisheng (Lawrence) Wang, the CEO and Chairman of Dragon Capital Group Corp. is the brother of James Wang, the CEO and Chairman of China Direct, Inc.

         Included in our revenues of $1,538,428 for the year ended December 31, 2005 are cash revenues of $236,250 and revenues attributable to the value of securities we received as compensation for our services of $1,302,178.

         While we continue to proactively market our consulting services, unless we secure additional working capital to fund the hiring of additional employees and the expansion of our infrastructure in order to permit us to expand our client base it is unlikely that we will accept engagements from additional consulting clients, thereby limiting our ability to generate revenues from China Direct Consulting in future periods.

COST OF REVENUES AND GROSS PROFIT

         Our costs of revenues for the year ended December 31, 2005 was $109,522, or approximately 7.1% of revenues. Our costs of revenues for the year ended December 31, 2005 primarily included solely legal fees. As the scope of services as contracted with our consulting clients may vary, we may incur additional costs of revenues in future periods related to existing contracts. We are unable to estimate the amount of such expenses.

TOTAL OPERATING EXPENSES

         Our total operating expenses for the year ended December 31, 2005 was $698,471. Our operating expenses generally consist of selling, general and administrative expenses (SG&A) including officers' and employees' compensation, professional fees, including but not limited to legal, accounting, and third party consultants, and travel expenses.

         Included in SG&A are expenses paid to related parties. For the year ended December 31, 2005 our SG&A related parties represents rent expense of approximately $24,000 on our principal executive offices together with approximately $117,000 of expenses paid to CIIC Investment Banking Services (Shanghai) Company, Limited, a related party. This amount represented the value of 900,000 shares of common stock we received from Linkwell Corp. a client company for our services which we assigned to CIIC Investment Banking Services (Shanghai) Company, Limited as compensation for services rendered by it to us in connection with that engagement.

         We anticipate that our operating expenses will continue to increase in future periods as we expand our operations and implement our business model. Included in these anticipated increases are salaries and benefits for additional employees, increased marketing and advertising expenses as well as increased professional fees.

OTHER INCOME

         Our total other income for the year ended December 31, 2005 was $34,826. The other income is primarily the result of an unrealized gain on trading securities of $28,650 for the year ended December 31, 2005 and a realized gain on the sale of trading securities of $6,176. As described elsewhere herein, the gain or loss is a result of fluctuations in the market price of the underlying security and these non cash gains or losses can have a significant impact on our results of operations.

INCOME TAX EXPENSE

         For the year ended December 31, 2005 we recorded an income tax expense of $304,428. As we report profitable operations we are required to record income tax expenses on those operations. However, as the majority of our revenues are paid to us in securities, some of which are restricted from sale at the time received, our revenue model creates a risk that we will not have sufficient cash resources to satisfy our tax obligations as they become due. At December 31, 2005 our balance sheet reflects a deferred income tax liability for income tax of $41,045.

NET INCOME

         For the year ended December 31, 2005 we reported net income of $460,833.

UNREALIZED GAIN ON MARKETABLE SECURITIES HELD FOR SALE, NET OF INCOME TAX

         As described elsewhere herein, if we are unable to liquidate securities received as compensation for our services these securities are classified on our balance sheet as marketable securities held for sale. The unrealized gain on marketable securities held for sale, net of income tax, represents the change in the fair value of these securities as of the end of the financial reporting period. For the year ended December 31, 2005 we recognized an unrealized gain of $45,300 on marketable securities held for sale, net of income tax. At December 31, 2005, the marketable securities held for sale are securities of Dragon Capital Group Corp., one of our client companies which is a related party and represents securities we received as compensation for our services.

COMPREHENSIVE INCOME

         We reported comprehensive income of $506,133 for the year ended December 31, 2005. Comprehensive income is the sum of our net income plus unrealized gains on marketable securities held for sale, net of income tax. As mentioned earlier we reported net income of $460,833, this together with the unrealized gain of $45,300 as described above amounts to $506,133 of comprehensive income.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At September 30, 2006, we had cash and cash equivalents of approximately $883,500 and working capital of approximately $2,243,154. In addition to cash, our current assets primarily include approximately $256,267 in prepaid executive compensation which represents prepaid bonuses which will be expensed in equal installments over the term of the employment agreement (subject to forfeiture if the agreement is terminated), $528,869 in investment in trading securities and approximately $1,494,600 in investments in marketable securities held for sale related party. Our current liabilities primarily consist of $366,300 of deferred revenues-short term which will be recognized during the next 12 months, $139,441 due on demand to our executive officers for funds advanced to us for working capital and $323,733 of deferred income tax payable. While the value of investment in marketable securities held for sale related party represents substantially all of our current assets, we are not presently able to liquidate securities to generate cash to meet our operating expenses. As these securities were issued to us by a related party which is a non reporting company whose securities are quoted on the Pink Sheets, under Federal securities laws these securities cannot be readily resold by us generally absent of a registration of those securities under the Securities Act of 1933. Dragon Capital Group Corp., the related party, does not intend to register the securities. Accordingly, while under generally accepted accounting principles we are required to reflect the fair value of these securities on our balance sheet, although they are not readily convertible into cash.

         Net cash used in operating activities for the nine months ended September 30, 2006 was $622,038 as compared to net cash used in operating activities of $75,217 for the 2005 Period, an increase of $546,821. Of the total increase from the comparable period in 2005 of $546,821, $387,831 of the increase was included in our net loss for the nine months ended September 30, 2006. The increase is primarily attributable to the following:

         o non cash adjustments of $208,126 to reconcile our net loss to net cash used in operating activities including the value of securities received for our services;

         o an increase of $52,086 in accounts payable and accrued expenses and accrued compensation;

         o the value of securities of $837,200 assigned to employees and consultants as compensation for their services provided to us. This amount of $837,200 reflects 526,700 shares of Sunwin International Neutraceuticals, Inc. assigned to employees of China Direct Investments, Inc. and 310,500 shares of Dragon International Group Corp. assigned to employees of China Direct Investments, Inc.

         o an increase of $576,600 in our prepaid executive compensation; and

         o an increase of $7,659 in deferred tax liabilities from our operating assets and liabilities.

         Net cash provided by investing activities was $281,880 for the nine months ended September 30, 2006 as compared to net cash used by investing activities of $12,423 for the 2005 Period, an increase of $294,303. This increase is primarily attributable to $286,939 we received from the sale of trading securities during the nine months ended September 30, 2006. These securities had been received by us as compensation for our services. This increase was also attributable to the decrease in the purchase of property and equipment of $7,364.

         Net cash provided by financing activities for the nine months ended September 30, 2006 was $1,183,683 as compared to $90,533 for the 2005 Period, an increase of $1,093,150. This increase includes $4,648 advanced to us by our executive officers for working capital, $259,061 of capital contributed by those officers and $919,974 from the net proceeds from issuance of our common stock.

         Under the terms of our acquisition agreement with Lang Chemical we are required to provide that company with an additional $362,500 by June 2007. As well under the terms of our acquisition agreement with Chang Magnesium, we will be required to fund that company with $2,550,000 between the closing date and the end of fiscal 2007. In December 2006 we provided our initial consideration of $1,000,000 to Chang Magnesium. While we have recently sold securities which are providing us with additional working capital, in order to fully pursue the expansion of our business plan, we will be required to raise additional working capital. If we raise additional working capital through the issuance of equity securities, existing stockholders will in all likelihood experience significant dilution. If we raise additional working capital through the issuance of debt, our interest expense will increase and adversely affect our ability to report profitable operations in future periods. Further, we may not be able to obtain additional financing when needed or on terms favorable to us. Because we have no commitment for additional capital, we cannot guarantee that we will be successful in securing such additional funds. If we are unable to generate sufficient cash when and as needed, we would not only be unable to fully implement our business model to expand our operations and acquire additional companies, we could be unable to satisfy our current obligations and operating expenses.

         If we raise additional working capital through the issuance of equity securities, existing stockholders will in all likelihood experience significant dilution. If we raise additional working capital through the issuance of debt, our interest expense will increase and adversely affect our ability to report profitable operations in future periods. In addition, the terms of our recently completed unit offering prohibit us from entering into certain types of financing transactions until the purchasers have liquidated their investments in our company without the purchaser's prior consent as described below. Even if we are able to obtain their consents, we may not be able to obtain additional financing when needed or on terms favorable to us. Because we have no commitment for additional capital, we cannot guarantee that we will be successful in securing such additional funds. If we are unable to generate sufficient cash when and as needed, we would not only be unable to fully implement our business model to expand our operations and acquire additional companies, we could be unable to satisfy our current obligations and operating expenses.

RECENT CAPITAL RAISING TRANSACTION

         Between September and November 2006 we sold 2,285,000 units of our securities to 20 accredited investors in a private transaction resulting in gross proceeds to us of $4,570,000. We issued an aggregate of 2,285,000 shares of common stock, five year Class A common stock purchase warrants to purchase 3,427,500 shares of common stock and five year Class B common stock purchase warrants to purchase 3,427,500 shares of common stock in this offering. The Class A Warrants are exercisable at $4.00 per share and the Class B Warrants are exercisable at $10.00 per share. The other terms of the warrants are discussed in greater detail later in this prospectus under "Description of Securities - Class A and Class B Common Stock Purchase Warrants".

         The first phase of the offering, in which we sold 468,750 units for gross proceeds of $937,500, closed on September 12, 2006. The second closing of the offering was conditioned upon the filing of a Current Report on Form 8-K by us disclosing audited revenues on a consolidated basis of at least $20,000,000 and net income before taxes, depreciation and amortization of not less than $500,000 for the 12-month period ending December 31, 2005. On October 27, 2006 we filed a Current Report on Form 8-K disclosing the closing of its acquisition of a majority interest in Lang Chemical. Accompanying this Current Report on Form 8-K were audited financial statements of Lang Chemical and unaudited consolidated proforma financial statements for our company, giving effect to the transaction, which satisfied the conditions precedent to the second closing. On November 20, 2006 we closed the second phase of the offering resulting in the sale of an additional 1,816,250 units for gross proceeds of $3,632,500. We paid Skyebanc, Inc., a broker-dealer and NASD member firm, a finder's fee of $30,000. We also granted Skyebanc, Inc. five year Class A common stock purchase warrants to purchase 30,000 shares of common stock, and paid legal fees of the purchasers' counsel of $25,000. We also paid a due diligence fee of $192,500 in cash to certain of the investors and issued Class A common stock purchase warrants to purchase an aggregate of 376,875 shares of common stock as an additional due diligence fee. The recipients of the due diligence fee are as set forth below:

                                           Total Due Diligence Fees Paid
                                           -----------------------------
         Recipient                           Cash       Class A Warrants
         ---------                         --------     ----------------

         Alpha Capital Anstalt ........    $ 25,000          18,750
         Osher Capital Partners, LLC ..     107,500         236,250
         Utica Advisors, LLC ..........      60,000         121,875
                                           --------         -------
             Totals ...................    $192,500         376,875

         We granted the purchasers a right of first refusal for a period of 18 months from the effective date of the registration statement of which this prospectus forms a part in the event we should offer to sell common stock, debt or other securities to a third party except in certain instances including as consideration in a business combination in which the recipients or the issuance of our securities in connection with licensing agreements or other partnering arrangements providing that the recipients are not given registration rights, or if we issue stock or options pursuant to our stock option plans at prices equal to or greater than the fair market value of our common stock on the date of grant. The purchasers have the right to purchase the offered securities upon the same terms and conditions as we offered the securities to a third party. In addition, other than in the event of the foregoing excepted issuances, during the 18 month period from the effective date of the registration statement so long as the purchasers still own any of the shares sold in the offering (including the shares underlying the warrants), if we should issue any common stock or securities convertible into or exercisable for shares of common stock at a price per share of common stock or exercise price per share of common stock which is less than the purchase price of the shares paid by the purchasers in the offering, or less than the exercise price of the Class A common stock purchaser warrants, without the consent of each purchaser, then the purchaser's have the right to elect to retroactively substitute any term or terms of any new offering in connection with which the purchaser has a right of first refusal for any term or terms of this unit offering and adjustments will be made accordingly. This provision, however, does not apply to the Class B common stock purchase warrants.

         Any subsequent adjustments in the exercise price of the Class A common stock purchase warrants will not result in additional shares of common stock of the company.

         We agreed to file a registration statement covering the shares of common stock underlying the securities issued. In the event the registration statement is not filed within the sooner of 90 days after the second closing or December 31, 2006, and we do not cause the registration statement to be declared effective no later than May 30 2007, we are required to pay liquidated damages in cash in an amount equal to 2% for each 30 days (or such lesser pro-rata amount for any period of less than 30 days) of the purchase price of the outstanding shares and exercise price of the warrant shares owned of record by such holder which are subject to such non-registration event, but not to exceed in the aggregate 20% of the aggregate purchase price. This prospectus is part of the registration statement which we filed on December 29, 2006, thereby meeting the first deadline. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to maintain an effective registration statement covering the resale of the common shares issuable upon conversion or exercise of the securities.

         We agreed not to file any registration statements without the consent of the purchasers in the offering until the sooner of 180 days from the effective date of the registration statement of which this prospectus is a part or until all the shares, including the shares underlying the warrants, have been resold or transferred by the purchasers pursuant to the registration statement or Rule 144 of the Securities Act of 1933, without regard to volume limitations. During this same exclusion period, we also agreed not to issue any equity, convertible debt or other securities convertible into common stock or equity of our company without the prior written consent of the purchasers. Finally, we agreed to certain other covenants until the sooner of October 27, 2008 or until all the shares sold in the offering, including the shares issuable upon exercise of the warrants, have been resold or transferred by all the purchasers, including not entering into any equity line of credit or similar agreement, or to issue any floating or variable priced equity linked instruments with price reset rights.

                                  OUR BUSINESS

         We are a diversified management and consulting company. Our mission is to create a platform to support, develop and nurture business opportunities arising from the opening of markets in the People's Republic of China (PRC). We believe that the combined resources of our subsidiaries, CDI China and China Direct Consulting, working in tandem will create a resource equipped to offer comprehensive business solutions to Chinese companies enabling them to successfully access the U.S. markets.

         Our purpose is twofold:

         o  to offer turn key consulting services to public Chinese entities;
            and

         o to acquire majority interest in Chinese companies providing an infrastructure for development.

We organize our company under our two primary operating subsidiaries. The following chart reflects our current operations:

                               ----------------
                               |     China    |
                               | Direct, Inc. |
                               |     CHND     |
                               |     (DE)     |
                               ----------------
                                       |
                                       |
               -------------------------------------------------
               |                                               |
               |                                               |
-----------------------------                 ----------------------------------
|      CDI China, Inc.      |                 | China Direct Investments, Inc. |
|       ("CDI China")       |                 |   ("China Direct Consulting")  |
|          Florida          |                 |             Florida            |
| (100% subsidiary of CHND) |                 |    (100% subsidiary of CHND)   |
-----------------------------                 ----------------------------------
              |
              |
              |------------------------------------
              |                                   |
              |                                   |
              |                  ------------------------------------
              |                  | CDI Shanghai Management Co. Ltd. |
              |                  |   ("CDI Shanghai Management")    |
              |                  |   (PRC) 100% sub of CDI China    |
              |                  ------------------------------------
              |
              |
         ----------------------------------------------------------------
         |                    |                    |                    |
         |                    |                    |                    |
------------------     ---------------     -----------------    ----------------
| Shanghai Lang  |     |    Chang    |     | Luma Logistic |    |   Big Tree   |
| Chemicals Co., |     |  Magnesium  |     |  (Shanghai)   |    | Group, Corp. |
|      Ltd.      |     |   Co., Ltd. |     |  Co., Ltd.    |    | ("Big Tree") |
|     ("Lang     |     |   ("Chang   |     |    ("Luma     |    |    Florida   |
|   Chemical")   |     | Magnesium") |     |  Logistic")   |    |  60% sub of  |
|     (PRC)      |     |    (PRC)    |     |     (PRC)     |    |   CDI China  |
|   51% sub of   |     |  51% sub of |     |  60% Sub of   |    ----------------
|    CDI China   |     |   CDI China |     |  CDI China    |
------------------     ---------------     -----------------
                              |
                              |
        --------------------------------------------
        | Taiyuan Changxin YiWei Trading Co., Ltd. |
        |           ("Changxin Trading")           |
        |                   (PRC)                  |
        |        100% sub of Chang Magnesium       |
        --------------------------------------------

CDI CHINA

         We organized CDI China in August 2006 to operate as a management company for Chinese entities in which it has acquired a majority interest. The goal of CDI China is to acquire majority interests in a variety of Chinese companies engaged in operations which we believe will benefit from the continuing growth of the Chinese economy. Examples of industries in which we will focus our efforts include manufacturing, technology, mining, healthcare, packaging, food and beverage, entertainment, and import and export. We initially intend to target companies that are medium sized entities, generally including companies with less than $100 million in annual revenue, which we believe offer the greatest opportunities for growth.

         Our business model for CDI China envisions that once we have completed an acquisition of a majority interest of a Chinese entity, we would then utilize resources available to us by virtue of our public company status to provide the necessary capital to our subsidiaries to enable them to grow its business and operations. Based upon our early stage discussions with several investment banking firms, we believe that we would be able to use the assistance of an investment banking firm to raise additional capital as needed upon terms which would be acceptable to us.

         Since the August 2006 closing of the reverse merger, CDI China has closed the acquisitions of Lang Chemical and Chang Magnesium, two operating companies and completed an initial capital raise. We have also formed three new entities; CDI Shanghai Management, Luma Logistic, and Big Tree.

         LANG CHEMICAL

         Lang Chemical specializes in the sale and distribution of industrial grade synthetic chemicals, maintaining a relationship with both the supplier and the customer, and managing the logistics of the distribution channel. It acts as a third party agent in the sale of synthetic chemicals from the supplier to the customer. In addition, Lang Chemical also acts a distributor of synthetic chemicals to customers. The majority of Lang Chemical's customers are industrial manufacturing facilities and trading companies. It utilizes three distribution centers in the eastern section of China.

         Historically, approximately 80% of Lang Chemical's sales are derived from frequently used products which are shipped directly from the supplier to the customer. In most cases, these are larger orders, in excess of 10 tons, which Lang Chemical cannot supply from their inventory. Lang Chemical also maintains a small inventory of chemicals and approximately 20% of its revenues are derived from sales made from inventory. These orders tend to be smaller orders, generally less than 10 tons, which can be supplied from the inventory of Lang Chemical. These chemicals typically are witness to price fluctuations and as such Lang Chemical maintains an inventory from which to supply customers.

         Lang Chemical generates revenues through a commission ranging from 3% to 5% of the sale, with the amount of commission varying depending on the product sold. Lang Chemical reported revenues of $31,737,463 and a net loss of $63,252 for the fiscal year ended December 31, 2005 and revenues of $23,560,105 and a net loss of $97,140 for the fiscal year ended December 31, 2004. For the nine months ended September 30, 2006, it reported revenues of $25,186,818 and net income of $15,441.

         Products and Suppliers

         The demand for synthetic chemicals is rapidly growing in China and the development of the country's infrastructure and related construction is a significant factor in the increased demand for industrial chemicals. Products sold by Lang Chemical are in demand from rapidly growing industries such as building exterior coating, glue preparation and textile leather auxiliaries. These industries' annual markets have increased at 10% to 15% per year since 2005 according to the China Industrial Development Report. (1).

         Products sold and distributed by Lang Chemical are used by customers as a raw material in the production of a variety of finished products such as paint, glue, plastics, textiles and leather goods, as well as various medical products. Lang Chemical distributes four primary product categories including glacial acetic acid and acetic acid derivatives, acrylic acid and acrylic ester, vinyl acetate-ethylene ("VAE") and polyvinyl alcohol ("PVA"). Historically, Lang Chemical's product sales by its principal product groups are as follows:

                                                          APPROXIMATE % OF
PRODUCT GROUP                                      PRODUCT GROUP TO ANNUAL SALES
-------------                                      -----------------------------

glacial acetic acid and acetic acid derivatives ...             44%
Acrylic acid and acrylic ester ....................             29%
VAE and PVA .......................................             18%
Other products ....................................              9%

         Acetic acid, also known as ethanoic acid, is an organic chemical compound recognized for giving vinegar its sour taste and pungent smell. Pure water-free acetic acid (glacial acetic acid) is a colorless hygroscopic liquid and freezes below 16.7(degree)C (62(degree)F) to a colorless crystalline solid. Acetic acid is one of the simplest carboxylic acids and is an important chemical reagent and industrial chemical that is used in the production of polyethylene terephthalate mainly which is used in soft drink bottles, cellulose acetate, which is used for photographic film and polyvinyl acetate which is used in wood glue, as well as many synthetic fibers and fabrics. In households diluted acetic acid can be used as a descaling agent, and in the food industry acetic acid is used as an acidity regulator.

         Acrylic acid, or 2-propenoic acid, is a chemical compound which is the simplest unsaturated carboxylic acid. In its pure form, acrylic acid is a clear, colorless liquid with a characteristic acrid odor. Acrylic acid is produced from propylene, a gaseous product of oil refineries. Acrylic acid and its esters readily combine with themselves or other monomers (e.g. amides, acrylonitrile, vinyl, styrene and butadiene) by reacting at their double bond, forming homopolymers or copolymers which are used in the manufacture of various plastics, coatings, adhesives, elastomers as well as floor polishes and paints.

         VAE is used in combination of cement and plaster, or as a sole binder in other dry-mix formulation. VAE improves adhesion, flexural strength, abrasion resistance and workability in a variety of products sold in dry powder form, including thin-set mortars, tile adhesives, grout, finishing plasters and toweling compounds. VAE is a general purpose copolymer powder that can be used in the building materials and adhesives field as a binder component.

         PVA is a water-soluble synthetic polymer with excellent film-forming, emulsifying, and adhesive properties. PVA is widely used in diverse applications such as adhesives for paper, wood, textiles, leather and other water-absorbent substrates, as an emulsifier and protective colloid in the production of resin dispersions, in textile sizing and finishing, as photosensitive coatings, in specialty molded products, water-soluble, gas-tight films and paper and paperboard and as binders for pigmented paper coatings, ceramic materials and nonwoven fabrics.

__________________
(1) http://ar.cei.gov.cn/en/Column.asp?ColumnId=257

         Other products include a variety of synthetic chemicals, including the following:

         Dye intermediates              Acrylamide
         Toluene                        Ammonium Persulfate
         Methanol                       TX-10
         Acetone                        OP-10
         Acrylonitrile                  Barium chloride dehydrate

         Lang Chemical has established stable business relationships with a number of multi-national corporations throughout the years. Lang Chemical has three primary suppliers for glacial acetic acid derivatives and does not believe it will have any difficulty in obtaining product as needed from these suppliers. It is the exclusive distributor of the acrylic ester series of chemicals, which includes butyl acrylate, methyl acrylate and acrylic acid, from BASF-YPC Company Limited for Shanghai Province, Jiangsu Province, Anhui Province and Henan Province. Lang Chemical is anon-exclusive distributor of VAE for Celanese (China) Holding Co., Ltd. in the Shanghai, Jiangsu Province, Zhejiang Province, Anhui Province, Shandong Province and Fujian Province and a non-exclusive distributor of Methyl methacrylate produced by Lucite International (China) Chemical Industry Co., Ltd (ICI) in Shanghai, Jiangsu province, Zhejiang province, Anhui Province, Shandong Province and Fujian Province. Lang Chemical receives a volume price discount from Celanese (China) Holding Co., Ltd and Lucite International (China) Chemical Industry Co., Ltd. on Glacial acetic acid derivatives and Methyl methacrylate products.

         In the event that the production from these various sources are interrupted for any reason, Lang Chemical estimates that it can develop a relationship with alternate sources to maintain a steady supply. Lang Chemical also purchases products from a number of other suppliers including Lanzhou Vinylong Group, Guizhou Crystal Organic Chemical Group, Yunwei Group and Nanchang Ganjiang Corporation.

         Distribution

         Lang Chemical utilizes storage centers located in Shanghai as well as Qidong City and Jiangyin City in Jiangsu Province to provide the infrastructure to support its distribution channels. These storage centers aggregate approximately 119,000 cubic feet of liquid storage tanks and approximately 38,000 square feet of warehouse space used for solid or dry materials. The storage centers located in Shanghai and Qidong City are operated by unrelated third parties and Lang Chemical uses the storage space on an as needed basis. The Jiangyin City storage facility is owned by Lang Chemical. The total storage cost for Lang Chemical for fiscal 2005 and the nine months ended September 30, 2006 was $27,056 and $13,446, respectively.

         Customers

         The majority of Lang Chemical's customers are industrial manufacturing facilities and trading companies. Lang Chemical's historical sales by region are as follows:

                                                    APPROXIMATE %
         GEOGRAPHIC REGION                         OF ANNUAL SALES
         -----------------                         ---------------

         Shanghai area ............................       48%
         Jiangsu area .............................       41%
         Zhejiang area ............................       10%
         Other areas ..............................        1%
                                                         ----
                                                         100%

         For each of the nine months ended September 30, 2006 and fiscal 2005 three of Lang Chemical's customers represented approximately 33% of its total revenues. Lang Chemical does not have contracts with its customers who place orders on an as-needed basis by purchase order.

         For purchase orders related to products which do not come from Lang Chemical's inventory, generally customers will pay 10% to 20% of the purchase price as a deposit, with the balance due at the time of delivery. For purchases of products which are inventoried by Lang Chemical, generally the amount of the order is paid in full by the customer at the time the order is placed. In addition, Lang Chemical offers its established, creditworthy customers 90 day payment terms.

         Sales and Marketing

         Lang Chemical markets its products through its in-house sales force. It has six salespersons in the Shanghai headquarters, traveling to other provinces for sales appointments. The main duty of the salesperson is to maintain good relationships with existing clients and develop new clients.

         Development of Manufacturing Facility

         In April 2005, Lang Chemical purchased approximately nine acres of unimproved land located 70 miles north of Shanghai for the purpose of constructing an industrial facility including manufacturing, warehouse and storage tanks. Once completed, the factory is expected to manufacture industrial grade chemicals for use in the pharmaceutical industry. It is expected the facility will manufacture Tert Methyl Pyruvic Acid, used by the pharmaceutical industry as intermediate for the synthesis of drugs such as Naproxene and Ephedrine, L-t-Leucine, a form of a synthetic amino acid used in the manufacture of pharmaceuticals, and Arginine alpha-ketoglutarate (AKG), a synthetic chemical found in a variety of nutritional supplements, as well as other salt-based products. It is anticipated that thee products from this facility will be exported to Europe and North America.

         In conjunction with the new manufacturing facility, Lang Chemical expects to develop a research and development center. The goal of the research and development center will be to ensure modern quality and maintain competitive product quality. The primary focus of the research and development efforts will be on Tert Methyl Pyruvic Acid and its auxiliary products, AKG products, and Sucralose, a sugar alternative.

         The industrial facility is expected to be approximately 76,000 square feet, with an approximate 106,000 cubic foot storage tank, with a total projected investment of approximately $3,000,000. In November 2006, Lang Chemical began to clear the land for construction and filed applications for approval of the construction plans. We will need to raise additional capital to complete this project. Accordingly, we are unable at this time to provide a timeframe for commencement of construction or the opening of this facility.

         CHANG MAGNESIUM

         Chang Magnesium was formed to operate a newly constructed magnesium plant that will process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs.

         In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium. Chang Magnesium was formed by Taiyuan YiWei Magnesium to operate a newly constructed magnesium plant that will process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs. Taiyuan YiWei Magnesium is a diversified magnesium organization which owns interests in seven subsidiary magnesium factories, a magnesium alloy factory and a magnesium powder desulphurization reagent factory, all located in China. China is generally regarded as the largest exporter for magnesium products in China, and the second largest producer in the world.

         The newly constructed magnesium plant from which Chang Magnesium will operate is located in the Aluminum & Magnesium Industrial Park in Yangqu County, of the Shangxi Province. According to the China Magnesium Industry Report 2005 (March 2006) China, which has been the world's leading magnesium producer for the past eight years, has in excess of 100 magnesium manufacturers with approximately 468,000 metric tons of production in 2005. Raw magnesium production volume increased 139% from 2000 to 2005; the production of magnesium ingot increased 345.5% and magnesium powder increased 89.04% in the same time period.

         As of December 29, 2006 Chang Magnesium has 29 employees, including six employees at Changxin Trading. As of this date Chang Magnesium has not commenced operations at the new plant, and no revenues have been derived from this operation. We expect to commence operations in January 2007.

         Chang Magnesium expects to produce magnesium ingot with a magnesium element in excess of 99.95% and it intends to produce 10 specifications of magnesium ingot ranging in size from 2 kg to 150 kg. It is anticipated that Chang Magnesium will produce magnesium alloy which meets ASTM International standards.

         Manufacturing

         Chang Magnesium will utilize a production method known as the silicothermic manufacturing process which is sometimes referred to as the pigeon process as the primary production method of its magnesium products. The primary raw materials for this production method are dolomite, ferrosilicon and coal. Pigeon process is the prevalent method of manufacturing magnesium in China. The process offers several advantages including reduced cost, shorter production cycles, environmentally friendly compared to alternative production methods; all of which result in a quality product.

         As of December 21, 2006, Chang Magnesium has 29 employees. Chang expects to hire mill workers to operate the magnesium facility. Management of Chang expects it can maximize capacity at the facility at 6,000 tons per year of magnesium with approximately 400 mill workers. Chang Magnesium will embark on a human relations campaign to bolster its workforce. Chang Magnesium expects to advertise in local papers, and trade magazines. As the local area consists of many magnesium related facilities, Chang Magnesium expects it can hire the necessary workforce to reach capacity at the plant.

         Magnesium

         Magnesium is a grayish-white, fairly tough metal. Magnesium is one of the lightest metal elements on the Earth, which is also the richest reserve as well. Magnesium is the eighth most abundant element in the earth's crust. Magnesium is available in several forms including chips, granules, powder, rod, foil, sheet, rod, turnings, and ribbon.

         Magnesium tarnishes slightly in air, and finely divided magnesium readily ignites upon heating in air and burns with a dazzling white flame.

         Magnesium and its alloys are amongst the lightest engineering alloys known. Magnesium alloys are attractive due to their low density, only two thirds that of aluminum. This has been a major factor in the widespread use of magnesium alloy castings and wrought products.

         Key Properties of Magnesium

         o  Light weight
         o  Low density (two thirds that of aluminum)
         o  Good high temperature mechanical properties
         o  Good to excellent corrosion resistance

         Magnesium is 33% lighter than aluminum and more moldable, while stronger and increased resistance to heat-resistant than competitive engineering thermoplastics. As a result the demand for magnesium has increased.(2)

         Industry

         Global magnesium production is small compared to other light metals, such as aluminum. World magnesium production was 623,000 metric tons whereas aluminum production was 31.75 MM metric ton in 2005. (3)

         In recent years, the Shangxi Province has taken a leadership position in China in various aspects of magnesium extraction technology and related environmental protection work. Officials from the Ministry of Commerce (MOC) have designated the Shanxi province as the central magnesium production region of China. As a result the Shangxi province has emerged as an important region for magnesium related companies.

         The annual output of magnesium in the Shangxi Province is approximately 360,000 metric tons, accounting for 55% of the world's total magnesium output, and 77% of the total output in China. As such the manufacturers in the region have a degree of pricing power of magnesium in both domestic and international markets.

         Presently, just under half of the magnesium produced in the world goes into hardening and strengthening aluminum alloys, although other significant uses include the desulphurization of steel, the inoculation of cast iron and its use as a chemical reagent. Magnesium is recognized as a high volume structural metal. It is also being employed in cast metal components, particularly in the automotive sector. Lighter vehicles require smaller engines, which in turn produce less pollution and are more efficient, as required by current and future emission regulations. There is another sub-sector, wrought magnesium products - essentially magnesium alloy sheet and extruded products - that is also considered to be entering a period of exceptional growth. Clearly, some swings in the supply and demand balance are to be expected during the next five years and it will require some nerve from both existing and new producers in order to establish the higher volume magnesium market of the future. One thing is clear - the market will remain competitive while China remains a significant factor. Chinese material will also be involved in the alloy sector of the market - particularly when its products are reprocessed and upgraded by Western specialists such as Norsk Hydro.

__________________
(2) www.webelements.com
(3) http://www.itis.org.tw/rptDetailFree.screen?rptidno=E88FD6D54B891192482570BD
    000C9253

         Current signs are that the new large-scale Australian plants (based on continuous electrolytic processes) will have operating costs that are equivalent to the best Chinese producers (based on small-scale batch thermal processes), providing superior quality and service too. Their costs are also likely to go down (through process efficiencies and larger-scale operating after expansion), while Chinese costs will increase through higher energy, raw material, labor and social costs. The high volume future of magnesium depends on a healthy supply from diverse sources - Australia, Canada, and other Western sources, as well as Russia and China - and on processes that provide sufficient returns to producers yet make magnesium competitive with alternative materials such as steel and aluminum.(4)

         Competition

         The magnesium market in China is dominated by several large manufacturers. The main participants in the industry are Tongxiang Magnesium and Yingguang Magnesium. Tongxiang Magnesium located in Taiyuan City, of the Shanxi province is the largest magnesium manufacturer in China with annual production of $65 MM; Yunhai Magnesium of the Jiangsu Province offers high quality magnesium alloy products. Yunhai Magnesium primarily sells to the domestic market in China.

         China is generally regarded as the largest exporter of magnesium products in the world, and the second largest producer in the world.

         Most of the magnesium in China is produced in the Shanxi Province which has abundant resources of dolomite, large coal deposits and some ferrosilicon production. In recent years, the Shangxi Province has taken a leadership position in China in various aspects of magnesium extraction technology and related environmental protection work and officials from the Ministry of Commerce (MOC) have designated the Shanxi Province as the central magnesium production region of China.

         As a result the Shangxi Province has emerged as an important region for magnesium related companies. The annual output of magnesium in the Shangxi Province is approximately 360,000 metric tons, accounting for 55% of the worlds total magnesium output, and 77% of the total output in China. As such the manufacturers in the region have a degree of pricing power of magnesium in both domestic and international markets.

         China has been the largest raw magnesium producing country since 1998. In 2005, China produced 467,000 metric tons of raw magnesium and exported 353,000 metric tons, which represents 75% of the global market share and China is the largest raw magnesium supply base in the world.(5)

         China has 102 magnesium manufacturers with 467,600 metric tons production in 2005. China has been world's leading magnesium producer for 8 years. Raw magnesium production volume increased 139% from 2000 to 2005; the production of magnesium ingot increased 345.5% and magnesium powder increased 89.04% in the same time period. (6)

__________________
(4) Primary author: Brian Coope, Source: Materials World, Vol, 10, no. 12, pp. 14-15, December 2002
(5) http://www.chinamagnesium.org/detail1.php3?news_id=1614161721
(6) Source: China Magnesium Industry Report 2005, pp. 4-5, March 2006

         CHANGXIN TRADING

         In June 2006 Chang Magnesium acquired 100% of Changxin Trading As a result Changxin Trading is a wholly owned subsidiary of Chang Magnesium. Changxin Trading is a reseller, distributor and exporter of magnesium products. Changxin Trading resells various forms of magnesium including, but not limited to magnesium powder, magnesium scrap, magnesium alloy and various grades of ordinary magnesium slabs. Changxin Trading resells magnesium products locally within China as well as exports magnesium from China. Changxin Trading has forged relationships with global magnesium consumers. Changxin Trading has six employees in three departments; accounting (1), trading (4) and purchasing (1).

         Changxin Trading resells various forms of magnesium including, but not limited to magnesium powder, magnesium scrap, magnesium alloy and various grades of ordinary magnesium slabs. Changxin Trading resells magnesium products locally within China and as well exports magnesium from China. Changxin Trading has forged relationships with global magnesium consumers. In the past Changxin Trading has supplied various magnesium related products to Alcoa Inc. (United States), Alcan, Inc. (Canada), Capral (Australia), and Japan Materials Co., Ltd. Approximately 70% of Changxin Trading revenues are derived from the distribution of magnesium slabs. Changxin Trading exported 40,000 metric tons in 2005, representing approximately 10% of China magnesium related exports.

         Customers

         For the year ended December 31, 2005, one customer, Japan Material Co., Ltd. representing approximately 10% of Changxin Trading revenues. This customer, Japan Material Co., Ltd. primarily purchases magnesium ingot from Changxin Trading.

         CDI SHANGHAI MANAGEMENT

         The primary function of CDI Shanghai Management is to provide an operational infrastructure to subsidiaries of CDI China. CDI Shanghai Management will lend managerial support including, but not limited to the following functions; translation of documents, manage and monitor the daily operations of CDI China subsidiary companies, due diligence of prospective merger and acquisition candidates for CDI China and due diligence of prospective client companies of China Direct Consulting.

         Operations

         CDI Shanghai Management will seek to provide an operational infrastructure to subsidiaries of CDI China as well as clients of China Direct Consulting. CDI Shanghai Management will lend managerial support including, but not limited to the following functions; manage and monitor the daily operations of CDI China subsidiary companies, due diligence of prospective merger and acquisition candidates, due diligence of prospective merger and acquisition candidates of prospective client companies of China Direct Consulting.

         As of this date the company has not commenced operations in this division, and no revenues have been derived from this operation. We expect to commence operations in January 2007.

         Marketing

         CDI Shanghai Management serves as a marketing resource and sources private companies in China seeking to access the U.S. capital markets. CDI Shanghai Management will target medium sized Chinese companies seeking to access the U.S. capital markets. This is done through a variety of marketing techniques; sponsor symposiums, individual relationships and trade conferences.

We will seek to develop a business conference program in China. We will endeavor to sponsor a series of business conferences which seek to educate the private sector in China on various ways to access the U.S. capital markets. We expect the business conference program will be a valuable resource in promoting our name to the private sector in China. We believe our marketing approach will be instrumental to continue to grow our client base as well as providing opportunities to identify potential acquisition targets for CDI China. CDI Shanghai Management will seek to foster relationships within local business communities as well as with local provincial government officials to assist us in identifying business opportunities.

         LUMA LOGISTIC

         Luma Logistic is expected to venture into two separate businesses:
Logistics Management and Commodity Wholesaler. As a logistics management firm, Luma Logistic intends to serve as a consolidator and shipment manager for various manufacturers. Luma Logistic desires to manage the logistics for the shipment of goods and merchandise to the Port of Shanghai. Luma Logistic will seek to provide its services to small manufacturers. As a commodity wholesaler, Luma Logistic intends to engage in the commodity wholesale business. Luma Logistic will initially focus its business model on the distribution of precious metals, petrol chemicals, and other sought after metal products. Luma Logistic expects to commence operation in March, 2007.

         BIG TREE TOY

         Big Tree intends to enter into the toy and entertainment industry within China. Initially Big Tree intends to be a reseller and distributor of toys and related entertainment products within China. Big Tree will attempt to focus its efforts towards smaller manufacturers without a proprietary sales or distribution network. Big Tree expects to commence operations in April, 2007.

CHINA DIRECT CONSULTING

         China Direct Consulting is a full service advisory organization specializing in small Chinese-based companies which are traded on the U.S. public markets. We offer a comprehensive suite of services tailored to the specific needs of our clients. The suite of services offered by China Direct Consulting includes:

         o  U.S. representative offices
         o  Translation - English/Chinese
         o  General business consulting services
         o  Merger and acquisition strategy planning and analysis
         o Advice on U.S. capital markets, including assessment of potential sources of investment capital
         o  Coordination of professional resources
         o  Corporate asset evaluation
         o  Public relations and seminars
         o Advice and structure assistance for strategic alliances, partnerships and joint ventures
         o  Modeling/valuation analysis

         We enter into agreements with our clients for which the terms are generally for 36 months and the amount of our fee is based upon the scope of the services we provide under the engagement. For the year ended December 31, 2005 and the nine months ended September 30, 2006, we had consulting agreements with and earned revenues from the following clients:

                                                             Nine Months Ended
                                                            September 30, 2006
                                     Fiscal Year 2005           (unaudited)
                                   ---------------------   ---------------------
Client                             Revenues   % of Total   Revenues   % of total
------                             --------   ----------   --------   ----------

Linkwell Corporation ...........   $301,150       20%      $      0        0%
Sunwin International
 Neutraceuticals, Inc. .........   $362,278       24%      $139,725       29%
Dragon International Group Corp.   $      0        0%      $135,000       28%
Dragon Capital Group Corp. .....   $849,000       55%      $145,000       30%
CIIC Investment Banking Services
 (Shanghai) Company, Limited ...   $      0       n/a      $ 39,480        8%


         A brief description of China Direct Consulting's clients is as follows:

         o Linkwell Corporation (OTCBB: LWLL) is located in Shanghai, China and specializes in the development, production, sale, and distribution of disinfectant health care products. On August 24, 2005, Linkwell Corporation engaged us as a consultant to advise its management in areas related to marketing and operational support in the U.S., media and public relations, mergers and acquisitions, financial advisory and SEC disclosure compliance. In addition, we also provide Linkwell with translation services for both English and Chinese documents. Under the terms of our one year agreement, we received 2,000,000 shares of Linkwell Corp. common stock, valued at $160,000, as compensation for our services, and we were granted three year warrants to purchase 2,125,000 shares of common stock at an exercise price of $0.20 per share commencing in January 2006. Linkwell also agreed to pay us additional fees for our services as may be mutually agreed upon. Upon mutual agreement our contract with Linkwell Corporation was extended to December 31, 2006 under the existing contractual arrangements. The agreement may be terminated by either party upon 30 days notice; however, compensation earned or accrued through the date of termination is retained.

         o Sunwin International Neutraceuticals, Inc. (OTCBB: SUWN) manufactures and sells Stevioside, a natural sweetener, veterinary products and herbs used in traditional Chinese medicine. All of Sunwin International's operations are located in the People's Republic of China. In January 2006 we entered into a three year agreement with Sunwin International under which we were engaged to provide support to Sunwin International in a variety of areas, including general business consulting, translation services, management of professional resources, identification of potential acquisition targets and investment sources, development of marketing plans and coordination of its public disclosure. As compensation for our services, we received an aggregate of 3,670,000 shares of Sunwin International's common stock, which included shares to be issued to us as compensation under a prior June 2005 agreement, for an aggregate compensation value of $558,900. The agreement may be terminated by either party upon 30 days notice; however, compensation earned or accrued through the date of termination is retained.

         o Dragon International Group Corp. (OTCBB: DRGG) manufactures and distributes paper and integrated packaging paper products with all of their operations located in the People's Republic of China. In January 2006 we entered into a three year agreement with Dragon International under which we were engaged to provide support to Dragon International in a variety of areas, including general business consulting, translation services, management of professional resources, identification of potential acquisition targets and investment sources, development of marketing plans and coordination of its public disclosure. As compensation for our services, we received an aggregate of 6,000,000 shares of Dragon International's common stock, for an aggregate compensation value of $54,000. The agreement may be terminated by either party upon 30 days notice; however, compensation earned or accrued through the date of termination is retained.

         o Dragon Capital Group Corp. (Pink Sheets: DRGV) is a management company for emerging technology companies in China. In January 2005 we entered into a three year agreement with Dragon Capital under which we have were engaged to provide support to Dragon Capital in a variety of areas, including general business consulting, translation services, management of professional resources, identification of potential acquisition targets and investment sources, development of marketing plans and coordination of its public disclosure. As compensation for our services, we received an aggregate of 30,000,000 shares of Dragon Capital's common stock, for an aggregate compensation value of $735,000. The agreement may be terminated by either party upon 30 days notice; however, compensation earned or accrued through the date of termination is retained. Dragon Capital is a related party. See "Certain Transactions and Related Parties" appearing later in this prospectus.

         o CIIC Investment Banking Services (Shanghai) Company Limited, a Chinese limited liability company, is a consulting company assisting Chinese entities to access the U.S. capital markets. In February 2005 we entered into a three year mutual agreement with CIIC Investment Banking Services (Shanghai) Company, Limited under which we have been engaged to provide support to CIIC Investment Banking Services (Shanghai) Company Limited, and we engaged CIIC Investment Banking Services (Shanghai) to provide us with support, each to provide such services in a variety of areas, including general business consulting, translation services, management of professional resources, identification and strategy planning of potential acquisition targets and investment sources, development of marketing plans, due diligence on potential clients, and assistance with GAAP auditing. We pay fees and expenses to each other as determined on a case-by-case basis. The agreement may be terminated by either party upon 30 days notice, however, the compensation paid to either party is non refundable. CIIC Investment Banking Services (Shanghai) Company Limited is an affiliate of our company. Mr. Marc Siegel, our President, is also the Chairman of the Board and a 20% owner and Dr. James Wang, our CEO, is a director. In December 2006, CIIC Investment Banking Services (Shanghai) Company Limited ceased operations. In part in an effort to fill this void, we formed CDI Shanghai Management.

         o Sense Holdings Inc. is a leading provider of biometric solutions, and micro-sensor identification systems. In November 2006 we entered into a one month agreement with Sense Holdings, Inc. under which we were engaged to provide support to Sense Holdings, Inc. in a variety of areas, including assist with translation of documents (Chinese/English), identification, evaluation and structure of potential mergers and acquisitions, advice on corporate structure and capital events (i.e. divestitures, spin-offs joint ventures), and evaluate and assess potential sources of investment capital. As compensation for our services, we received an aggregate of 5,000,000 shares of Sense Holdings, Inc. common stock, for an aggregate compensation value of $500,000.

         Marketing

         We have established what we believe to be effective relationships and contacts with various governmental agencies, provincial authorities, public institutions, and private industries in China at both the national and provincial levels. In addition, we have established a relationship with China International Intellectech Corporation ("CIIC"). CIIC is headquartered in Beijing, is one of the 120 key enterprises directly under the management of the State-owned Assets Supervision and Administration Commission of the State Council of China, and since 2003 has been rated as an outstanding service company by the State-owned Assets Supervision and Administration Commission of the State Council, becoming one of the 56 first-class entities directly under the management of the Central Government. CIIC has 60 subsidiaries in the PRC and abroad with annual revenues exceeding $1 billion in 2005. We believe the CIIC name is a well-recognized brand in China.

INTELLECTUAL PROPERTY

         Our success depends in part on our ability to protect our intellectual property. To protect our proprietary rights, we rely generally on copyright, trademark and trade secret laws, confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, copy or otherwise obtain and use our intellectual property. We can give no assurance that our agreements with employees, consultants and others who participate in development activities will not be breached, or that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors.

         We may pursue the registration of certain of our trademarks and service marks in the United States, although we have not secured registration of all our marks. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and effective copyright, trademark and trade secret protection may not be available in such jurisdictions. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our content. Our failure or inability to protect our proprietary rights could materially adversely affect our business financial condition and results of operations.

         We have also obtained the right to the Internet addresses www.cdii.net, www.cdii.us, and www.chinadirectinvestments.com. As with phone numbers, we do not have and cannot acquire any property rights in an Internet address. We do not expect to lose the ability to use these Internet addresses; however, there can be no assurance in this regard and the loss of either of these addresses could materially adversely affect our business financial condition and results of operations.

COMPETITION

         We are a young company with a limited operating history for our China Direct Consulting division. The majority of our operational focus is on identifying and completing additional acquisitions for CDI China. In identifying, evaluating and selecting target businesses, CDI China may encounter intense competition from other entities having a business objective similar to ours, including leveraged buyout and other private equity funds, operating businesses and other entities and individuals, both foreign and domestic, competing for business combinations with Chinese-based companies. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Most of these competitors possess greater financial, marketing, technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that may be available to us through the leverage of our relationships with our consulting clients as well as an alliance with CIIC Investment Banking Services (Shanghai) Company, Limited, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources.

         Lang Chemical competes with a variety of companies which include global and domestic distribution agents as well as manufacturers. Lang Chemical believes it offers a competitive advantage over its competitors due to quality, supply, distribution capability, and price. Lang Chemical has distribution relationships with manufacturing companies including BASF-YPC Company Limited, Celanese (China) Holding Co., Ltd and Lucite International (China) Chemical Industry Co., Ltd. which have developed a reputation for quality within the industry. In addition, it has relationships with global synthetic manufacturers that have the resources to maintain adequate inventory levels thereby ensuring Lang Chemical's ability to provide its customers with sufficient supply of quality products.

         Lang Chemical has established distribution channels within the eastern section of China and it has developed stable relationships with various resources along the distribution channels. As a result, Lang Chemical is capable of delivering quality product on a consistent schedule. It believes that this dependability is a factor in the relationships with both the manufacturers as well as the customers. Finally, Lang Chemical receives wholesale discounts from BASF-YPC Company Limited, Celanese (China) Holding Co., Ltd and Lucite International (China) Chemical Industry Co., Ltd. As a result, Lang Chemical's supply price is approximately 2% to 3% lower than its competitors.

         The magnesium market in China is dominated by several large manufacturers. The main participants in the industry are Tongxiang Magnesium, YiWei Magnesium and Yingguang Magnesium. Tongxiang Magnesium located in Taiyuan City, of the Shanxi province is the largest magnesium manufacturer in China with annual production of $65 MM; Yunhai Magnesium of the Jiangsu Province offers high quality magnesium alloy products. Yunhai Magnesium primarily sells to the domestic market in China.

         China has 102 magnesium manufacturers with 467,600 metric tons production in 2005. China has been world's leading magnesium producer for 8 years. Raw magnesium production volume increased 139% from 2000 to 2005; the production of magnesium ingot increased 345.5% and magnesium powder increased 89.04% in the same time period. (7)

         China Direct Consulting competes with a wide range of companies, from large management consulting companies that offer a broad range of consulting services, to small firms and independent contractors that provide specialized services. Some of our competitors have significantly more financial resources, larger professional staffs and greater brand recognition than we do. Since our consulting business depends in a large part on professional relationships, our business has low barriers of entry for competitors. We believe that our ability to successfully compete for new consulting clients and to retain our existing clients is dependent upon our ability to offer a wide range of services and to effectively respond to our client's needs on a timely and cost effective basis. We cannot assure you that we will compete successfully for new business opportunities or retain our existing clients.

         The toy and entertainment industry within China is subject to intense competition. China is the world's biggest toy manufacturer and exporter, with nearly 8,000 toy enterprises producing three-quarters of the entire world's toys inside China.(8)

         China's toys now constitute 75% of world output, according to the China Chamber of Commerce for Import and Export of Light Industrial Products and Arts-Crafts. And the bulk comes from Guangdong province, home to more than 5,000 of China's 8,000 toy factories. At peak times, some 1.5 million workers are making toys in Guangdong, which borders Hong Kong. Last year, the province accounted for 78% of China's $15.2 billion of toy exports, a 10% jump from 2004, according to customs figures.(9)

         While most international toy companies already source their toys from China, until now very few successfully entered the Chinese toy market itself. The Chinese market for toys is often portrayed as the potentially largest in the world. No other country has more children living in its boundaries. More than 300 million Chinese are children under 14, accounting for more than a quarter of the total population in China. (10)

__________________
(7) Source: China Magnesium Industry Report 2005, pp. 4-5, March 2006
(8) http://en.ce.cn/Industries/Consumen-Industries/200505/27/t20050527_3927047.
    shtml
(9) http://www.usatoday.com/money/world/2006-12-20-china-toys-usat_x.htm
(10) http://www.fiducia-china.com/News/2003/3010-1353.html

GOVERNMENT REGULATION

Doing Business in the PRC

         Our operations in the PRC, including Lang Chemical and Chang Magnesium, as well as the future operations of our newly formed entities, CDI Shanghai Management, Luma Logistic, and Big Tree are subject to the PRC legal system. Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC. Despite development of its legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes. As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our future business operations or prospects.

Economic Reform Issues

         Since 1979, the Chinese government has reformed its economic systems. Many reforms are unprecedented or experimental; therefore they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

         Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limiting re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. There can be no assurance that the reforms to China's economic system will continue or that there will not be changes in China's political, economic, and social conditions and changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Regulations Applicable to Lang Chemical's Business

         Regulation of the chemical industry within China is monitored by The Ministry of China Chemical Industry. Industry participants are governed by the Industrial Chemical Control Law (ICCL) issued by the Ministry of China Chemical Industry.

         The Shanghai provincial government issues licenses for the distribution of chemical products in China. In January 1998 Lang Chemical received its license to operate within the chemical industry. Lang Chemical believes it is in substantial compliance with all provisions of those registrations, inspections and licenses and has no reason to believe that they will not be renewed as required by the applicable rules of the Central Government and Shanghai City.

Regulations Applicable to Chang Magnesium's Business

         China's Mining Ministry, and other provincial, county and local authorities in jurisdictions in which our products are processed or sold, monitors the processing, storage, and distribution of our magnesium products. Our processing facilities will be subject to periodic inspection by national, provincial, county and local authorities. We may not be able to comply with current laws and regulations, or any future laws and regulations. To the extent that new regulations are adopted, we will be required to conform our activities in order to comply with such regulations. We may be required to incur substantial costs in order to comply. Our failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material and adverse effect on our business, operations and finances. Changes in applicable laws and regulations may also have a negative impact on our sales.

Investment Company Act of 1940

         U.S. companies that have more than 100 shareholders or are publicly traded in the U.S. and are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities are subject to regulation under the Investment Company Act of 1940. While we do not believe we are an "investment company" within the scope of the Investment Company Act of 1940, historically we have accepted shares of a consulting client's securities as compensation for our services. During the time we were privately held, the holding of these securities did not make us subject to the Investment Company Act of 1940 as we did not meet the shareholder numerical test. Following the share exchange with described below, however, while our business model has not changed, by virtue of the percentage of the value of marketable equity securities we hold (which were received as compensation for our services and not purchased as an investment) under certain circumstances we could be subject to the provisions of the Investment Company Act of 1940.

         Because Investment Company Act regulation is, for the most part, inconsistent with our strategy of providing business consulting services and overseeing the operations of our subsidiaries, we cannot feasibly operate our business as a registered investment company. Our Board of Directors has adopted a resolution stating that it is not our intent to become subject to the Investment Company Act of 1940 and authorizing our officers to take such actions as are necessary, including the periodic liquidation of any marketable equity securities we may own to reduce those holdings below the threshold level as prescribed by the Investment Company Act of 1940. If we are deemed to be, and are required to register as, an investment company, we will be forced to comply with substantive requirements under the Investment Company Act of 1940, including:

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

         o  limitations on our ability to borrow;
         o  limitations on our capital structure;
         o  restrictions on acquisitions of interests in associated companies;
         o  prohibitions on transactions with affiliates;
         o  restrictions on specific investments; and
         o compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.

EMPLOYEES

         As of December 29, 2006 we have a total of sixty one full-time employees, including:

         o nine employees, including our executive officers, in our U.S. operations,
         o  two employees at CDI Shanghai Management,
         o  seventeen employees at Lang Chemical,
         o twenty nine employees at Chang Magnesium, including six with Changxin Trading,
         o  two employees at Luma Logistic, and
         o  two employees at Big Tree.

         As of December 29, 2006 we had 7 full-time, salaried employees who receive labor insurance, all at Lang Chemical. These employees are organized into a union under the labor laws of China and can bargain collectively with us. We maintain good relations with our employees.

         We are required to contribute a portion of our employees' total salaries to the Chinese government's social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations. We expect the amount of our contribution to the government's social insurance funds to increase in the future as we expand our workforce and operations.

CONSULTANT

         On March 1, 2006, China Direct Consulting entered into a one-year agreement with Mr. Richard Galterio pursuant to which Mr. Galterio was been engaged to provide general business consulting services and to identify and evaluate potential mergers and acquisitions. As compensation for his services related to mergers and acquisitions, China Direct Consulting agreed to pay Mr. Galterio a fee equal to 5% of the gross transaction value. In addition, China Direct Consulting granted him an aggregate of 1,450,000 options to purchase shares of China Direct Consulting's common stock as follows:

         o 1,000,000 options exercisable at $.30 per share and vesting on January 1, 2007,
         o 100,000 options exercisable at $2.50 per share and vesting January 1, 2007,
         o 100,000 options exercisable at $5.00 per share and vesting January 1, 2007,
         o 125,000 options exercisable at $7.50 per share and vesting January 1, 2008, and
         o 125,000 options exercisable at $10.00 per share and vesting January 1, 2009.

         China Direct Consulting recognized compensation expense of $219,500 related to these options. These options were exchanged for identical options in our company under the terms of the reverse merger. The original agreement provided that the options became null and void unless Mr. Galterio joined China Direct Consulting on or before September 30, 2006 and he rendered at least three months of full time service to China Direct Consulting as an employee. On December 31, 2006 we extended the date required for Mr. Galterio to join China Direct Consulting to March 1, 2007. The vesting schedule remained the same. Mr. Galterio currently is a principal and chief operating officer of Skyebanc, Inc., a NASD member firm.

         On August 22, 2006, we entered into a service agreement with ROI Group Associates, Inc. Under the terms of the agreement ROI Group Associates, Inc. was to perform services as follows; monitor and respond to incoming investor inquiries, draft public releases, and organize investor seminars. The term of the agreement ran from August 22, 2006 through October 22, 2006. As compensation for the services, China Direct granted warrants to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share, expiring August 31, 2011.

         On November 1, 2006, we entered into a consulting agreement with Skyebanc, Inc., an NASD member and broker-dealer. As compensation for services, we issued five year Class A common stock purchase warrants to purchase 30,000 shares of common stock. The Class A warrants are exercisable at $4.00 per share.

         On December 27, 2006, we entered into an investor relations consulting agreement with HC International, Inc. Under the terms of the agreement, HC International, Inc. was to provide services as follows; introductions to members of the financial community, introductions to fund managers and sell side analysts, introductions to high net worth investors, organize conference calls, and assistance in the scheduling of road shows. The term of the agreement ran from December 27, 2006 through December 31, 2007. As compensation for the services, China Direct will pay a monthly cash fee of $7,500 per month, and granted warrants to purchase 50,000 shares of our common stock at an exercise price of $2.50 per share, expiring December 31, 2009.

OUR HISTORY

         We were incorporated on June 7, 1999 in Delaware initially under the name Caprock Corporation to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On November 26, 1999, International Internet, Inc., a Delaware corporation, acquired 100% of our issued and outstanding stock from TPG Capital Corporation, our sole stockholder, pursuant to a stock purchase agreement in exchange for 50,000 shares of common stock of International Internet, Inc. In December 1999 Caprock was merged into International Internet with International Internet being the surviving company. Effective November 21, 2000, International Internet changed its name to Evolve One, Inc.

         Our original business was operated as a developmental stage company in Mr. Cigar, Inc. which was formed in May 1997. Mr. Cigar was in the business of licensing, selling and/or operating cigar vending machines. We formed StogiesOnline.com, Inc. in April 1999. StogiesOnline was an online distributor and retailer of brand name premium cigars within the United States. As a result of the initial success of the StogiesOnline website, we refocused our resources in 1999 into the Internet cigar sales market and other specialty goods. We sold the vending equipment and business of Mr. Cigar in December 1999. As described earlier in this section, in October 2005 we discontinued the operations of StogiesOnline.com.

         In February 1999, we formed GoldOnline.com, Inc. for the purpose of acquiring the domain name GoldOnline.com. The domain name was acquired for $25,000 and 3,200 shares of our common stock. In June 1999, we sold 100% of the issued and outstanding stock in GoldOnline.com, Inc. for 1,000,000 shares of the common stock of GoldOnline International, Inc. resulting in no gain or loss to us.

         We formed Web Humidor.com Corp. in April 1999 for the purpose of acquiring the domain name WebHumidor.com. The domain name was acquired for $3,000 and 30,000 shares of WebHumidor.com Corp. common stock and 320 shares of our common stock. This subsidiary remains inactive.

         We acquired American Computer Systems ("ACS") effective September 30, 1999 for $150,000. We sold 80% of our investment effective March 31, 2001 for $500,000, and on September 11, 2001 we sold the remaining 20% interest to an ACS officer in exchange for discharge of any liabilities of ACS.

         We acquired 90% of the capital stock of TheBroadcastWeb.com, Inc. in June 1999 for $18,000 cash and 120 shares of our common stock. On December 14, 2001, we sold our interest to NYCLE Acquisition Corp. Under the terms of the transaction, the purchaser assumed substantially all of the on-going liabilities of TheBroadcastWeb.com, Inc. and we received certain advertising time which was valued at approximately $100,000, consisting of two ad spots per hour, per format for a two year period. The purchaser did not assume an intra-company payable or any liabilities for outstanding federal, state and local taxes as well as payroll obligations incurred prior to December 15, 2001.

         On September 28, 2001, we formed A1DiscountPerfume Inc. and in October 2001, launched a new e-commerce site specializing in men's and women's fragrances. As a result of an increase in charge backs related to the unauthorized use of credit cards by third parties to make online purchases of merchandise from A1DiscountPerfume, as well as significant competition within this market segment, as of December 31, 2004 we discontinued the operations of A1Discount Perfume Inc.

         On June 25, 2004, we purchased the URL www.Auctionstore.com for $6,500. On July 22, 2004 we formed, Auctionstore.com which was to function as an Internet-based seller of consigned merchandise whose primary medium of sales is eBay(TM). In May 2005 we formed a new subsidiary, AuctionStore Franchise Corp., to market and service franchises of AuctionStore.com. This subsidiary is inactive. As described earlier in this section, in October 2005 we discontinued the operations of AuctionStore.com.

         On August 16, 2006 we acquired 100% of the issued and outstanding stock of China Direct Consulting in exchange for 10,000,000 shares of our common stock, which at closing, represented approximately 95% of our issued and outstanding shares of the our common stock. As a result of the reverse merger transaction, China Direct Consulting became a wholly owned subsidiary. For financial accounting purposes, the transaction in which we acquired China Direct Consulting was treated as a recapitalization of our company with the former stockholders of the company retaining approximately 5.0% of the outstanding stock of our company. As a result of the transaction, the business of China Direct Consulting became the business of our company.

         In September 2006 we changed the name of our company to China Direct, Inc.

         On September 24, 2006 our wholly-owned subsidiary, CDI China entered into a stock acquisition agreement with Lang Chemical and its sole stockholders Jingdong Chen and Qian Zhu, pursuant to which CDI China was to acquire 51% of Lang Chemical in exchange for an initial capital infusion of $375,000, followed by an additional capital infusion of $326,250 on or before June 30, 2007. Under the terms of the stock exchange agreement, the condition precedents to the closing were:

         o the requirement that Lang Chemical deliver to CDI China, on or before October 31, 2006, audited financial statements of Lang Chemical at December 31, 2005 and for the two years then ended which reflected revenues of $31,740,000 for the fiscal year ended December 31, 2005 and net assets of $767,197 at December 31, 2005, and

         o Mr. Chen and Ms. Zhu were to enter into employment agreements with CDI Shanghai Management, a Chinese limited liability company and wholly owned subsidiary of CDI China, which was to be formed to manage the daily operations of Lang Chemical.

         o On October 25, 2006 the transaction closed according to its terms. At the closing of the transaction, CDI Shanghai Management entered into employment agreements with each of Mr. Chen and Ms. Zhu. Mr. Chen will serve as Executive Vice President, supervising the operations of Lang Chemical, and Ms. Zhu will serve as Executive Vice President supervising financial management of Lang Chemical. The terms of the five year agreements are identical and provide for no annual compensation with bonuses at the discretion of the company. The agreements contain customary confidentiality provisions.

         On October 15, 2006 our wholly owned subsidiary, CDI China, entered into an acquisition agreement with Chang Magnesium. Under the terms of the agreement CDI China agreed to infuse $1,000,000 to Chang Magnesium ("Initial Funds") 10 days past closing. On or before September 30, 2007, CDI China shall deliver $800,000 of investment capital to Chang Magnesium and on or before December 31, 2007 CDI China shall deliver $750,000 of investment capital to Chang Magnesium. The closing of the transaction was subject to audited financial statements for Chang Magnesium which reflected a contribution to Chang Magnesium of property, plant or equipment with a minimum value of $2,450,000. In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium.

         o On December 22, 2006 the transaction closed pursuant to its terms. As a result CDI China holds a 51% majority interest in Chang Magnesium.

         o At the closing of the transaction, CDI Shanghai Management entered into an employment agreement with Yuwei Huang. Mr. Huang will serve as Executive Vice President, supervising the operations of Chang Magnesium. The term of the one year agreement provides for no annual compensation with bonuses at the discretion of the company. The agreement contains customary confidentiality provisions.

PROPERTY

         Our principal executive office is located in approximately 1,360 square feet of office space which we lease from an unrelated third party for approximately $3,030 a month.

         Lang Chemical's principal offices are located in a 3,270 square foot office space owned by Ms. Qian Zhu, a shareholder and CFO of Lang Chemical as well as an employee of CDI Shanghai Management. Lang Chemical also owns an approximate 4,360 square foot office space which it does not occupy.

         Lang Chemical also owns a storage facility in the Jiangsu Province is located in the Beixin Fine Chemical Industrial Park, Qidong, Jiangsu Province. This facility, which consists of a 105,000 cubic foot storage tank area and 21,800 square feet of warehouse, is owned and operated by Lang Chemical. Lang Chemical purchased the land in April 2005 at a cost of $308,900 and owns the warehouse, storage area, and the land use rights.

         Chang Magnesium operates a recently constructed plant. Chang Magnesium owns and operates the plant located in the Aluminum & Magnesium Industrial Park in Yangqu County, of the Shangxi Province. Chang owns the buildings, and equipment. The plant is approximately 250,000 square feet and has an annual production capacity of 6,000 metric tons of magnesium and related magnesium products. The land use rights are owned by Taiyuan Sanxing Coal Gasification Co., Ltd ("Sanxing"). Sanxing has provided Chang Magnesium with the land use rights through 2020. Total investment of this facility is $2.56 mm and buildings on this land are fully owned by Chang Magnesium.

         Changxin Trading operates within approximately 2,000 sq. ft. of office space in the newly constructed plant facility. They do not pay rent to Chang Magnesium.

         CDI Shanghai Management entered into an office lease agreement to lease approximately 2,200 sq. ft of office space in the JunLing Building, Located in Shanghai, room 635 for a monthly rent of approximately $3,200 (25,755 RMB). The lease runs from January 1, 2007 thorough December 31, 2007.

LEGAL PROCEEDINGS

         We are not a party to any pending legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         NAME                    AGE     POSITIONS

Yuejian (James) Wang, Ph.D.      44      CEO, Chairman of the Board of Directors
Marc Siegel                      47      President, Director
David Stein                      35      Chief Operating Officer, Director
Yi ("Jenny") Liu                 34      Vice President, Finance

         Yuejian (James) Wang, Ph.D. Dr. Wang has served as our CEO and Chairman of the Board of Directors since August 16, 2006. Dr. Wang, a founder of China Direct Consulting, has served as its CEO and Chairman of its Board of Directors since its inception in January 2005. Dr. Wang has also been a member of the Board of Directors of CIIC Investment Banking Services (Shanghai) Company Limited since June 2004. From 2001 to 2004, he was President and Chairman of the Board of Directors of Genesis Technology Group, Inc. (OTCBB: GTEC), a business development firm that fosters bilateral commerce between Western and Chinese companies. From 2000 until 2001, Dr. Wang was President, Chief Operating Officer and director of China Net & Technologies, Inc., a technology firm. From 2000 until 2001, Dr. Wang was Vice President, Chief Operating Officer and director of Tensleep Corporation (OTCBB: TENS), a California-based integrated Internet company that acquired and licensed technology, identified, acquired and developed development-stage technology and service entities and focused on the Internet infrastructure market-PC, application-ready devices. From January 2000 until November 2000, Dr. Wang was President of Master Financial Group, Inc., a St. Paul, Minnesota-based company which was a wholly-owned subsidiary of Tensleep Corporation that provided consulting services for small private and public entities in the area of corporate finance, investor relations and business management. Between 1997 and 2000, Dr. Wang was a research scientist and Assistant Professor, Lab Director at the University of Minnesota, School of Medicine. Dr. Wang received a Bachelor of Science degree from the University of Science and Technology of China in Hefei, China in 1985, a Master of Science Degree from the Shanghai Second Medical University, Shanghai, China in 1988, and his Ph.D. degree from the University of Arizona in 1994, Tucson, Arizona.

         Marc Siegel. Mr. Siegel has served as our President and Director since August 16, 2006. Mr. Siegel, a founder of China Direct Consulting, has served as its President and director since its inception in January 2005. Mr. Siegel serves as general partner of China Discovery Investors, Ltd., a private investment fund. In 2003 Mr. Siegel founded, and he is currently president of, Edge, LLC a private multi faceted investment consulting firm. Mr. Siegel has also been a member of the Board of Directors and a minority shareholder of CIIC Investment Banking Services (Shanghai) Company Limited since June 2004. Prior to Edge, LLC, from January 2001 to October 2002, Mr. Siegel served as President of vFinance Investments, Inc., an NASD member and full service financial services organization, where his responsibilities included investment banking, supervisor of all trading activities, and retail sales. Prior to vFinance, Inc., in 1997 Mr. Siegel founded First Level Capital, Inc., an NASD member merchant banking company. Mr. Siegel served as CEO of First Level Capital, Inc. until it was acquired by vFinance, Inc. in December 2000. Prior to establishing First Level Capital, Inc., from July 1997 to September 1997, Mr. Siegel was a partner of Grady & Hatch & Co., Inc. where he served as President and Managing Director. From September 1993 until June 1997, Mr. Siegel was responsible for sales and marketing, recruiting, motivating and leading an 80-person sales force, which he directly supervised at Commonwealth Associates. From September 1985 to 1993, Mr. Siegel was at Lehman Brothers, Inc. Initially Mr. Siegel worked at Lehman's Atlanta office where he served as its sales manager. Subsequently from 1990 to 1992, he served as sales manager/branch manager of its Houston and New York offices. Mr. Siegel received a Bachelor of Arts degree and graduated "Cum Laude" from Tulane University in 1981. Mr. Siegel holds the following licenses; NASD Series 7 (Full Registration General Securities Representative); Series 8 (General Securities Sale Supervisor) Series 24 (General Securities Principal) Series 55 (Limited Representative Equity Trader) Series 63 (Uniform Securities Agent State Law Examination) and Series 65 (Uniform Investment Advisor Law) examination qualified and since Mr. Siegel is not currently employed by a NASD member firm the licenses are considered inactive.

         In April, 2005, Mr. Siegel entered into a Consent Order with the Securities and Exchange Commission (Administrative Proceeding File No. 3-11896) suspending him from association in a supervisory or proprietary capacity with any broker/dealer for a period of 12 months and included payment of a $25,000 penalty. Mr. Siegel was formerly President of vFinance Investments, Inc., an NASD member broker/dealer. In that capacity, Mr. Siegel had responsibility for establishing and implementing policies and procedures for supervision of vFinance's traders. During November and December 2001, a trader then associated with vFinance assisted a stock promoter in manipulating the market for securities without the knowledge of either vFinance or Mr. Siegel. The SEC determined that Mr. Siegel, who had no disciplinary history, had failed reasonably to supervise the trader, a registered representative subject to his supervision.

         David Stein. Mr. Stein has served as our Chief Operating Officer and Director since August 16, 2006. Mr. Stein, a founder of China Direct Consulting, has served as its Chief Operating Officer, responsible for the inter management of the U.S. operations since its inception in January 2005and as a director since June 2006. From 2001 until 2005, Mr. Stein was Vice President of Investment Banking at vFinance Investments, Inc. a division of vFinance, Inc., an NASD member and full service financial services organization. Mr. Stein has been a broker with Lehman Brothers from August 1993 to August 1994, PaineWebber, Inc. from August 1994 to April 1999, and Morgan Stanley, from April 1999 to July 2000. Mr. Stein has been involved in equity and debt offerings at the public and private level. Mr. Stein holds a NASD Series 7 (Full Registration General Securities Representative) and since Mr. Stein is not currently employed by a NASD member firm the licenses are considered inactive. Mr. Stein graduated from the School of Management at Boston University with a Bachelor of Science degree in business administration.

         Yi ("Jenny") Liu. Ms. Liu has served as our Vice President of Finance since August 16, 2006. Ms. Liu is responsible for management of financial reporting as well as internal accounting controls for our clients and subsidiaries. Ms. Liu, has served as Vice President of Finance of China Direct Consulting since June 5, 2006. From 2001 until 2006 Ms. Liu was a supervisor with Hill, Taylor LLC, a Chicago-based public accounting firm, where her significant assignments included audits of public and private companies, tax preparation, management consulting, staff instruction, and recruiting. From 1995 to 2000 Ms. Liu was Accounting Manager with Mitsui Company, a Japanese company which manufactures and sells consumer electronics, primarily monitors and semiconductors, operating in the Shanghai office. Ms. Liu received a Bachelor of Science degree from Shanghai University of Engineering Science, Shanghai, China in 1995, and a Master of Business Administration degree from University of Illinois in 2001. Ms. Liu has been a registered CPA in the State of Illinois.

KEY EMPLOYEES

         Mr. Xiaowen (Robert) Zhuang (49) serves as General Manager of CDI Shanghai Management Company, Limited since November 20, 2006. Mr. Zhuang is the brother of Dr. James Wang the Chief Executive Officer and Chairman of China Direct, Inc. Mr. Zhuang has been working as a business consultant in various capacities for private Chinese entities since 1992. In this role, Mr. Zhuang has developed an understanding of the unique challenges facing Chinese companies. Mr. Zhuang served as Vice General Manager of CIIC Investment Banking Services Co., Limited from June 10, 2004 to December 1, 2006. Mr. Zhuang served as General Manager of Shanghai Yazheng Investment Advisory Co., Limited from 2002 to 2004. Mr. Zhuang served as Vice President and a Director of Dragon Capital Group Corp. from December 1, 2005 through December 1, 2006. Mr. Zhuang served as Vice General Manager of Shanghai Yazheng Information Technology Company, Limited from 2000 to 2002. Mr. Zhuang served as the assistant to the President of Shanghai Pudong Haike Group from 1995 to 2000. Mr. Zhuang holds a Bachelor of Law (LLB) from East China University of Politics and Law and studied at the College of Electronics Engineering of East China Normal University in 1987. Mr. Zhuang is a registered Property Broker in Shanghai, China and registered Corporate Law consultant.

         Mr. Jingdong Chen (39) serves as the CEO of Shanghai Lang Chemical Co. Ltd. since October 1, 2006. Mr. Chen holds a 24.5% interest in Shanghai Lang Chemical Co. Ltd. Mr. Chen is responsible for the daily operations and sales for Shanghai Lang Chemical Company, Limited. Mr. Chen is an employee of CDI Shanghai Management Co. Ltd. bearing the title Executive Vice President supervising the operations of Shanghai Lang Chemical Co. Ltd. since November 20, 2006. Mr. Chen has accumulated ten years of experience operating within the chemical industry within China. Mr. Chen has served as CEO of Shanghai LangYuan Chemical Company, Limited since 1998. From 1990 to 1996, Mr. Chen was sales manager for Shanghai Chemical Industry Sales Corporation (SCISC). From 1996 to 1998, Mr. Chen was Vice General Manager for Vinda Group in the Shanghai Branch, a paper manufacture in China. Mr. Chen received a master's degree from East China Normal University in 1990.

         Ms. Qian Zhu (38) serves as the CFO of Shanghai Lang Chemical Co. Ltd. since October 1, 2006. Ms. Zhu holds a 24.5% interest in Shanghai Lang Chemical Co. Ltd. Ms. Zhu is responsible for financial management of Shanghai Lang Chemical Company, Limited. Ms. Zhu is an employee of CDI Shanghai Management Co. Ltd. bearing the title Executive Vice President supervising the financial reporting and management of Shanghai Lang Chemical Co. Ltd. since November 20, 2006. Ms. Zhu has a background in financial reporting, budgeting, planning, and internal controls. Ms. Zhu served as Chief Financial Officer of Shanghai LangYuan Chemical Company, Limited since 1998. In this capacity Ms. Zhu was responsible for daily financial management. From 1994 to 1997, Ms. Zhu was senior accountant of Shanghai Hongguang Petroleum Chemical Cooperation, where her responsibilities included financial management for clients, creation of monthly report and implementation of cost control measures. From 1991 to 1994, Ms. Zhu was an accountant with Shanghai Mid-South Rubber Cooperation, a state owned enterprise. Ms. Zhu received a bachelor's degree from Shanghai Chemical Industry College in 1990.

         Mr. Yuwei Huang (52) serves as CEO of Chang Magnesium Co. Ltd. since June 1, 2006. Mr. Huang is an employee of CDI Shanghai Management Co. Ltd. bearing the title of Executive Vice President supervising the operations of Chang Magnesium Co. Ltd. With more than a decade of experience, Mr. Huang is a resourceful veteran of the magnesium industry within China. Mr. Huang serves as the General Manager of Taiyuan YiWei Magnesium Co. Ltd. since 1999. Mr. Huang serves as the Vice Chairman of Shanxi Golden Trust YiWei Magnesium Industry Co., Ltd since 2002. Mr. Huang serves as Vice Chairman of Taiyuan Qingcheng YiWei Magnesium Industry Co. Ltd since 2001. Mr. Huang serves as Vice Chairman and General Manager of Taiyuan Minwei Magnesium Industry Co. Ltd since 2000. Mr. Huang is General Manager of Taiyuan Yiwei Magnesium Factory since 1998. Mr. Huang is Chairman of Shangxi NiChiMen Yiwei Magnesium Co. Ltd. since 1994.

         Mr. Wuliang Zhang (45) serves as Vice General Manager of Chang Magnesium Company, Limited since November 20, 2006. Mr. Zhang is an employee of CDI Shanghai Management Co. Ltd. bearing the title Executive Vice President supervising Chang Magnesium Company, Limited since November 20, 2006. Mr. Zhang is an experienced business professional familiar with the culture and business environments in both China and United States. Mr. Zhang served as Vice President of Seattle, WA based Magnesium Alloy Corporation from 2004 to 2006. Mr. Zhang served as Chief Technology Officer of Megscape Inc. from 1998 to 2003. Mr. Zhang holds a master's degree from the University of Houston (TX) and BA degree from East China Normal University in 1985.

         Mr. Chi Ming (Danny) Au (37) is the CEO of Big Tree Group Corporation since November 20, 2006. Mr. Au brings a level of experience related to the toy and entertainment business within China. Mr. Au was Merchandising Manager of Yeko Trading Ltd, a toy trading company, responsible for customer services, business planning and factory management from 2005 to 2006. Mr. Au was Shipping Manager of MTL Corporation Ltd. from 1998 to 2005. Mr. Au served as shipping Manager of Towada Ltd. from 1993 to 1998. Mr. Au received a bachelor's degree from St. Stephen's college in Hong Kong in 1987.

         Ms. Guihong Zheng (33) serves as the Vice President of Big Tree Group Corp, since November 2006. Ms. Zheng holds a 40% interest in Big Tree Toy Group Corp. Ms. Zheng is an employee of CDI Shanghai Management Co. Ltd. bearing the title Executive Vice President supervising the operations of Big Tree Toy Group Corp. since November 20, 2006. In her role as Vice President, Ms. Zheng is responsible for sales, customer service and logistics. From 2004 to 2006, Ms. Zheng served as General Manager of Big Tree Hong Kong International Trading Co. Ltd. responsible for exporting issues for Big Tree Group. From 2002 to 2004, Ms. Zheng was the regional manager of Guangzhou Tian En Jin Telecommunication Equipment Company responsible for sales, market research and customer service in the Guangdong Area. From 1998 to 2002, Ms. Zheng served as Director of Customer Service of Shantou Xin Zhong Di Advertising Company, Ltd. In this role Ms. Zheng was responsible for all customer related issues, including customer development, customized service plan and maintain good relations with customers. From 1996 to 1998, Ms. Zheng was Director of Customer Service of Shantou Wei Tai Wei Brand Vision Design Co. Ltd responsible for all customer related issues, including maintain and development good customer relations. Ms. Zheng graduated from Shangtou Broadcast University, with a major in sales and marketing in 1995.

         Mr. Yonghua Cai (59) serves as CEO of Luma Logistic (Shanghai) Co. Ltd. since October 9, 2006. Mr. Cai is an employee of CDI Shanghai Management Co. Ltd. bearing the title Executive Vice President supervising the operations of Luma Logistic (Shanghai) Co. Ltd. since November 20, 2006. Mr. Cai brings valuable insights due to his experience operating within various Chinese companies. Mr. Cai brings specific experience in operational management, business negotiation, and financial management. Mr. Cai served as General Manager of Shanghai Diji Investment Management Co. Ltd. from 2001 to 2006. Mr. Cai served as assistant GM of China Packaging Group from 1999 to 2001. Mr. Cai served as director and Chairman assistant of Hong Kong Lihuada Investment Co., Ltd. from 1997 to 1999. Mr. Cai was vice General Manager of Shanghai Yongjia Real Estate Development Co., Ltd. in charge of financial management from 1994 to 1996. Mr. Cai was General Manager of Guangdong Shantou Wanyi Pharmaceutical Equipment Co., Ltd., responsible for the import and export of medical materials and equipment from 1990 to 1994.

         Ms. Fei Han (31) servers as Financial Manager of Luma Logistic (Shanghai) Co. Ltd. since October 9, 2006. Ms. Han is an employee of CDI Shanghai Management Co. Ltd. bearing the title Executive Vice President supervising the financial operations of Luma Logistic (Shanghai) Co. Ltd. since November 20, 2006. From 2004 to 2006, Ms. Han worked for Shanghai Diji Investment Management Co. Ltd. as Director of Accounting responsible for financial analysis and project evaluation. Shanghai Diji Investment Management Co. is an investment management company, engaged in capital operation, project investment analysis, and industrial investment advisory services. From 2003 to 2004, Ms. Han worked for Shanghai Hongtu Sanbao PC Development Company; as Director of Accounting responsible for financial reports, annual financial planning and budgeting. From 1995 to 2003, Ms. Han was General Accountant of Shanghai Xiangmin Group, a mid-sized reaping machine manufacturer. Ms. Han graduated from Shanghai University of Finance and Economics in 1995.

DIRECTOR INDEPENDENCE, COMMITTEES OF THE BOARD OF DIRECTORS

         As our Board of Directors is comprised of individuals who were integral in the founding and operations of our company, we do not have any directors who are "independent" within the meaning of definitions established by the Securities and Exchange Commission. We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors.

         Our Board of Directors has not established any standing committees, including an Audit Committee, Compensation Committee or a Nominating Committee. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, and all of our Directors are active in our day to day operations, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance. While there have been no nominations of additional directors proposed, in the event such a proposal is made all members of our Board will participate in the consideration of director nominees.

CODE OF BUSINESS CONDUCT AND ETHICS

         Effective November 18, 2002, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our President (being our principal executive officer) as well as all employees. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

         o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

         o  compliance with applicable governmental laws, rules and regulations;

         o the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

         o accountability for adherence to the Code of Business Conduct and Ethics.

         Our Code of Business Conduct and Ethics requires, among other things, that all of our company's personnel are accorded full access to our President with respect to any matter that may arise relating to the Code of Business Conduct and Ethics. Further, all of our company's personnel are to be accorded full access to our Board of Directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our President.

         In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company's President. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the President, the incident must be reported to any member of our Board of Directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics by another.

STOCK OPTION PLANS

         We presently have four stock option plans; our Evolve One, Inc. Stock Option Plan (the "1999 Plan"), our 2005 Equity Compensation Plan (the "2005 Plan"), our 2006 Equity Compensation Plan ("2006 Equity Plan") and our 2006 Stock Compensation Plan ("2006 Stock Plan"). The purpose of the each of the plans is to advance the interests of our company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our company is largely dependent, including our officers and directors, key employees, consultants and independent contractors. Our officers, directors, key employees and consultants are eligible to receive awards under the each of the plans. Only our employees are eligible to receive incentive options.

         Our plans are administered by our Board of Directors. The Board of Directors determines, from time to time, those of our officers, directors, employees and consultants to whom plan options will be granted, the terms and provisions of the plan options, the dates such plan options will become exercisable, the number of shares subject to each plan option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of our plans, and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Board of Directors.

         The Board of Directors may amend, suspend or terminate either the 1999 Plan, the 2005 Plan, the 2005 Equity Plan or the 2006 Stock Plan at any time, except that no amendment shall be made which:

         o increases the total number of shares subject to the plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization),

         o  affects outstanding options or any exercise right thereunder,

         o  extends the term of any option beyond 10 years, or

         o  extends the termination date of the plan.

         Unless the plan is earlier suspended or terminated by the Board of Directors, each plan terminates 10 years from the date of the plan's adoption. Any termination of the plan does not affect the validity of any options previously granted thereunder.

Evolve One, Inc. Stock Option Plan

         In November 1999, our Board of Directors adopted our 1999 Plan, which was approved by a majority of the stockholders at a meeting on November 11, 1999. Under the 1999 Plan we have reserved 80,000 shares of common stock for the grant of qualified incentive options or non-qualified options. On December 29, 2006, we had options to purchase an aggregate of 480 shares of common stock outstanding under the 1999 Plan at exercise prices ranging from $0.0125 to $56.25 per share.

         The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

         Plan options granted under the 1999 Plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify. Any incentive option granted under the 1999 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Non-qualified options must provide for an exercise price of not less than 85% of the fair market value of our common stock on the date of grant.

         The per share purchase price of shares subject to options granted under the 1999 Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment will not change the total purchase price payable upon the exercise in full of options granted under the 1999 Plan. All options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. Previously granted options are subject to early termination in the event of the death, disability or mental incapacity of the option holder, or in the instance of options granted to employees, the termination of that employee's employment with our company.

2005 Equity Compensation Plan, 2006 Equity Compensation Plan and 2006 Stock Compensation Plan

         On May 6, 2005, our Board of Directors authorized the 2005 Plan covering 1,000,000 shares of common stock. Since the 2005 Plan was not approved by our stockholders prior to May 6, 2006, incentive stock options may not be awarded under the 2005 Plan and any incentive stock options previously awarded under the 2005 Plan have been converted into non-qualified options upon terms and conditions determined by the Board, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the incentive stock options being so converted. As of December 29, 2006, we had options to purchase an aggregate of 260,500 shares of common stock outstanding under the 2005 Plan at exercise prices ranging from $7.50 to $30.00 per share.

         On August 16, 2006, our Board of Directors authorized the 2006 Equity Plan covering 10,000,000 shares of common stock, which was approved by a majority of our shareholders on August 16, 2006. As of December 29, 2006, we had options to purchase an aggregate of 7,088,000 shares of common stock outstanding under the 2006 Equity Plan at exercise prices ranging from $0.01 to $10.00 per share.

         On October 19, 2006, our Board of Directors authorized the 2006 Stock Plan covering 2,000,000 shares of our common stock. If the 2006 Stock Plan is not approved by our stockholders prior to October 19, 2007, we may no longer award incentive stock options under the 2006 Stock Plan and any incentive stock options previously awarded under the 2006 Stock Plan shall be converted into non-qualified options upon terms and conditions determined by the Board, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the incentive stock options being so converted. As of December 29, 2006, we have granted options to purchase an aggregate of 2,000,000 shares under this plan. At December 29, 2006 we had options to purchase an aggregate of 1,995,000 shares of common stock outstanding under the 2006 Stock Plan at exercise prices ranging from $0.01 to $2.50 per share.

         Plan options under the 2005 Plan may only be issued as non-qualified options. Plan options under the 2006 Equity Plan and 2006 Stock Plan (collectively, the "2006 Plans") may either be options qualifying as incentive stock options under Code or non-qualified options. In addition, both the 2005 Plan and 2006 Plans allow for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock amounts may also be issued. Additionally, deferred stock grants and stock appreciation rights may also be granted under the 2005 Plan and the 2006 Plans. Any incentive option granted under the 2006 Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant.

         Subject to the limitation on the aggregate number of shares issuable under the 2005 Plan or the 2006 Plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the 2005 Plan or the 2006 Plans, although such shares may also be used by us for other purposes.

         The 2005 Plan and the 2006 Plans provide that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

         The 2005 Plan and the 2006 Plans provide that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $100,000. The purchase price for shares subject to incentive stock options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a "10% stockholder". A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Code) at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The 2005 Plan and the 2006 Plans provide that fair market value shall be determined by the Board in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board will determine the fair value of such consideration to us in monetary terms. The exercise price of non-qualified options shall be determined by the Board of Directors, but cannot be less than the par value of our common stock on the date the option is granted.

         All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee, except as provided by the Board. If an optionee shall die while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators. Options are also subject to termination by the Board under certain conditions.

         In the event of termination of employment because of death while an employee, or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier. If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier. If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate. If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment, except as otherwise provided under the plan. Non-qualified options are not subject to the foregoing restrictions unless specified by the Board of Directors.

                           SUMMARY COMPENSATION TABLE

         The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2006.

                                               SUMMARY COMPENSATION TABLE
                                               --------------------------
                                                                           NON-        NON-
                                                                          EQUITY     QUALIFIED
                                                                         INCENTIVE   DEFERRED
                                                                           PLAN       COMPEN-    ALL OTHER
NAME AND                                           STOCK      OPTION      COMPEN-     SATION      COMPEN-
PRINCIPAL                YEAR   SALARY     BONUS   AWARDS     AWARDS      SATION     EARNINGS     SATION       TOTAL
POSITION(A)               (B)   ($)(C)    ($)(D)   ($)(E)     ($)(F)      ($)(G)      ($)(H)      ($)(I)       ($)(J)
----------------------   ----   -------   ------   ------   ----------   ---------   ---------   ---------   ----------
Yuejian (James) Wang,
Ph.D. (1) ............   2006   $     0   $    0   $    0   $        0   $       0   $       0   $ 102,944   $  102,944

Marc Siegel (2) ......   2006   $     0   $    0   $    0   $        0   $       0   $       0   $ 170,884   $  170,884

David Stein (3) ......   2006   $     0   $    0   $    0   $        0   $       0   $       0   $  79,239   $   79,239

Alvin Siegel (4) .....   2006   $     0   $    0   $    0   $        0   $       0   $       0   $       0   $        0

Dr. Irwin Horowitz (5)   2006   $     0   $    0   $    0   $        0   $       0   $       0   $       0   $        0
                         2005   $12,000   $    0   $    0   $4,200,000   $       0   $       0   $       0   $4,212,000

Gary Schultheis (6) ..   2005   $ 2,000   $    0   $    0   $  700,000   $       0   $       0   $   6,144   $  708,144

Herbert Tabin (7) ....   2005   $ 2,000   $    0   $    0   $  700,000   $       0   $       0   $   6,144   $  708,144

(1) Dr. Wang has served as our Chairman and CEO since August 16, 2006. In 2006, we assigned a portion of shares we received by three of our clients to Dr. Wang as salary, valued at an aggregate of $102,944. As of December 29, 2006 Dr. Wang's fiscal 2006 compensation included: 804,000 shares of common stock of Sunwin International Neutraceuticals, Inc. of which 268,000 shares have been earned through December 31, 2006 valued at $61,640, 576,000 shares of common stock of Dragon International Group Corp. of which 192,267 shares have been earned through December 31, 2006 valued at $17,304, and 400,000 shares of common stock of Linkwell Corporation of which 133,333 shares have been earned valued at $24,000.

(2) Mr. Siegel has served as our President and a member of our Board of Directors since August 16, 2006. In 2006, we assigned a portion of shares we received by three of our clients to Mr. Siegel as salary, valued at an aggregate of $170,084. As of December 29, 2006 Mr. Siegel's fiscal 2006 compensation included: 804,000 shares of common stock of Sunwin International Neutraceuticals, Inc. of which 268,000 shares have been earned as of December 31, 2006 valued at $61,640, 2,014,800 shares of common stock of Dragon International Group Corp. of which 671,600 shares have been earned valued at $60,444, and 800,000 shares of common stock of Linkwell Corporation of which 266,667 shares have been earned valued at $48,000.

(3) Mr. Stein has served as our Chief Operating Officer and a member of our Board of Directors since August 16, 2006. In 2006, we assigned a portion of shares we received by three of our clients to Mr. Siegel as salary, valued at an aggregate of $79,239. As of December 29, 2006 Mr. Stein's fiscal 2006 compensation included: 412,000 shares of common stock of Sunwin International Neutraceuticals, Inc. of which 137,333 shares have been earned as of December 31, 2006 valued at $31,587, 788,400 shares of common stock of Dragon International Group Corp. of which 262,800 shares have been earned valued at $23,652, and 400,000 shares of common stock of Linkwell Corporation of which 133,333 shares have been earned valued at $24,000.

(4) Mr. Siegel served as our President and a member of our Board of Directors from May 25, 2006 until August 16, 2006. Mr. Alvin Siegel is the father of Mr. Marc Siegel. Mr. Siegel's fiscal 2006 compensation was $0.

(5) Dr. Horowitz served as our President and Chief Executive Officer from January 22, 2005 until May 25, 2006. Dr. Horowitz's fiscal 2006 compensation was $0.

         Dr. Horowitz's 2005 compensation included:

         o a salary of $12,000,

         o option awards totaling 550,000 shares of our common stock including options to purchase 500,000 shares of our common stock with an exercise price of $30.00 per share granted him in January 2005 which expire in January 2013 and were valued at $3,500,000 and options to purchase 50,000 shares of our common stock with an exercise price of $0.10 per share granted him in March 2005 which were valued at $700,000. The options were granted to Dr. Horowitz under the terms of his employment agreement. The value attributable to these options has been calculated in accordance with Financial Accounting Standards (FAS) 123R and is based upon the difference between the fair market value of our common stock on the date the option was granted and the exercise price of the option. In October 2006, Dr. Horowitz exercised options to purchase 50,000 common shares at an exercise price of $.10 per share.

         Excluded from Dr. Horowitz's compensation for fiscal 2005 is compensation paid to Diversifax Inc., a company of which Dr. Horowitz was an officer, director and principal shareholder, under the terms of a management agreement. See Certain Relationships and Related Transactions" appearing later in this prospectus.

(6) Mr. Schultheis served as our President from February 1998 until January 2005. Mr. Schultheis' 2005 compensation includes salary paid to him from January 1, 2005 until January 26, 2005 and amounts paid to him under the Separation and Severance Agreement entered into with Mr. Schultheis on January 26, 2005, including:

         o $2,000 in salary,

         o $6,144 which represented the amount due for COBRA-related expenses for the six month period following his separation from our company, and

         o options awards to purchase 100,000 shares of our common stock at an exercise price of $30.00 expiring in January 2013 granted him on January 26, 2005 which were valued at $700,000. The value attributable to these options has been calculated in accordance with FAS 123R and is based upon the difference between the fair market value of our common stock on the date the option was granted and the exercise price of the option.

(7) Mr. Tabin served as our Director of Marketing from February 1998 until January 2005. Mr. Tabin's 2005 compensation includes salary paid to him from January 1, 2005 until January 26, 2005 and amounts paid to him under the Separation and Severance Agreement entered into with Mr. Tabin on January 26, 2005, including:

         o $2,000 in salary,

         o $6,144 which represented the amount due for COBRA-related expenses for the six month period following his separation from our company, and

         o options awards to purchase 100,000 shares of our common stock at an exercise price of $30.00 expiring in January 2013 granted him on January 26, 2005 which were valued at $700,000. The value attributable to these options has been calculated in accordance with FAS 123R and is based upon the difference between the fair market value of our common stock on the date the option was granted and the exercise price of the option.

EMPLOYMENT AGREEMENTS

         In August 2006 we entered into an employment agreements with Dr. Wang and Messrs. Siegel and Stein. These individuals had each previously been a party to an employment agreement with China Direct Consulting which terminated on the closing date of the reverse merger as described elsewhere herein. The terms of each of these agreements are generally the same and provide that each employee is entitled to annual bonuses as determined by the Board of Directors based upon their evaluation of a variety of factors including our revenues, net income and other financial and operating factors the Board deems appropriate. Each employee is also entitled to participate in any of our employee benefit plans and he will be reimbursed for reasonable business expenses incurred by him on our behalf. The employment agreements also contain customary confidentiality and non-compete provisions.

         Each employee's employment may be terminated upon his death or disability, and with or without cause. In the event we should terminate his employment upon his death or disability, for cause (as defined in the agreement) or if he should resign, he is entitled to payment of his base salary through the date of termination, any earned but unpaid bonuses, reimbursement for any unreimbursed business expenses and any employment benefits, if any, that he is then legally entitled to receive. At our option we may terminate his employment without cause in which event he is entitled to payment of his base salary through the date of termination and for a period of the earlier of 18 months or the expiration date of the agreement, any earned but unpaid bonuses, reimbursement for any unreimbursed business expenses, any employment benefits, if any, that he is then legally entitled to receive and all unvested options will immediately vest and become exercisable.

         The terms of the agreements which are specific to each individual are as follows:

Yuejian (James) Wang, Ph.D.

         Under the terms of his employment agreement which expires on December 31, 2009, Dr. Wang will receive an annual base salary of $100,000 for fiscal 2006, which escalates during the term of the agreement to $150,000 for fiscal 2007, $200,000 for fiscal 2008 and $250,000 for fiscal 2009. He was also granted five-year options to purchase 2,200,000 shares of our common stock a portion of which vest over a three year period and are exercisable at prices ranging from $0.01 to $10.00 per share as additional compensation. These options were identical to options he had previously held in China Direct Consulting which were exchanged for options in our company pursuant to the terms of the reverse merger. Throughout fiscal 2006, China Direct Consulting assigned a portion of shares it received by three of its clients to Dr. Wang as a prepaid bonus, subject to forfeiture if the agreement under which China Direct Consulting received the shares is terminated, valued at an aggregate of $308,832. This aggregate amount of $308,832 consists of 804,000 shares of Sunwin International Neutraceuticals, Inc. common stock valued at $184,920, 576,,800 shares of Dragon International Group Corp. valued at $51,912, and 400,000 shares of common stock of Linkwell Corp. valued at $72,000. As of December 31, 2006, as per the terms of our consulting agreements, only a third, or approximately $102,944 worth of the shares have been earned. As such Dr. Wang's fiscal 2006 compensation is $102,944, and the amount will be recorded as salary expense on our financial statements for the year ended December 31, 2006 while we will record the balance of $205,888 as prepaid expenses on our financial statements for the year ended December 31, 2006.

Marc Siegel

         Under the terms of his employment agreement, which expires on December 31, 2009, Mr. Siegel will receive an annual base salary of $100,000 for fiscal 2006, which escalates during the term of the agreement to $150,000 for fiscal 2007, $200,000 for fiscal 2008 and $250,000 for fiscal 2009. He was also granted five-year options to purchase 2,200,000 shares of our common stock a portion of which vest over a three year period and are exercisable at prices ranging from $0.01 to $10.00 per share as additional compensation. These options were identical to options he had previously held in China Direct Consulting which were exchanged for options in our company pursuant to the terms of the reverse merger. Throughout fiscal 2006, China Direct Consulting assigned a portion of shares it received by two of its clients to Mr. Siegel as a prepaid bonus, subject to forfeiture if the agreement under which China Direct Consulting received the shares is terminated, valued at an aggregate of $510,252. This aggregate amount of $510,252 consists of 804,000 shares of Sunwin International Neutraceuticals, Inc. common stock valued at $184,920, 2,014,800 shares of Dragon International Group Corp. valued at $181,332, and 800,000 shares of common stock of Linkwell Corp. valued at $72,000. As of December 29, 2006, as per the terms of our consulting agreements, only a third, or approximately $170,084 worth of the shares have been earned. As such Mr. Siegel's fiscal 2006 compensation is $170,084. , and the amount will be recorded as salary expense on our financial statements for the year ended December 31, 2006 while we will record the balance of $340,168 as prepaid expenses on our financial statements for the year ended December 31, 2006.

David Stein

         Under the terms of his employment agreement, which expires on December 31, 2009, Mr. Stein will receive an annual base salary of $75,000 for fiscal 2006, which escalates during the term of the agreement to $100,000 for fiscal 2007 and fiscal 2008 and $125,000 for fiscal 2009. He was also granted five-year options to purchase 1,100,000 shares of our common stock a portion of which vest over a three year period and are exercisable at prices ranging from $0.01 to $10.00 per share as additional compensation. These options were identical to options he had previously held in China Direct Consulting which were exchanged for options in our company pursuant to the terms of the reverse merger. Throughout fiscal 2006, China Direct Consulting assigned a portion of shares it received by two of its clients to Mr. Stein as a prepaid bonus, subject to forfeiture if the agreement under which China Direct Consulting received the shares is terminated, valued at an aggregate of $237,716. This aggregate amount of $237,716 consists of 412,000 shares of Sunwin International Neutraceuticals, Inc. common stock valued at $94,760, 788,400 shares of Dragon International Group Corp. valued at $70,956, and 400,000 shares of common stock of Linkwell Corp. valued at $72,000.As of December 31, 2006, as per the terms of our consulting agreements, only a third, or approximately $79,239 worth of the shares have been earned. As such Mr. Stein's fiscal 2006 compensation is $79,239, and the amount will be recorded as salary expense on our financial statements for the year ended December 31, 2006 while we will record the balance of $158,477 as prepaid expenses on our financial statements for the year ended December 31, 2006.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the date hereof:

                                     OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
                                     OPTION AWARDS                                         STOCK AWARDS
             --------------------------------------------------------------    ------------------------------------
                                                                                                           Equity
                                                                                                          Incentive
                                                                                                Equity      Plan
                                                                                               Incentive   Awards:
                                                                                       Market    Plan      Market
                                                                               Number  Value    Awards:      or
                                            Equity                               of      of     Number     Payout
                                          Incentive                            Shares  Shares      of     Value of
                                             Plan                                or      or    Unearned   Unearned
                                           Awards:                             Units   Units    Shares,    Shares,
              Number of     Number of     Number of                              of      of    Units or   Units or
             Securities    Securities     Securities                           Stock   Stock     Other      Other
             Underlying    Underlying     Underlying                            That    That    Rights     Rights
             Unexercised   Unexercised   Unexercised   Option      Option       Have    Have     that       That
             Options(#)    Options(#)      Unearned   Exercise   Expiration     Not     Not    Have Not   Have Not
Name         Exercisable  Unexercisable    Options      Price       Date       Vested  Vested   Vested     Vested
(a)              (b)           (c)          (#)(d)     ($)(e)        (f)       (#)(g)  ($)(h)   (#)(i)     (#)(j)
----------   -----------  -------------  -----------  ---------  ----------    ------  ------  ---------  ---------
Yuejian          400,000              -       -             .01  02/01/2010       -       -        -          -
(James)          400,000              -                    2.50  01/01/2011
Wang (1)               -        400,000                    5.00  01/01/2012
                       -        500,000               7.5010.00  01/01/2013
                       -        500,000                          01/01/2014

Marc             400,000              -       -             .01  02/01/2010       -       -        -          -
Siegel (2)       400,000              -                    2.50  01/01/2011
                       -        400,000                    5.00  01/01/2012
                       -        500,000                    7.50  01/01/2013
                       -        500,000                   10.00  01/01/2014

David            400,000              -       -             .01  02/01/2010       -       -        -          -
Stein (3)        200,000              -                    2.50  01/01/2011
                       -        200,000                    5.00  01/01/2012
                       -        250,000                    7.50  01/01/2013
                       -        250,000                   10.00  01/01/2014

(1) The number of options for Dr. Wang includes; options to purchase 400,000 shares of common stock at an exercise price of $0.01 per share expiring on February 1, 2010 which vested on January 1, 2005, options to purchase 400,000 shares of common stock at an exercise price of $2.50 per share expiring on January 1, 2011 which vested on June 1, 2005, options to purchase 400,000 shares of common stock at an exercise price of $5.00 per share expiring on January 1, 2012 which vest on January 1, 2007, options to purchase 500,000 shares of common stock at an exercise price of $7.50 per share expiring on January 1, 2013 which vest on January 1, 2008, options to purchase 500,000 shares of common stock at an exercise price of $10.00 per share expiring on January 1, 2014 which vest on January 1, 2009.

(2) The number of options for Mr. Siegel includes; options to purchase 400,000 shares of common stock at an exercise price of $0.01 per share expiring on February 1, 2010 which vested on January 1, 2005, options to purchase 400,000 shares of common stock at an exercise price of $2.50 per share expiring on January 1, 2011 which vested on June 1, 2005, options to purchase 400,000 shares of common stock at an exercise price of $5.00 per share expiring on January 1, 2012 which vest on January 1, 2007, options to purchase 500,000 shares of common stock at an exercise price of $7.50 per share expiring on January 1, 2013 which vest on January 1, 2008, options to purchase 500,000 shares of common stock at an exercise price of $10.00 per share expiring on January 1, 2014 which vest on January 1, 2009.

(3) The number of options for Mr. Stein includes; options to purchase 200,000 shares of common stock at an exercise price of $0.01 per share expiring on February 1, 2010 which vested on June 1, 2005, options to purchase 200,000 shares of common stock at an exercise price of $2.50 per share expiring on January 1, 2011 which vested on June 1, 2005, options to purchase 200,000 shares of common stock at an exercise price of $5.00 per share expiring on January 1, 2012 which vest on January 1, 2007, options to purchase 250,000 shares of common stock at an exercise price of $7.50 per share expiring on January 1, 2013 which vest on January 1, 2008, options to purchase 250,000 shares of common stock at an exercise price of $10.00 per share expiring on January 1, 2014 which vest on January 1, 2009.

                            COMPENSATION OF DIRECTORS

         Members of our Board of Directors do not receive cash compensation for their services as directors.

LIMITATION ON LIABILITY

         Under our certificate of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

         o a breach of the director's duty of loyalty to us or our stockholders;
         o acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
         o  a transaction from which our director received an improper benefit;
            or
         o an act or omission for which the liability of a director is expressly provided under Delaware law.

         In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

         Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 15, 2005, we entered into a Management Agreement with Diversifax Inc. Dr. Irwin Horowitz, then a principal stockholder and our Chief Executive officer, was also a principal stockholder and Chief Executive Officer of Diversifax Inc. Under the terms of the agreement, Diversifax Inc. made available to our company its facilities; the services on a part-time basis of seven persons presently employed by Diversifax Inc. for approximately 100 hours per week; equipment, hardware and software of Diversifax Inc. and related utilities and overhead functions at that facility. The term of the agreement was for six months and could be terminated prior to the conclusion of its term on 10 days' prior written notice by either party, or the agreement may be renewed for a successive six-month term. In consideration for the management services and facilities provided by Diversifax during the initial six-month term, we issued Diversifax Inc. approximately 35,950 shares of our common stock. In addition, in the event the market price of our common stock on the six-month anniversary date was below $0.15 per share, we agreed to issue to Diversifax Inc. additional shares of our common stock so that the common shares provided to Diversifax plus such additional shares of common stock would be equal in value to $435,000. In addition, Diversifax Inc. was to receive 10% of the total amount of the monies received as a result of their efforts with regard to auctions being completed for accounts they have introduced to AuctionStore.com, our wholly-owned subsidiary. Payment of the percentage fee was to be made in cash or stock as determined by Diversifax Inc. Following the termination of the agreement we continued to utilize these services under an oral arrangement and in January 2006 we issued Diversifax Inc. approximately 32,539 shares of our common stock in full settlement of services through December 31, 2005. We recorded an expense of $527,728 as the value of the aggregate of approximately 68,489 shares we issued to Diversifax Inc.

         Commencing in August 2006 following the reverse merger with China Direct Consulting we began subleasing our office space from two related parties, one of which is owned by Dr. Wang, our CEO and the other of which is owned by Mr. Siegel, our President. China Direct Consulting subleased this same office space from the two related parties. Our rent expense to these related parties was approximately $17,000 for the nine months ended September 30, 2006. In October 2006, China Direct Investments, Inc. entered into a new lease agreement directly with the landlord. The terms of the new lease agreements are identical to the original lease agreements.

         From time to time our executive officers have advanced funds to us for working capital. At September 30, 2006 we owed these related parties approximately $140,000. The amounts due to the officers are non-interest bearing, unsecured, and payable on demand.

         In February 2005 we entered into a three year mutual agreement with CIIC Investment Banking Services (Shanghai) Company, Limited. Mr. Marc Siegel, our President, is also the chairman of the board and a 20% owner of CIIC Investment Banking Services (Shanghai) Company Limited, and Dr. James Wang, our CEO, is a member of its Board of Directors. In fiscal 2005 we paid CIIC Investment Banking Services (Shanghai) Company Limited $117,000 which represented the value of 900,000 shares of common stock we received from a client company for our services which we assigned to CIIC Investment Banking Services (Shanghai) Company, Limited as compensation for services rendered by it to us in connection with that engagement. CIIC Investment Banking Services (Shanghai) Company, Limited discontinued its operations in December 2006.

         We provide consulting services to Dragon Capital Group Corp. Mr. Lisheng (Lawrence) Wang is CEO and Chairman of the board of Dragon Capital Group Corp. and the brother of Dr. James Wang, our CEO and Chairman. In addition, Mr. Robert Zhuang, a former Vice President and former director of Dragon Capital Group Corp., is also an officer of CIIC Investment Banking Services (Shanghai) Company, Limited, a company which was owned 20% by Mr. Siegel until its dissolution in December 2006. Mr. Zhuang is also the brother of Dr. James Wang. We recognized approximately $145,000 in revenues during the nine month period ended September 30, 2006 for services provided to Dragon Capital Group Corp. These services were paid for through the issuance to us of shares of Dragon Capital Group Corp. which are included on our balance sheet at September 30, 2006 as investment in marketable securities held for sale and valued at $1,494,600.

         From time to time Lang Chemical engages in transactions with related parties, including the following:

         o Lang Chemical rents its principal executive offices from Ms. Zhu, an officer and principal shareholder of the company. In lieu of paying rent for the use of these facilities, Lang Chemical has permitted Ms. Zhu to rent the office space owned by Lang Chemical which it does not presently use and retain the monthly rent of approximately $3,125 she receives from the rental of that space. It is anticipated that this arrangement will cease in January 2008, and

         o From time to time Shanghai Liyuan Chemical Corporation, Ltd., an inactive company owned by Mr. Chen, an officer and principal shareholder of the company, advances funds to Lang Chemical for working capital. The advances are non-interest bearing, unsecured and payable on demand. At December 31, 2005 and September 30, 2006 Lang Chemical owed this related party $1,085,155 and $697,530, respectively. In addition, from time to time Lang Chemical has advanced funds to Mr. Chen. At December 31, 2005 and September 30, 2006 he owed Lang Chemical $227,570 and $232,072, respectively. Following the closing of our acquisition of a majority interest in Lang Chemical, Lang Chemical will no longer borrow funds from, or advance funds to, Mr. Chen or any related entity. It is presently anticipated that the net amount Lang owes Mr. Chen, which was $465,458 at September 30, 2006, will be forgiven by him prior to the end of fiscal 2006; although no formal agreements have been reached at this time.

         From time to time Changxin Trading has engaged in transactions with related parties, including:

         o it purchases products Taiyuan YiWei Magnesium and its affiliated entities (collectively, the Taiyuan YiWei Magnesium Group") for resale to its customers. For the fiscal year ended December 31, 2005 and the nine months ended September 30, 2006, Changxin Trading purchased $11,050,596 and $6,214,588, respectively, of products from the Taiyuan YiWei Magnesium Group for resale. At December 31, 2005 and September 30, 2006, Changxin Trading owed the Taiyuan YiWei Magnesium Group $1,264,765 and $994,444, respectively, for these purchases,

         o from time to time Changxin Trading would receive working capital advances from, or make working capital advances to, Taiyuan YiWei Magnesium and its affiliates. The advances were non-interest bearing, unsecured and due on demand. At December 31, 2005 Changxin Trading's financial statements which appear elsewhere in this report reflect an aggregate of $640,981 due from related parties, which includes $619,153 due from Taiyuan YiWei Magnesium and its affiliates. At December 31, 2005 Changxin Trading did not owe Taiyuan YiWei Magnesium or its affiliates any funds for working capital advances. At September 30, 2006 Changxin Trading owed Taiyuan YiWei Magnesium or its affiliates $303,080 and Changxin Trading was not owed any funds by these entities,

         o from time to time Changxin Trading also advances funds to its executive officers. At December 31, 2005 and September 30, 2006 these executive officers owed Changxin Trading $21,828 and $22,260, respectively. These amounts are non-interest bearing, unsecured and due on demand.

                             PRINCIPAL STOCKHOLDERS

         At December 28, 2006 we had 12,868,433 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of December 28, 2006 by:

         o each person known by us to be the beneficial owner of more than 5% of our common stock;
         o  each of our directors;
         o  each of our executive officers; and
         o  our executive officers, directors and director nominees as a group.

         Unless otherwise indicated, the business address of each person listed is in care of 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

                                                     AMOUNT AND
                                                     NATURE OF
                                                     BENEFICIAL       PERCENTAGE
NAME OF BENEFICIAL OWNER                             OWNERSHIP         OF CLASS
------------------------                             ----------       ----------

Dr. Yuejian (James) Wang (1) ...............          4,800,000          42.0%
Marc Siegel (2) ............................          4,800,000          42.0%
David Stein (3) ............................          2,483,114          23.0%
Yi (Jenny) Liu (4) .........................                  0           n/a
All officers and directors as a group
 (three persons) (1),(2),(3),(4) ...........         12,083,114          97.0%

* represents less than 1%

(1) The number of shares beneficially owned by Dr. Wang includes:

    o options to purchase 400,000 shares of our common stock with an exercise price of $0.01 per share, and

    o options to purchase 400,000 shares of our common stock with an exercise price of $2.50 per share.

    The number of shares beneficially owned by Dr. Wang excludes 1,400,000 shares issuable upon exercise of options which have not vested.

(2) The number of shares beneficially owned by Mr. Siegel includes:

    o options to purchase 400,000 shares of our common stock with an exercise price of $0.01 per share, and

    o options to purchase 400,000 shares of our common stock with an exercise price of $2.50 per share.

    The number of shares beneficially owned by Mr. Siegel excludes 1,400,000 shares issuable upon exercise of options which have not vested.

(3) The number of shares beneficially owned by Mr. Stein includes:

    o options to purchase 200,000 shares of our common stock with an exercise price of $0.01 per share; and

    o options to purchase 200,000 shares of our common stock with an exercise price of $2.50 per share.

    The number of shares beneficially owned by Mr. Stein excludes 700,000 shares issuable upon exercise of options which have not vested.

(4) The number of shares beneficially owned by Ms. Liu does not include 48,000 shares issuable upon exercise of options which have not vested.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $.0001 per share, 10,000,000 shares of preferred stock, par value $.0001 per share. At December 28, 2006 we had 12,868,433 shares of common stock and no shares of preferred stock outstanding.

COMMON STOCK

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

         Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

         The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

         The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

WARRANTS

         At December 28, 2006 we have outstanding common stock purchase warrants to purchase an aggregate of 7,541,875 shares of our common stock with exercise prices ranging from $2.50 to $15.00 per share, including:

         CLASS A AND CLASS B COMMON STOCK PURCHASE WARRANTS

         In connection with our 2006 unit offering of securities between September 2006 and November 2006 we issued five year Class A common stock purchase warrants to purchase 3,804,375 shares of common stock and five year Class B common stock purchase warrants to purchase 3,427,500 shares of common stock. The Class A warrants are exercisable at $4.00 per share and the Class B warrants are exercisable at $10.00 per share, subject to adjustment as hereinafter described. Until such time, however, as the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission the terms of the Class A and Class B common stock purchase warrants include a cashless exercise provision. This means that the holder, rather than paying the exercise price in cash, is permitted to surrender a number of warrants equal to the exercise price of the warrants being exercised. Once the registration statement is declared effective the exercise price of the warrants is payable only in cash.

         The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations. The number of shares of common stock that a holder would thereafter on the exercise be entitled to receive will be adjusted to a number determined by multiplying the number of shares of common stock that would otherwise be issuable on such exercise by a fraction of which the numerator is the exercise price that would otherwise be in effect and the denominator is the exercise price in effect on the date of such exercise. No adjustment in the number of shares of common stock purchasable upon the exercise of the warrants will be made if the effect of such adjustment would be to reduce the number of shares purchasable upon the original issuance of the warrant. In addition, so long as the warrants are outstanding, if we should issue shares of common stock or securities convertible or exchange for shares of our common stock at an effective price less than the then conversion price of the warrants the exercise price of the warrants will also be automatically be adjusted to such other lower price.

         The warrant holders are not be entitled to exercise this a warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date. The holders are not be limited to aggregate exercises which would result in the issuance of more than 4.99%. These contractual restrictions may be waived, in whole or in part, upon 61 days prior notice to us to increase the beneficial ownership limitation up to a maximum of 9.99%.

         We issued five year Class A common stock purchase warrants to purchase 30,000 shares of common stock to Skyebanc, Inc. a broker-dealer and NASD member firm.

         OTHER OUTSTANDING WARRANTS

         We have issued and outstanding warrants to purchase a total of 280,000 shares of our common stock, including:

         o        90,000 shares at an exercise price of $7.50 per share, and
         o        90,000 shares at an exercise price of $15.00 per share, and
         o        50,000 shares at an exercise price of $4.00 per share, and
         o        50,000 shares at an exercise price of $2.50 per share, and

         Other than the exercise price, all warrants are identical. The warrants will be subject to adjustment in the event of stock splits, dividends and similar events.

         In August 2006, we granted ROI Group Associates, Inc. warrants to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share, expiring August 31, 2011. In December 2006, we granted HC International, Inc. warrants to purchase 50,000 shares of our common stock at an exercise price of $2.50 per share, expiring December 1, 2011. These warrants were issued in exchange for consulting services provided by each, ROI Group Associates, Inc. and HC International, Inc.

TRANSFER AGENT

         Our transfer agent is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716-1655, and its telephone number is (732) 872-2727.

                            SELLING SECURITY HOLDERS

         At December 28, 2006 we had 12,868,433 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of 9,546,875 shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:

         o  2,285,000 shares which are presently outstanding, and
         o 7,261,875 shares issuable upon the exercise of the Class A and Class B common stock purchase warrants.

         These securities were either sold by us in our unit private placement between September 2006 and November 2006 or issued to the holders as a due diligence fee. The following table sets forth:

         o  the name of each selling security holder,
         o  the number of shares owned, and
         o the number of shares being registered for resale by the selling security holder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

                                                                             Shares    Percentage
                                        Number     Percentage                 to be       to be
                                          of         owned       Shares       owned       owned
                                        Shares       before       to be       after       after
Name of Selling Security Holder          Owned      offering     offered    offering    offering
------------------------------------   ---------   ----------   ---------   --------   ----------
Andong Management, LLC (1) .........      40,000         0.3%      40,000          0            0
Michael Mead (2) ...................      50,000         0.4%      50,000          0            0
Orinoco Tooling & Stamping (3) .....     100,000         0.8%     100,000          0            0
Terry & Linda Max (4) ..............     200,000         1.5%     200,000          0            0
Marjorie Group, LLC (5) ............     200,000         1.5%     200,000          0            0
Mulkey II Limited Partnership (6) ..     200,000         1.5%     200,000          0            0
Brio Capital L.P. (7) ..............     300,000         2.3%     300,000          0            0
Richard G. David (8) ...............     400,000         3.0%     400,000          0            0
Anthony Heller (9) .................     400,000         3.0%     400,000          0            0
CMS Capital (10) ...................     400,000         3.0%     400,000          0            0
Lake Street Fund, L.P. (11) ........     400,000         3.0%     400,000          0            0
Nite Capital, L.P. (12) ............     400,000         3.0%     400,000          0            0
Osher Capital Partners, LLC (13) ...     736,250         5.5%     736,250          0            0
Ellis International, L.P. (14) .....     500,000         3.8%     500,000          0            0
Richard J. Church (15) .............     550,000         4.1%     550,000          0            0
Harborview Master Fund L.P. (16) ...     700,000         5.2%     700,000          0            0
Longview Fund, L.P. (17) ...........     800,000         5.9%     800,000          0            0
Alpha Capital Anstalt (18) .........   1,018,750         7.5%   1,018,750          0            0
Whalehaven Capital Fund Limited (19)   1,000,000         7.3%   1,000,000          0            0
Monarch Capital Fund, Ltd. (20) ....   1,000,000         7.3%   1,000,000          0            0
Utica Advisors, LLC (21) ...........     121,875         0.9%     121,875          0            0
Skyebanc, Inc. (22) ................     30,000          0.2%      30,000          0            0
                                       ---------                ---------
     Total .........................   9,546,875                9,546,875          0            0
                                       =========                =========

* represents less than 1%

         None of the selling security holders listed in the table above are affiliated with any other organization or investors listed above.

(1) The number of shares of common stock owned and offered includes 15,000 shares underlying Class A common stock purchase warrants and 15,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. Mr. Andrew Yan has voting and dispositive control over securities held by Andong Management, LLC.

(2) The number of shares of common stock owned and offered includes 18,750 shares underlying Class A common stock purchase warrants and 18,750 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us.

(3) The number of shares of common stock owned and offered includes 37,500 shares underlying Class A common stock purchase warrants and 37,500 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us. Mr. Carlos Becerra has voting and dispositive control over securities held by Orinoco Tooling & Stamping.

(4) The number of shares of common stock owned and offered includes 75,000 shares underlying Class A common stock purchase warrants and 75,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us.

(5) The number of shares of common stock owned and offered includes 75,000 shares underlying Class A common stock purchase warrants and 75,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us. Daniel Wainstein has voting and dispositive control over securities held by Marjorie Group, LLC.

(6) The number of shares of common stock owned and offered includes 75,000 shares underlying Class A common stock purchase warrants and 75,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. Dr. David Mulkey has voting and dispositive control over securities held by Mulkey II Limited Partnership.

(7) The number of shares of common stock owned and offered includes 112,500 shares underlying Class A common stock purchase warrants and 112,500 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. Mr. Shaye Hirsch has voting and dispositive control over securities held by Brio Capital, L.P.

(8) The number of shares of common stock owned and offered includes 150,000 shares underlying Class A common stock purchase warrants and 150,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us.

(9) The number of shares of common stock owned and offered includes 150,000 shares underlying Class A common stock purchase warrants and 150,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.

(10) The number of shares of common stock owned and offered includes 150,000 shares underlying Class A common stock purchase warrants and 150,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. Mr. Howard Weiss has voting and dispositive control over securities held by CMS Capital.

(11) The number of shares of common stock owned and offered includes 150,000 shares underlying Class A common stock purchase warrants and 150,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. Mr. Scott Hood has voting and dispositive control over securities held by Lake Street Fund, L.P.

(12) The number of shares of common stock owned and offered includes 150,000 shares underlying Class A common stock purchase warrants and 150,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. Mr. John Prinz has voting and dispositive control over securities held by Nite Capital, L.P.

(13) The number of shares of common stock owned and offered includes 423,750 shares underlying Class A common stock purchase warrants and 187,500 shares underlying Class B common stock purchase warrants. The number of shares underlying the Class A warrants includes 236,250 shares underlying warrants issued to Osher Capital Partners, LLC as a due diligence fee in the offering. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us. Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital Partners, LLC.

(14) The number of shares of common stock owned and offered includes 187,500 shares underlying Class A common stock purchase warrants and 187,500 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us. Mr. Wilhelm Unger has voting and dispositive control over securities held by Ellis International, Ltd.

(15) The number of shares of common stock owned and offered includes 206,250 shares underlying Class A common stock purchase warrants and 206,250 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us.

(16) The number of shares of common stock owned and offered includes 262,500 shares underlying Class A common stock purchase warrants and 262,500 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us. Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors, LLC. Messrs. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors, LLC and have voting and dispositive control over securities held by Harborview Master Fund L.P.

(17) The number of shares of common stock owned and offered includes 300,000 shares underlying Class A common stock purchase warrants and 300,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us. Mr. Peter T. Benz has voting and dispositive control over securities held by Longview Fund, L.P.

(18) The number of shares of common stock owned and offered includes 393,750 shares underlying Class A common stock purchase warrants and 375,000 shares underlying Class B common stock purchase warrants. The number of shares underlying the Class A warrants includes 18,750 shares underlying warrants issued to Alpha Capital Anstalt as a due diligence fee in the offering. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us. Messrs. Konrad Ackerman and Rainer Posch have voting and dispositive control over securities held by Alpha Capital Anstalt.

(19) The number of shares of common stock owned and offered includes 375,000 shares underlying Class A common stock purchase warrants and 375,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us. Mr. Michael Finkelstein has voting and dispositive control over securities held by Whalehaven Capital Fund Limited.

(20) The number of shares of common stock owned and offered includes 375,000 shares underlying Class A common stock purchase warrants and 375,000 shares underlying Class B common stock purchase warrants. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us. Mr. Joseph Franck has voting and dispositive control over securities held by Monarch Capital Fund, Ltd.

(21) The number of shares of common stock owned and offered includes 121,875 shares underlying Class B common stock purchase warrants that Utica Advisors, LLC was issued as a due diligence fee for its services as an advisor to Monarch Capital Fund, Ltd., an investor in the offering. Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

(22) The number of shares of common stock owned and offered includes 30,000 shares underlying Class A common stock purchase warrants that Skyebanc, Inc., a broker-dealer and NASD member firm, was issued as a fee for its services as a selling agent. Mr. Vincent Labarbara has voting and dispositive control over securities held by Skyebanc, Inc.

         None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

GENERAL

         Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o  privately negotiated transactions;

         o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

         o  a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o  any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

         In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that he/it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

         We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

REGISTRATION OF SELLING SECURITY HOLDERS' COMMON STOCK

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In connection with any such registration, we will have no obligation to assist or cooperate with the selling security holders in the offering or disposing of such shares; to indemnify or hold harmless the holders of any such shares, other than the selling security holders or any underwriter designated by such holders; or to obtain a commitment from an underwriter relative to the sale of any such shares.

         We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

         We will use our best efforts to file one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing:

         o  the name of any broker-dealers;
         o  the number of common shares involved;
         o  the price at which the common shares are to be sold;
         o the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;
         o that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and
         o  any other facts material to the transaction.

                         SHARES ELIGIBLE FOR FUTURE SALE

         At December 28, 2006 we had 12,868,433 shares of common stock issued and outstanding. Of this amount, 2,285,000 shares were included in the registration statement of which this prospectus is a part and will be freely tradable shares by persons other than our affiliates, as defined under Rule 144 under the Securities Act, upon the effective date of the registration statement of which this prospectus is a part so long as we keep this prospectus current. In addition, the registration statement of which this prospectus is a part also registers 7,261,875 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants. Upon the exercise of those warrants in accordance with their respective terms, the underlying shares will be freely tradable by persons other than our affiliates providing that this prospectus is current. Of the amount of shares of common stock issued and outstanding, 12,653,067 shares are "restricted securities".

         In general, under Rule 144, as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock.

         Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least two years previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

         Our financial statements as of and for the period of inception (January 18, 2005) to December 31, 2005 included in this prospectus have been audited by Sherb & Co., LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Direct Investment, Inc.
5301 N Federal Hwy #120
Boca Raton, FL 33487


     We have audited the accompanying balance sheet of China Direct Investment, Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows from January 18, 2005 (Inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Direct Investment, Inc. as of December 31, 2005, and the results of their operations and their cash flows from January 18, 2005 (Inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.



                                                /s/Sherb & Co., LLP
                                                Certified Public Accountants


Boca Raton, Florida
August 4, 2006
(November 14, 2006 as to the effects of the recapitalization discussed in note 1 to the financial statements)

                               CHINA DIRECT, INC.
                                  BALANCE SHEET
                                December 31, 2005

                                     ASSETS
Current Assets:
Cash and cash equivalents ..........................................  $   39,983
Investment in trading securities ...................................     152,800
Investment in marketable securities held for sale-related party ....     810,000
                                                                      ----------
     Total current assets ..........................................   1,002,783

Property and equipment, net of accumulated depreciation of $1,207 ..      15,800
                                                                      ----------

     Total assets ..................................................  $1,018,583
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses ............................  $   28,529
  Accrued compensation .............................................       5,000
  Income tax payable ...............................................     293,083
  Due to executive officers ........................................     134,793
  Deferred income tax payable ......................................      41,045
                                                                      ----------
     Total current liabilities .....................................     502,450


Stockholders' Equity:
  Preferred stock; $.0001 par value, 10,000,000 shares authorized,
   none issued and outstanding .....................................           -
  Common stock; $.0001 par value, 1,000,000,000 shares authorized,
   10,000,000 issued and outstanding ...............................      10,000
  Accumulated comprehensive income .................................      45,300
  Retained earnings ................................................     460,833
                                                                      ----------

     Total stockholders' equity ....................................     516,133
                                                                      ----------

     Total liabilities and stockholders' equity ....................  $1,018,583
                                                                      ==========

                       See Notes to Financial Statements.

                               CHINA DIRECT, INC.
                            STATEMENTS OF OPERATIONS
                FOR THE PERIOD FROM INCEPTION (January 18, 2005)
                              TO DECEMBER 31, 2005

Revenues .....................................................     $    689,428
Revenues-related party .......................................          849,000
                                                                   ------------
                                                                      1,538,428

Cost of revenues .............................................          109,522
                                                                   ------------

Gross profit .................................................        1,428,906

Operating expenses:
  Selling, general and administrative-related parties ........          141,188
  Selling, general and administrative ........................          557,283
                                                                   ------------

     Total operating expenses ................................          698,471
                                                                   ------------

     Operating income ........................................          730,435

Other income (expense):
  Unrealized gain on trading securities ......................           28,650
  Realized gain on sale of trading securities ................            6,176
                                                                   ------------

Net income before income tax .................................          765,261

Income tax expense ...........................................         (304,428)
                                                                   ------------

Net income ...................................................     $    460,833
                                                                   ============

Unrealized gain on marketable securities held for sale,
 net of income tax ...........................................           45,300
                                                                   ------------

Comprehensive income .........................................     $    506,133
                                                                   ============

Basic earnings per common share ..............................     $       0.05
                                                                   ============

Diluted earnings per common share ............................     $       0.04
                                                                   ============

Basic weighted average common shares outstanding .............       10,000,000
                                                                   ============

Diluted weighted average common shares outstanding ...........       10,874,521
                                                                   ============

                       See Notes to Financial Statements.

                                              CHINA DIRECT, INC.
                                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    For the Period from Inception (January 18, 2005) to December 31, 2005
                                                              Additional   Accumulated
                                           Common Stock        Paid-in    Comprehensive   Retained
                                        Shares         $       Capital       Income       Earnings    Total
                                      ----------  ----------  ----------  -------------  ---------  ---------
Opening balance, January 18, 2005 ..  10,000,000  $   10,000  $        -  $           -  $       -  $  10,000

Unrealized income on investment held
 for sale, net of income tax .......           -           -           -         45,300          -     45,300
Net income .........................           -           -           -              -    460,833    460,833
                                      ----------  ----------  ----------  -------------  ---------  ---------
Ending balance, December 31, 2005 ..  10,000,000  $   10,000  $        -  $      45,300  $ 460,833  $ 506,133
                                      ==========  ==========  ==========  =============  =========  =========

                                      See Notes to Financial Statements.

                                                     F-4

                               CHINA DIRECT, INC.
                            STATEMENTS OF CASH FLOWS
     For the period from Inception ( January 18, 2005) to December 31, 2005

Cash flows from operating activities:
Net income .......................................................  $   460,833
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation ...................................................        1,207
  Unrealized gain on trading securities ..........................      (28,650)
  Realized gain on sale of investment in trading securities ......       (6,176)
  Fair value of shares issued to founders ........................       10,000
  Fair value of shares received for services .....................   (1,151,750)
  Fair value of warrants received for services ...................      (33,428)
  Fair value of investments assigned to officers and consultants
   for services ..................................................      292,600
Changes in operating assets and liabilities:
  Accounts payable and accrued expenses ..........................       28,529
  Accrued compensation ...........................................        5,000
  Deferred income tax payable ....................................       11,345
  Income tax payable .............................................      293,083
                                                                    -----------

Net cash used in operating activities ............................     (117,407)
                                                                    -----------
Cash flows provided by investing activities:
Exercise of warrants .............................................      (75,000)
Proceeds from the disposition of investment in trading securities       114,604
Purchases of property and equipment ..............................      (17,007)
                                                                    -----------

Net cash provided by activities ..................................       22,597
                                                                    -----------

Cash flows from financing activities:
  Proceeds from advances from executive officers .................      134,793
  Proceeds from advances from customers ..........................      220,000
  Repayments of advances to customers ............................     (220,000)
                                                                    -----------

Net cash provided by financing activities ........................      134,793
                                                                    -----------

 Net increase in cash ............................................       39,983

Cash, beginning of period ........................................            -
                                                                    -----------

Cash, end of period ..............................................  $    39,983
                                                                    ===========

Supplemental disclosures of cash flow information:
     Cash paid for taxes .........................................  $         -
                                                                    ===========
     Cash paid for interest ......................................  $         -
                                                                    ===========

                       See Notes to Financial Statements.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

THE COMPANY

China Direct, Inc., a Delaware corporation formerly known as Evolve One, Inc., and its subsidiaries are referred to in this report as the "Company", "China Direct", "we", "us" or "our". China Direct Investments, Inc., a Florida corporation and a wholly owned subsidiary of China Direct, Inc. is referred to in this report as China Direct Consulting. CDI China, Inc., a Florida corporation and a wholly owned subsidiary of China Direct, Inc. is referred to in this report as CDI China.

China Direct Consulting was organized in January 2005 and provides specialized business consulting services exclusively to Chinese companies seeking access to the U.S. capital markets. It enters into agreements with clients which provides for services to be rendered for a fixed fee. The amount of the consulting fee varies based upon the scope of the services to be rendered. Historically, a significant portion of its fees have been paid in shares of its client's securities which are valued at fair market value for the purposes of our revenue recognition. Depending upon the particular client, China Direct Consulting may receive either unregistered shares with registration rights or a client may issue shares directly to one of our executive officers. The policy of China Direct Consulting is to sell securities it receives as compensation in anticipation of short term market movements and not to hold these securities as investments.

On August 16, 2006, Under a Share Exchange Agreement, Evolve One, Inc. ("Evolve") acquired 100% of the issued and outstanding stock of China Direct Consulting in exchange for 10,000,000 shares of Evolve common stock, which at closing, represented approximately 95% of Evolve issued and outstanding common stock shares. As a result of the reverse merger transaction, China Direct Consulting became a wholly owned subsidiary. For financial accounting purposes, the transaction in which Evolve acquired China Direct Consulting was treated as a recapitalization of Evolve with the former stockholders of the company retaining approximately 5.0% of the outstanding stock of Evolve. As a result of the transaction, the business of China Direct Consulting became the business of our company. The consolidated financial statements reflect the change in the capital structure of the Company due to the recapitalization and the financial statements reflect the operations of the Company for the year presented.

In September 2006 we changed the name of Evolve One, Inc., a Delaware corporation, to China Direct, Inc.

China Direct is a diversified management and consulting organization. Our mission is to create a platform to empower Chinese entities to effectively compete in the global economy.

Our purpose is twofold; to offer turn key consulting services to Chinese entities and to acquire controlling interest in Chinese entities providing an infrastructure to support development. China Direct offers a comprehensive suite of services which the company believes is critical to the success of these Chinese entities. Our function is to provide resources necessary for Chinese entities to compete in the global economy. We believe China Direct overcomes cultural and geographical barriers allowing for east to meet west in a truly unique manner. Our organization lends its resources to provide a platform which we believe empowers medium sized Chinese entities to expand its market share.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

THE COMPANY (CONTINUED)

China Direct operates two wholly owned entities; China Direct Investments, Inc. (China Direct Consulting") and CDI China, Inc. ("CDI China"). China Direct Consulting serves as a full service consulting and advisory firm offering a comprehensive suite of services critical to the success of Chinese entities seeking to access the U.S. capital markets.

CDI China operates as a management company for Chinese entities. CDI China seeks to acquire a majority interest in entities operating in China. CDI China was incorporated under the laws of the State of Florida on August 25, 2005. Our business model for CDI China envisions the acquisition of a majority interest of a Chinese entity. The consideration for the acquisitions will be directly related to the shareholder equity of the acquisition target. The consideration can be in the form of cash, restricted common stock of China Direct, Inc., or a combination of both. We would then utilize resources available to us by virtue of our public company status to provide the necessary working capital to our subsidiary to enable it to grow its business and operations. The goal of CDI China is to acquire majority interests in a variety of Chinese companies engaged in operations which we believe will benefit from the continuing growth of the Chinese economy. Examples of industries in which we will focus our efforts include manufacturing, technology, mining, healthcare, packaging, food and beverage, as well as import and export. We initially intend to target companies that are medium sized entities, generally including companies with less than $100 million in annual revenue, which we believe offer the greatest opportunities for growth.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISKS

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and investments in marketable securities held for sale and trading securities.

The Company's cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. During 2005, the Company has reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

The Company's investments in securities held for sale and trading securities are held in publicly-traded Chinese companies. Two of the investments in trading securities accounted for 84% and 16%, respectively, of its investments in trading securities at December 31, 2005.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CUSTOMER CONCENTRATION

Three of the Company's customers accounted for 55%, 24% and 20% of its revenues during fiscal 2005. The Company minimizes its customer concentration risks by expanding and diversifying its existing customer base.

PRODUCT CONCENTRATION

All of the Company's revenues are derived from fees earned from business consulting services.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, investment in marketable securities, accounts payable and accrued expenses, income tax payable and due to executive officers approximate their fair value due to their short-term maturities. The carrying value of securities held for sale is reflected at its fair value based on their quoted stock price.

MARKETABLE SECURITIES

The Company classifies its existing marketable equity securities as trading securities and available for sale in accordance with SFAS No. 115. These securities are carried at fair market value. Realized gains or losses are recognized in the statement of operations when the marketable securities are sold. Gains or losses on securities sold are based on the specific identification method. Unrealized gains or losses of trading securities are recognized in the statement of operations on a monthly basis based on changes in the fair value of the security as quoted on national or inter-dealer stock exchanges. Unrealized gains or losses of marketable securities held for sale are recognized as an element of comprehensive income on a monthly basis based on changes in the fair value of the security as quoted on national or inter-dealer stock exchanges.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of three to five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

Property and equipment consist of the following as of December 31, 2005:

Computer equipment and software ............................           $  3,254
Office furniture and equipment .............................             13,753
                                                                       --------
                                                                         17,007
Accumulated depreciation ...................................             (1,207)
                                                                       --------
                                                                       $ 15,800
                                                                       ========

Depreciation expense amounted to approximately $1,200 during fiscal 2005.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

USE OF ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the realization of receivables. Actual results will differ from these estimates.

BASIC AND DILUTED EARNINGS PER SHARE

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period. Dilutive common share equivalents consist of shares issuable upon the exercise of stock options and warrants (calculated using the modified-treasury stock method). The outstanding options amounted to 5,500,000 at December 31, 2005.

The following sets forth the computation of basic and diluted earnings per share:

                                                                        2005
                                                                        ----
Numerator:
Net income ..................................................        $   460,833
                                                                     ===========

Denominator:
Denominator for basic earnings per share-
Weighted average shares outstanding .........................         10,000,000
Effect of dilutive employee stock options ...................            874,521
                                                                     -----------
Denominator for diluted earnings per share-
Weighted average shares outstanding .........................         10,874,521
                                                                     ===========

Basic earnings per share ....................................        $      0.05
                                                                     ===========
Diluted earnings per share ..................................        $      0.04
                                                                     ===========

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition".

The Company generally provides its services pursuant to written agreements which may vary in duration. Revenues are recognized over the terms of the agreements. The Company's revenues are derived from a certain predetermined fixed fee for the services it provides to its customers. The fee will vary based on the scope of its services.

A significant portion of the services the Company provides are paid in shares, and other equity instruments issued by its clients. These instruments are classified as marketable securities on the balance sheet, if still held at the financial reporting date. These instruments are stated at fair value in accordance with the provision of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115) and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services". Primarily all of the equity instruments are received from small public companies.

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition".

The Company generally provides its services pursuant to written agreements which may vary in duration. Revenues are recognized over the terms of the agreements. The Company's revenues are derived from a certain predetermined fixed fee for the services it provides to its customers. The fee will vary based on the scope of its services.

A significant portion of the services the Company provides are paid in shares and other equity instruments issued by its clients. These instruments are classified as marketable securities on the balance sheet, if still held at the financial reporting date. These instruments are stated at fair value in accordance with the provision of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115) and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services". Primarily all of the equity instruments are received from small public companies.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

The stock and the stock purchase warrants received are typically restricted as to resale, though the Company generally receives registration rights stipulating that the securities will be registered for resale within one year. Company policy is to resell these securities in anticipation of short - term market movements. The Company recognizes revenue for such stock purchase warrants when received based on the Black-Scholes valuation model. The Company recognizes unrealized gains or losses in the statement of operations based on the changes in value in the stock purchase warrants as determined by the Black- Scholes valuation model. Realized gains or losses are recognized in the statement of operations when the related stock purchase warrant is exercised and sold. For the year ended December 31, 2005 the Company recognized $1,302,178 of revenue in connection with the receipt of equity instruments.

STOCK-BASED COMPENSATION

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

SEGMENT REPORTING

The Company operates in one segment, business consulting services. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

RECENT PRONOUNCEMENTS

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning in the first quarter of 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 5 - DUE TO EXECUTIVE OFFICERS

The due to executive officers amounts to approximately $135,000 at December 31, 2005. The due to executive officers is non-interest bearing, unsecured, and payable on demand.

NOTE 6 - STOCKHOLDERS' EQUITY

STOCK OPTION PLAN

The following pro forma information regarding stock-based compensation has been determined as if the Company had accounted for its employee stock options under the fair value method pursuant to SFAS 123. For purposes of the pro-forma calculations, the fair value of each option granted in 2005 was estimated at the date of grant using the Black-Scholes model with the following assumptions used: risk-free interest rate: 4.0%, respectively; dividend yield: none; volatility:
73%; expected lives: 5 years.

The Company issued 5,500,000 options to its executive officers during fiscal 2005 at a weighted average exercise price of $5.00. No value was attributed to such options based on the aforementioned assumptions.

Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for grants under those plans consistent with the method of SFAS No. 123, the Company's cash flows would have remained unchanged; however net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                         2005
                                                                         ----

Net income as reported: ...........................................   $ 460,833
Add:        Compensation expense recognized for options
            Granted below market value ............................           -
Deduct:     Total stock-base employee compensation expense
            determined under fair value based method for all
            awards, net of related tax effects ....................    (      -)
                                                                      ---------
Net income pro forma ..............................................   $ 460,833
                                                                      =========

Earnings per share:
Basic .............................................................   $    0.05
                                                                      =========
Diluted ...........................................................   $    0.04
                                                                      =========

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 6 - STOCKHOLDERS' EQUITY (CONTINUED)

A summary of the activity during fiscal 2005 of the Company's stock option plan is presented below:

                                                                       Weighted
                                                                       Average
                                                                       Exercise
                                                      Options           Price
                                                      ---------       ---------
Outstanding at January 18, 2005 ...............               -       $       -

Granted .......................................       5,500,000            5.00
Exercised .....................................               -               -
Expired or cancelled ..........................               -               -
                                                      ---------       ---------
Outstanding at December 31, 2005 ..............       5,500,000       $    5.00
                                                      =========       =========

Exercisable at December 31, 2005 ..............               -       $       -
                                                      =========       =========

The weighted average remaining contractual life and weighted average exercise price of options outstanding at December 31, 2005, for selected exercise price ranges, is as follows:

Options outstanding:

                                        Weighted average
    Range of           Number of           remaining            Weighted average
exercise prices         options         contractual life         exercise price
---------------        ---------        ----------------        ----------------
    $ 0.01             1,000,000            5 years                  $ 0.01
    $ 2.50             1,000,000            5 years                  $ 2.50
    $ 5.00             1,000,000            5 years                  $ 5.00
    $ 7.50             1,250,000            5 years                  $ 7.50
    $10.00             1,250,000            5 years                  $10.00

COMMON STOCK

At inception, the Company issued 10,000,000 shares to its three founders. The shares were valued at their par value and amounted to $10,000. The Company recognized a selling, general and administrative expense of $10,000 in connection with this issuance.

NOTE 7 - COMMITMENTS

The Company entered into employment agreements with its three founders. The 3 year employment agreements, which all have similar terms, provide base salaries to its founders aggregating $275,000 during the first two years of employment and $330,000 for the third year of employment. Additionally, the employment agreements provide for annual discretionary bonuses of approximately 25% of the base salary and a variable bonus plan amounting to 25% of the Company's consolidated net income. Furthermore, the Company granted 5,500,000 options to its founders at prices ranging from $0.01 to $10.00 per share.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 7 - COMMITMENTS (CONTINUED)

The Company subleases its executive offices from a related party partially owned by one of our officers and directors under a 3-year leasing arrangement providing for a monthly base rent of $2,767. The minimum annual payments under such commitment for the next five years are as follows:

            Year                         Minimum Annual Payments
            ----                         -----------------------
            2006                                $33,564
            2007                                 28,570
            2008 and thereafter                    --

The Company's rental expense amounted to approximately $24,000 during fiscal
2005.

NOTE 8 - INCOME TAXES

The federal statutory tax rate reconciled to the effective tax rate during 2005 is as follows:

                                                           2005
                                                         --------
            Tax at U.S Statutory Rate: ...............     35.0%
            State tax rate, net of federal benefits ..      4.6
                                                         --------
            Effective tax rate .......................     39.6%
                                                         ========

The provision for income taxes consists of the following:

            Current:
            Federal ..................................   $259,038
            State ....................................     34,045
                                                         --------
                                                         $293,083
                                                         ========
            Deferred:
            Federal ..................................   $ 36,277
            State ....................................      4,768
                                                         --------
                                                           41,045
                                                         --------
            Total: ...................................   $334,128
                                                         ========

There are no differences between the provision for income taxes and income taxes computed using the U.S. federal statutory rate.

There are no deferred tax assets at December 31, 2005. The gross deferred tax liabilities consist primarily on differences in the valuation of investment held for sale for book and tax purposes.

The Company paid no income taxes in 2005.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 9 - MARKETABLE SECURITIES

Marketable securities, as shown in the accompanying balance sheet, consist of securities held for sale. Their value at date received and estimated fair market value at December 31, 2005 are as follows:

                                              Date       Unrealized    December
                                            received        gain       31, 2005
                                           ----------    ----------   ----------
Investment in trading
 securities-common stock .............      $124,150      $ 28,650     $152,800
                                            --------      --------     --------
Investment in marketable
 securities held for sale ............      $735,000      $ 75,000     $810,000
                                            --------      --------     --------

NOTE 10 - RELATED PARTY TRANSACTIONS

The Company subleases its office space from a related party owned by one of our officer and director. The Company incurred approximately $24,000 in rental expense pursuant to this subleasing arrangement during fiscal 2005.

The Company assigned shares received by one of its clients to a related party partially owned by one of our officer and director in consideration for services rendered. The value of the shares assigned amounted to $117,000 during fiscal 2006 and was recognized as sales, general and administrative expenses.

One of the Company's clients is a related party company which chairman of the board is the brother of an officer and director of the Company. The Company recognized $849,000 in revenues during 2005 for services provided by this Company, of which $735,000 was received in shares of common stock of the related party. The fair value of such shares amounted to $810,000 at December 31, 2005.

NOTE 11 - SUBSEQUENT EVENTS

In October 2006, China Direct Investments, Inc. entered into a new lease agreement directly with the landlord. The terms of the new lease agreements are identical to the original lease agreements.

                               CHINA DIRECT, INC.
                                  BALANCE SHEET
                               September 30, 2006
                                   (Unaudited)

                                     ASSETS
Current Assets:
Cash and cash equivalents ..........................................  $  883,508
Prepaid expenses ...................................................     256,267
Investment in trading securities ...................................     528,869
Investment in marketable securities held for sale ..................   1,494,600
                                                                      ----------
     Total current assets ..........................................   3,163,244

Property and equipment, net of accumulated depreciation of $4,084 ..      17,982
Prepaid expenses ...................................................     320,333
Other assets .......................................................      30,000
                                                                      ----------

     Total assets ..................................................  $3,531,559
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses ............................  $   76,467
  Accrued compensation .............................................      14,149
  Deferred revenues-short term .....................................     366,300
  Due to executive officers ........................................     139,441
  Deferred income tax payable ......................................     323,733
                                                                      ----------
     Total current liabilities .....................................     920,090

  Deferred revenues-long term ......................................     457,875

Stockholders' Equity:
  Preferred stock; $.0001 par value, 10,000,000 shares authorized,
   none issued and outstanding .....................................           -
  Common stock; $.0001 par value, 1,000,000,000 shares authorized,
   10,997,183  issued and outstanding ..............................      10,997
  Additional paid-in capital .......................................   1,581,444
  Accumulated comprehensive income .................................     505,456
  Retained earnings ................................................      55,697
                                                                      ----------

     Total stockholders' equity ....................................   2,153,594
                                                                      ----------

     Total liabilities and stockholders' equity ....................  $3,531,559
                                                                      ==========

                  See Notes to Unaudited Financial Statements.

                               CHINA DIRECT, INC.
                            STATEMENTS OF OPERATIONS

                                                                     For the
                                                      For the      period from
                                                     nine-month     inception
                                                    period ended   (January 18)
                                                     September     to September
                                                      30, 2006       30, 2005
                                                    ------------   ------------
                                                    (Unaudited)    (Unaudited)

Revenues .........................................  $    338,407   $    330,850
Revenues-related party ...........................       145,000        534,000
                                                    ------------   ------------
     Total revenues ..............................       483,407        864,850

Cost of revenues .................................       347,707         48,344
                                                    ------------   ------------

Gross profit .....................................       135,700        816,506

Operating expenses:
  Selling, general, and administrative
   expenses-related parties ......................        16,894        132,949
  Selling, general and administrative ............     1,092,279        410,852
                                                    ------------   ------------

     Total operating expenses ....................     1,109,173        543,801
                                                    ------------   ------------

     Operating (loss) income .....................      (973,473)       272,705

Other income (expense):
Registration rights penalty ......................       (13,013)             -
Interest income ..................................           205              -
Unrealized gain(loss) on trading securities ......       234,148        162,350
Realized gain on sale of trading securities ......       118,560              -
                                                    ------------   ------------

Net (loss) income before income tax ..............      (633,573)       435,055

Income tax benefit (expense) .....................       245,742       (172,282)
                                                    ------------   ------------

Net (loss) income ................................      (387,831)       262,773

Unrealized gain on marketable securities
 held for sale, net of income tax ................       442,853        211,400
                                                    ------------   ------------

Comprehensive income .............................  $     55,022   $    474,173
                                                    ============   ============

Basic (loss) earnings per common share ...........  $      (0.04)  $       0.03
                                                    ============   ============

Diluted (loss) earnings per common share .........  $      (0.04)  $       0.02
                                                    ============   ============

Basic weighted average common shares outstanding .    10,118,445     10,000,000
                                                    ============   ============

Diluted weighted average common shares outstanding    10,118,445     10,874,521
                                                    ============   ============

                  See Notes to Unaudited Financial Statements.

                                      CHINA DIRECT , INC.
                                   STATEMENTS OF CASH FLOWS
                               For the nine-month period ended:
                                                                    September       September
                                                                    30, 2006        30, 2005
                                                                   -----------     -----------
                                                                   (Unaudited)     (Unaudited)
Cash flows from operating activities:
Net (loss) income ...............................................  $  (387,831)    $   262,773
Adjustments to reconcile net (loss) income to net cash used in operating activities:
  Depreciation ..................................................        2,877           1,078
  Realized gain on sale of investment in trading securities .....     (118,560)              -
  Unrealized gain on investment in trading securities ...........     (234,148)       (162,350)
  Fair value of shares issued to founders .......................            -          10,000
  Fair value of shares received for services ....................   (1,098,900)     (1,023,750)
  Fair value of warrants received for services ..................            -         (33,428)
  Fair value of investments assigned to employees and
   consultants for services .....................................      837,200         292,600
  Fair value of investments assigned to a related party .........            -         117,000
  Fair value of options issued to consultants ...................      403,405               -
Changes in operating assets and liabilities:
  Prepaid expenses ..............................................     (576,600)              -
  Other assets ..................................................      (30,000)              -
  Accounts payable and accrued expenses .........................       47,937           5,000
  Accrued compensation ..........................................        9,149               -
  Deferred revenues .............................................      824,175         283,578
  Deferred income tax liability .................................       (7,659)              -
  Income tax payable ............................................     (293,083)        172,282
                                                                   -----------     -----------

Net cash used in operating activities ...........................     (622,038)        (75,217)
                                                                   -----------     -----------

Cash flows provided by investing activities:
Proceeds from the disposition of investment in trading securities      286,939               -
Purchases of property and equipment .............................       (5,059)        (12,423)
                                                                   -----------     -----------

Net cash provided by (used in) investing activities .............      281,880         (12,423)
                                                                   -----------     -----------

Cash flows from financing activities:
  Proceeds from advances from executive officers ................        4,648          90,533
  Capital contributed by officers ...............................      259,061               -
  Proceeds from issurance of common stock .......................      919,974               -
                                                                   -----------     -----------

Net cash provided by financing activities .......................    1,183,683          90,533
                                                                   -----------     -----------

 Net increase in cash ...........................................      843,525           2,893

Cash, beginning of year .........................................       39,983               -
                                                                   -----------     -----------

Cash, end of period .............................................  $   883,508     $     2,893
                                                                   ===========     ===========

Supplemental disclosures of cash flow information:
     Cash paid for taxes ........................................  $    55,000     $         -
                                                                   ===========     ===========

     Cash paid for interest .....................................  $         -     $         -
                                                                   ===========     ===========

                         See Notes to Unaudited Financial Statements.

                                             F-18

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

THE COMPANY

China Direct, Inc., a Delaware corporation formerly known as Evolve One, Inc., and its subsidiaries are referred to in this report as the "Company", "China Direct", "we", "us" or "our". China Direct Investments, Inc., a Florida corporation and a wholly owned subsidiary of China Direct, Inc. is referred to in this report as China Direct Consulting. CDI China, Inc., a Florida corporation and a wholly owned subsidiary of China Direct, Inc. is referred to in this report as CDI China.

China Direct Consulting was organized in January 2005 and provides specialized business consulting services exclusively to Chinese companies seeking access to the U.S. capital markets. It enters into agreements with clients which provides for services to be rendered for a fixed fee. The amount of the consulting fee varies based upon the scope of the services to be rendered. Historically, a significant portion of its fees have been paid in shares of its client's securities which are valued at fair market value for the purposes of our revenue recognition. Depending upon the particular client, China Direct Consulting may receive either unregistered shares with registration rights or a client may issue shares directly to one of our executive officers. The policy of China Direct Consulting is to sell securities it receives as compensation in anticipation of short term market movements and not to hold these securities as investments.

On August 16, 2006, Under a Share Exchange Agreement, Evolve One, Inc. ("Evolve") acquired 100% of the issued and outstanding stock of China Direct Consulting in exchange for 10,000,000 shares of Evolve common stock, which at closing, represented approximately 95% of Evolve issued and outstanding common stock shares. As a result of the reverse merger transaction, China Direct Consulting became a wholly owned subsidiary. For financial accounting purposes, the transaction in which Evolve acquired China Direct Consulting was treated as a recapitalization of Evolve with the former stockholders of the company retaining approximately 5.0% of the outstanding stock of Evolve. As a result of the transaction, the business of China Direct Consulting became the business of our company. The consolidated financial statements reflect the change in the capital structure of the Company due to the recapitalization and the financial statements reflect the operations of the Company for the year presented.

In September 2006 we changed the name of Evolve One, Inc., a Delaware corporation, to China Direct, Inc.

China Direct is a diversified management and consulting organization. Our mission is to create a platform to empower Chinese entities to effectively compete in the global economy.

Our purpose is twofold; to offer turn key consulting services to Chinese entities and to acquire controlling interest in Chinese entities providing an infrastructure to support development. China Direct offers a comprehensive suite of services which the company believes is critical to the success of these Chinese entities. Our function is to provide resources necessary for Chinese entities to compete in the global economy. We believe China Direct overcomes cultural and geographical barriers allowing for east to meet west in a truly unique manner. Our organization lends its resources to provide a platform which we believe empowers medium sized Chinese entities to expand market share.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

THE COMPANY (CONTINUED)

China Direct operates two wholly owned entities; China Direct Investments, Inc. (China Direct Consulting") and CDI China, Inc. ("CDI China"). China Direct Consulting serves as a full service consulting and advisory firm offering a comprehensive suite of services critical to the success of Chinese entities seeking to access the U.S. capital markets.

CDI China operates as a management company for Chinese entities. CDI China seeks to acquire a majority interest in entities operating in China. CDI China was incorporated under the laws of the State of Florida on August 25, 2005. Our business model for CDI China envisions the acquisition of a majority interest of a Chinese entity. The consideration for the acquisitions will be directly related to the shareholder equity of the acquisition target. The consideration can be in the form of cash, restricted common stock of China Direct, Inc., or a combination of both. We would then utilize resources available to us by virtue of our public company status to provide the necessary working capital to our subsidiary to enable it to grow its business and operations. The goal of CDI China is to acquire majority interests in a variety of Chinese companies engaged in operations which we believe will benefit from the continuing growth of the Chinese economy. Examples of industries in which we will focus our efforts include manufacturing, technology, mining, healthcare, packaging, food and beverage, as well as import and export. We initially intend to target companies that are medium sized entities, generally including companies with less than $100 million in annual revenue, which we believe offer the greatest opportunities for growth.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and the footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of recurring accruals, considered for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for fiscal 2006.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISKS

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and investments in marketable securities held for sale and trading securities.

The Company's cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. During the nine month period ended September 30, 2006, the Company's bank deposits are $583,508, which exceed the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions at which it holds deposits.

CUSTOMER CONCENTRATION

Three clients accounted for 69%, 19%, and 12%, respectively, of the Company's investment in trading securities at September 30, 2006. Dragon International Group Corp., a publicly traded Chinese company accounted for $364,650, or approximately 69% of the Company's investment in marketable securities held for sale at September 30, 2006. Sunwin International Neutraceuticals, Inc., a publicly traded Chinese company accounted for $99,400, or approximately 19% of the Company's investment in marketable securities held for sale at September 30, 2006. Dragon Capital Group Corp., a related entity, and as well a publicly traded Chinese company accounted for $64,819, or approximately 12% of the Company's investment in marketable securities held for sale at September 30, 2006. Lisheng (Lawrence) Wang the CEO and Chairman of Dragon Capital Group Corp. is the brother of James Wang, the CEO and Chairman of China Direct, Inc.

Four of the Company's clients accounted for 30%, 29%, 28% and 8%, respectively, of its revenues during the nine month period ended September 30, 2006. Two of the Company's clients accounted for 62% and 28%, respectively, of its revenues during the period from inception, (January 18, 2005), to September 30, 2005. The Company seeks to minimize its customer concentration risk by diversifying its existing customer base.

PRODUCT CONCENTRATION

All of the Company's revenues are derived from fees earned from business consulting services.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, investment in marketable securities, accounts payable and accrued expenses, income tax payable and due to executive officers approximate their fair value due to their short term maturities. The carrying value of securities held for sale is reflected at their fair value based on their quoted stock price.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MARKETABLE SECURITIES

The Company classifies its existing marketable equity securities as trading securities and available for sale in accordance with SFAS No. 115. These securities are carried at fair market value. Realized gains or losses are recognized in the statement of operations when the marketable securities are sold. Gains or losses on securities sold are based on the specific identification method. Unrealized gains or losses of trading securities are recognized in the statement of operations on a monthly basis based on changes in the fair value of the security as quoted on national or inter dealer stock exchanges. Unrealized gains or losses of marketable securities held for sale are recognized as an element of comprehensive income on a monthly basis based on changes in the fair value of the security as quoted on national or inter dealer stock exchanges.

PREPAID EXECUTIVE COMPENSATION

Prepaid executive compensation consists of the fair value of shares of the Company's clients which were assigned to the Company's officers for services to be rendered to such clients over the course of 36 month agreements.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated on a straight line basis over their estimated useful lives of three to five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

INCOME TAXES

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

USE OF ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the realization of receivables. Actual results will differ from these estimates.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIC AND DILUTED EARNINGS PER SHARE

Basic earnings per share are calculated by dividing income or loss available to stockholders by the weighted average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period. Dilutive common share equivalents consist of shares issuable upon the exercise of stock options and warrants (calculated using the modified treasury stock method). The outstanding options amounted to 9,058,000 at September 30, 2006 and 5,500,000 at September 30, 2005.

The following sets forth the computation of basic and diluted earnings per share:

                                                                        From
                                                                      Inception
                                                     Nine month     (January 18,
                                                    period ended       2005) to
                                                      September       September
                                                      30, 2006        30, 2005
                                                    ------------    ------------
Numerator:
Net (loss) income ...............................   $  (387,831)    $   262,773
                                                    ===========     ===========

Denominator:
Denominator for basic earnings per share
Weighted average shares outstanding .............    10,118,445      10,000,000
Effect of dilutive employee stock options .......             -         874,521
                                                    -----------     -----------
Denominator for diluted earnings per share
Weighted average shares outstanding .............    10,118,445      10,874,521
                                                    ===========     ===========

Basic (loss) earnings per share .................   $     (0.04)    $      0.03
                                                    ===========     ===========
Diluted (loss) earnings per share ...............   $     (0.04)    $      0.02
                                                    ===========     ===========

REVENUE RECOGNITION

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition".

The Company generally provides its services pursuant to written agreements which may vary in duration. Revenues are recognized over the terms of the agreements. The Company's revenues are derived from a certain predetermined fixed fee for the services it provides to its customers. The fee will vary based on the scope of its services.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

A significant portion of the services the Company provides are paid in shares and other equity instruments issued by its clients. These instruments are classified as marketable securities on the balance sheet, if still held at the financial reporting date. These instruments are stated at fair value in accordance with the provision of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115) and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services". Primarily all of the equity instruments are received from small public companies.

The stock and the stock purchase warrants received are typically restricted as to resale, though the Company generally receives registration rights stipulating that the securities will be registered for resale within one year. Company policy is to resell these securities in anticipation of short term market movements. The Company recognizes revenue for such stock purchase warrants when received based on the Black-Scholes valuation model. The Company recognizes unrealized gains or losses in the statement of operations based on the changes in value in the stock purchase warrants as determined by the Black-Scholes valuation model. Realized gains or losses are recognized in the statement of operations when the related stock purchase warrant is exercised and sold. The Company recognized revenues amounting to $274,725 and $764,578 in connection with the receipt of equity instruments during the nine month period ended September 30, 2006 and the period from inception of January 18, 2005 through September 30, 2005, respectively. Additionally, the Company deferred revenues of $824,175 in connection with the receipt of equity instruments at September 30, 2006.

STOCK BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment", which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share based compensation arrangements based on the grant date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or "SAB 107". SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share based payment arrangements for public companies.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS
123. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

SEGMENT REPORTING

The Company operates in one segment, business consulting services. The Company's chief operating decision maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

RECENT PRONOUNCEMENTS

In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No.48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No.109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that entities recognize the impact of a tax position in their financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company is still assessing the impact the adoption of FIN 48 will have on its financial statements.

NOTE 3 - DUE TO EXECUTIVE OFFICERS

The due to executive officers amounts to approximately $139,000 at September 30, 2006. The due to executive officers is non interest bearing, unsecured, and payable on demand.

NOTE 4 - STOCKHOLDERS' EQUITY

STOCK OPTION PLAN

The following pro forma information regarding stock based compensation has been determined as if the Company had accounted for its employee stock options under the fair value method pursuant to SFAS 123. For purposes of the pro forma calculations, the fair value of each option granted in 2005 was estimated at the date of grant using the Black-Scholes model with the following assumptions: risk free interest rate: 4.0%,; dividend yield: none; volatility: 73% ; expected lives: 5 years.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 4 - STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLAN (CONTINUED)

The Company issued 5,500,000 options to its executive officers during fiscal 2005 at a weighted average exercise price of $5.00. No value was attributed to such options based on the aforementioned assumptions. Additionally, there are no adjustments to the pro forma net income or earnings per share for the period from Inception (January 18, 2005) to September 30, 2005.

During the nine month period ended September 30, 2006, the Company issued 3,558,000 options to consultants and employees. These options vested over a period not exceeding one year and had exercise prices ranging from $0.01 to $10.00. The fair value of each option granted during the nine month period ended June 30, 2006 was estimated at the date of grant using the Black-Scholes model with the following assumptions: (i) risk free interest rate: 5.1%; (ii) dividend yield: none; (iii) volatility: 73% ; (iv) expected lives: 5 years. The fair value of such options amounted to $460,800 of which $403,405 was recognized as sales and general and administrative expenses during the nine month period ended September 30, 2006.

COMMON STOCK

At inception, China Direct Consulting issued 10,000,000 shares to its three founders. The shares were valued at their par value and amounted to $10,000. The fair value of the shares was recognized as sales and general and administrative expenses during the nine month ended September 30, 2005.

On August 16, 2006 we acquired 100% of the issued and outstanding stock of China Direct Consulting in exchange for 10,000,000 shares of our common stock, which at closing, represented approximately 95% of our issued and outstanding shares of common stock. China Direct Consulting was incorporated under the laws of the State of Florida on January 18, 2005. As a result of the reverse merger transaction, China Direct Investments became a wholly owned subsidiary. For financial accounting purposes, the transaction in which we acquired China Direct Consulting was treated as a recapitalization of our company with the former stockholders of the company retaining approximately 5.0% of the outstanding stock of our company. As a result of the transaction, the business of China Direct Consulting became the business of our company.

Under the terms of the share exchange, the China Direct Consulting shareholders received one (1) shares of our common stock for each share of China Direct Consulting common stock owned by them prior to the transaction. In addition, all issued and outstanding options of China Direct Consulting exercisable into 9,046,000 shares of China Direct Consulting common stock were cancelled and exchanged for identical options of the Company exercisable into 9,046,000 shares of common stock at exercise prices ranging from $.01 to $10.00 and portions vesting periodically over the next three years. This share exchange, which was structured to be a tax free exchange under the Internal Revenue Code of 1987, as amended, resulted in a change in our control, and was a reverse merger for accounting purposes with China Direct Consulting as the accounting survivor.

In connection with the reverse merger, the Company had 528,433 shares of common stock.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 4 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK (CONTINUED)

On September 12, 2006, we entered into agreements with 13 accredited investors for the sale of $3,600,000 of units of our securities. The offering consisted of a total of 1,800,000 shares of common stock, five year Class A Common Stock Purchase Warrants to purchase 2,700,000 shares of common stock at an exercise price of $4.00 per share and five year Class B Common Stock Purchase Warrants to purchase 2,700,000 shares of common stock at an exercise price of $10.00 per share.

On September 12, 2006, we completed the sale of an initial $937,500 worth of units of securities consisting of 468,750 shares of Common Stock, Class A Common Stock Purchase Warrants to purchase 703,125 shares of common stock and Class B Common Stock Purchase Warrants to purchase 703,125 shares of common stock. Upon satisfaction of the condition precedent, the second phase of the offering will be the sale of an additional $2,662,500 of units which will consist of 1,331,250 shares of common stock, Class A Common Stock Purchase Warrants to purchase 1,996,875 shares of common stock and Class B Common Stock Purchase Warrants to purchase 1,996,875 shares of common stock. The second closing is conditional upon the filing by us with the SEC of a Current Report on Form 8-K disclosing pro forma revenues for our company on a consolidated basis of at least $20,000,000 and net income before taxes, depreciation and amortization of not less than $500,000 for the 12-month period ending December 31, 2005. If this second closing condition is not satisfied by December 1, 2006 the closing will not occur and we will not sell these additional securities.

The purchasers of the units are certain accredited institutional and individual investors. The exercise of the warrants is subject to a 4.99% cap on the beneficial ownership that each purchaser may have at any point in time while the securities are outstanding. The net proceeds from the initial transaction will be used for working capital purposes, and the net proceeds from the second closing are expected to be used for acquisitions, as well as working capital purposes.

During the nine month period ended September 30, 2006, the executive officers of the Company contributed $259,061 to the Company.

NOTE 5 - MARKETABLE SECURITIES

Marketable securities, as shown in the accompanying balance sheet, consist of securities held for sale or trading securities. Their value at date received and estimated fair market value at September 30, 2006 are as follows:

                                              Date
                                 January    received/   Unrealized    September
                                 1, 2006       sold       gain        30, 2006
                                ---------   ---------   ----------   -----------
Investment in trading
securities-common stock ......  $  80,800   $ 213,921   $  234,148   $   528,869

Investment in marketable
securities held for sale .....  $ 810,000   $ (48,600)  $  733,200   $ 1,494,600

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company leases approximately 1,200 square feet of office space. The Company incurred approximately $17,000 and $16,000 in rental expense pursuant to this subleasing arrangement during the nine months ended September 30, 2006 and 2005, respectively. The Company has entered into an additional lease agreement to lease an additional 500 square feet of office space adjacent to the current 1,200 square feet of office space.

The Company assigned 900,000 shares of common stock of Linkwell Corporation, received as compensation pursuant to a consulting agreement between Linkwell Corporation and China Direct Investments, Inc., to CIIC Investment Banking Services (Shanghai) Company, Limited, a related party partially owned by one of our officers and directors, in consideration for services rendered by CIIC Investment Banking Services (Shanghai) Company, Limited to China Direct Investments. The value of the 900,000 shares of Linkwell Corp. common stock assigned to CIIC Investment Banking Services (Shanghai) Company, Limited, a related party, were valued on the date of issuance at $.13 per share which amounted to $117,000 in aggregate during the nine month period ended September 30, 2005 and was recognized as sales, general and administrative expenses.

NOTE 7 - SUBSEQUENT EVENTS

On September 24, 2006 CDI China entered into a stock acquisition agreement with Shanghai Lang Chemical Company, Limited, a Chinese limited liability company ("Lang Chemical"), and its two stockholders Jingdong Chen and Qian Zhu. Under the terms of the stock exchange agreement, CDI China was to acquire 51% equity ownership of Lang Chemical in exchange for an initial capital infusion of $375,000 and a follow-up capital infusion of $326,250 to be made on or before June 30, 2007. Messrs. Chen and Zhu will each retain a 24.5% equity interest in Lang Chemical, will remain as officers and will enter into employment agreements with CDI Shanghai Management Company, Limited, a wholly owned subsidiary of CDI China. The purchase price was determined based on arm's length negotiations and no finder's fees or commissions were paid in connection with the acquisition. The cash infusion will be derived by the Company from its working capital. On October 25, 2006 the transaction closed according to its terms.

At the closing of the transaction, CDI Shanghai Management Company, Limited entered into employment agreements with each of Mr. Chen and Ms. Zhu. Mr. Chen will serve as Executive Vice President, supervising the operations of Lang Chemical, and Ms. Zhu will serve as Executive Vice President supervising financial management of Lang Chemical. The terms of the five year agreements are identical and provide for no annual compensation with bonuses at the discretion of the company. The agreements contain customary confidentiality provisions.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 7 - SUBSEQUENT EVENTS (CONTINUED)

Lang Chemical specializes in the sale and distribution of industrial grade synthetic chemicals. It maintains a relationship with both the supplier and the customer, managing the logistics of the distribution channel. Lang Chemical is a distribution agent in the eastern section of China for manufacturers such as BASF YPC Co., Ltd, Celanese (China) Holding Co., Ltd and Lucite International (China) Chemical Industry Co., Ltd. Lang Chemical primarily distributes products to industrial manufacturing company and trading companies, including property developers, textile factories and pharmaceutical factories located in Eastern China. Products sold and distributed by Lang Chemical are used by customers as a raw material in the production of a variety of finished products including paint, glue, plastics, textiles, leather goods as well as various medical products. Lang Chemical was founded in January 1998 by Mr. Chen and Ms. Zhu.

Lang Chemical generates revenues through a commission ranging from 3% to 5% of the sale, with the amount of commission varying depending on the product sold. Lang Chemical maintains a small inventory of chemicals at various storage centers across the eastern section of China. In most cases, Lang Chemical remits full payment to the suppliers upon receipt of the products for its inventory. Approximately 20% of Lang Chemical sales are derived from smaller orders of these chemicals sold from their inventory. These chemicals, which include acrylic acid, butyl acrylate, methyl acrylate, vinyl acetate, glacial acetic acid, vinyl acetic, methanol and VAE, are typically subject to price fluctuations. Lang Chemical maintains a small inventory of these chemicals in an effort to supply the customer efficiently on short term notice and to reduce the impact of fluctuating prices. These smaller orders are generally less than 10 tons and are shipped to the customer directly from one of Lang Chemical's storage centers at a 3% to 5% markup. Generally the customer pays the full amount of the order at the time the order is placed.

The balance of the approximately 80% of the Lang Chemical sales are derived from frequently used products which are shipped directly from the supplier to the customer. In most cases these are larger orders which Lang Chemical cannot supply from their inventory. Usually these larger orders are in excess of 10 tons and will be shipped from the suppliers to the clients directly. Lang Chemical will bill and collect payment from the customer. Generally customers will pay 10% to 20% of the purchase price as a deposit to Lang Chemical. Lang Chemical must pay the full balance to the suppler before the order is shipped. Upon receipt of the goods the customer will remit the balance of the payment for the order to Lang Chemical. Although Lang Chemical pays the suppliers upon receipt, the products can be returned with full refund only in the event there is an issue with quality.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 7 - SUBSEQUENT EVENTS (CONTINUED)

On October 15, 2006 our wholly owned subsidiary, CDI China, Inc. ("CDI China"), entered into an acquisition agreement with Chang Magnesium Company, Limited, a Chinese limited liability company ("Chang Magnesium"). Under the terms of the agreement CDI China agreed to infuse $1,000,000 to Chang Magnesium ("Initial Funds") 10 days past closing. On or before September 30, 2007, CDI China shall deliver $800,000 of investment capital to Chang Magnesium and on or before December 31, 2007 CDI China shall deliver $750,000 of investment capital to Chang Magnesium. The closing of the transaction was subject to audited financial statements for Chang Magnesium which reflected a contribution to Chang Magnesium by Taiyuan YiWei Magnesium Co., Ltd. ("Taiyuan YiWei Magnesium") of property, plant or equipment with a minimum value of $2,450,000. In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium.

On December 22, 2006 the transaction closed pursuant to its terms. As a result CDI China, Inc. holds a 51% majority interest in Chang Magnesium Co. Ltd.

At the closing of the transaction, CDI Shanghai Management Company, Limited entered into an employment agreement with Yuwei Huang. Mr. Huang will serve as Executive Vice President, supervising the operations of Chang Magnesium. The term of the five year agreement provides for no annual compensation with bonuses at the discretion of the company. The agreement contains customary confidentiality provisions.

Chang Magnesium Company, Limited, a Chinese limited liability company, established in March 2006, is involved in the manufacture, sale and exporting of magnesium and magnesium related products. Chang Magnesium Company, Limited operates a newly constructed magnesium plant that will process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs.


The newly constructed magnesium plant from which Chang Magnesium will operate is in the Aluminum & Magnesium Industrial Park in Yangqu County, of the Shangxi Province. According to the China Magnesium Industry Report 2005 (March 2006) China, which has been the world's leading magnesium producer for the past eight years, has in excess of 100 magnesium manufacturers with approximately 468,000 metric tons production in 2005. Raw magnesium production volume increased 139% from 2000 to 2005; the production of magnesium ingot increased 345.5% and magnesium powder increased 89.04% in the same time period.

Most of the magnesium in China is produced in the Shanxi Province which has abundant resources of dolomite, large coal deposits and some ferrosilicon production. In recent years, the Shangxi Province has taken a leadership position in China in various aspects of magnesium extraction technology and related environmental protection work and officials from the Ministry of Commerce (MOC) have designated the Shanxi Province as the central magnesium production region of China.

                               CHINA DIRECT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

NOTE 7 - SUBSEQUENT EVENTS (CONTINUED)

As a result the Shangxi Province has emerged as an important region for magnesium related companies. The annual output of magnesium in the Shangxi Province is approximately 360,000 metric tons, accounting for 55% of the world's total magnesium output, and 77% of the total output in China. As such the manufacturers in the region have a degree of pricing power of magnesium in both domestic and international markets.

Chang Magnesium expects to produce magnesium ingot with a magnesium element in excess of 99.95% and it intends to produce 10 specifications of magnesium ingot ranging in size from 2 kg to 150 kg. It is anticipated that Chang Magnesium will produce magnesium alloy which meets ASTM International standards.

Chang Magnesium holds a 100% interest in Taiyuan Changxin YiWei Trading Co., Ltd. ("Changxin Trading"). Taiyuan Changxin YiWei Trading Co., Ltd. ("Changxin Trading"), a Chinese limited liability company, was established November 23, 2003. Changxin Trading is a reseller, distributor and exporter of magnesium products. Changxin Trading resells various forms of magnesium including but not limited to magnesium powder, magnesium scrap, magnesium alloy and various grades of ordinary magnesium slabs. Changxin Trading resells magnesium products locally within China and as well exports Magnesium from China. Changxin Trading has forged relationships with global magnesium consumers. In the past Changxin Trading has supplied various magnesium related products to Alcoa Inc. (United States), Alcan, Inc. (Canada), Capral (Australia), and Japan Materials Co., Ltd. Approximately 70% of Changxin Trading revenues are derived from the distribution of magnesium slabs. Changxin Trading exported 40,000 metric tons in 2005, representing approximately 10% of China magnesium related exports.

We intend that Chang Magnesium, which includes the operations of its wholly-owned subsidiary Taiyuan Changxin YiWei Trading Co., Ltd. ("Changxin Trading"), will operate as a segment within CDI China. Chang Magnesium has not yet generated any revenues from its proposed operations.

On November 20, 2006 the Company closed the second phase of the offering resulting in the sale of an additional 1,816,250 unites for gross proceeds of $3,632,500. The terms of the warrants issued in the second closing are identical to the warrants issued in the first closing. The Company paid a due diligence fee of $222,500 in cash to certain of the investors and issued Class A Common Stock Purchase Warrants to purchase an aggregate of 376,875 shares of common stock as an additional due diligence fee.

In October 2006, China Direct Investments, Inc. entered into a new lease agreement directly with the landlord. The terms of the new lease agreements are identical to the original lease agreements.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The acquisition by China Direct, Inc. (the "Company") of Shanghai Lang Chemical Company, Inc. ("Lang Chemical"), a privately held Chinese company, closed October 1, 2006. China Direct acquired 51% equity ownership of Shanghai Lang Chemical Company Limited in exchange for an initial capital infusion of US$375,000 and a follow-up capital infusion of US$326,250 to be made on or before June 30, 2007. The Company's two shareholders, Messrs. Chen and Zhu each retained a 24.5% equity interest in Lang Chemical, and remained as officers. The purchase price was determined based on arm's length negotiations and no finder's fees or commissions were paid in connection with the acquisition.

Shanghai Lang Chemical Company., Ltd. ("Lang Chemical") was established in January 1998 with registered capital of $603,865 (RMB 5,000,000). Shanghai Lang Chemical Co., Ltd. is located in the Shanghai region of the Yangtze River delta.

Lang Chemical specializes in the sale and distribution of industrial grade synthetic chemicals. It maintains a relationship with both the supplier and the customer, managing the logistics of the distribution channel. Lang Chemical is a distribution agent in the eastern section of China for manufacturers such as BASF YPC Co., Ltd, Celanese (China) Holding Co., Ltd. and Lucite International (China) Chemical Industry Co., Ltd. Lang Chemical primarily distributes products to industrial manufacturing company and trading companies, including property developers, textile factories and pharmaceutical factories located in Eastern China. Products sold and distributed by Lang Chemical are used by customers as a raw material in the production of a variety of finished products including paint, glue, plastics, textiles, leather goods as well as various medical products. Lang Chemical was founded in January 1998 by Mr. Chen and Ms. Zhu.

Lang Chemical generates revenues through a commission ranging from 3% to 5% of the sale, with the amount of commission varying depending on the product sold.

Lang Chemical maintains a small inventory of chemicals at various storage centers across the eastern section of China. In most cases, Lang Chemical remits full payment to the suppliers upon receipt of the products for its inventory. Approximately 20% of Lang Chemical sales are derived from smaller orders of these chemicals sold from their inventory. These chemicals, which include acrylic acid, butyl acrylate, methyl acrylate, vinyl acetate, glacial acetic acid, vinyl acetic, methanol and VAE, are typically subject to price fluctuations. Lang Chemical maintains a small inventory of these chemicals in an effort to supply the customer efficiently on short term notice and to reduce the impact of fluctuating prices. These smaller orders are generally less than 10 tons and are shipped to the customer directly from one of Lang Chemical's storage centers. at a 3 % to 5% markup. Generally the customer pays the full amount of the order at the time the order is placed.

The balance of the approximately 80% of the Lang Chemical sales are derived from frequently used products which are shipped directly from the supplier to the customer. In most cases these are larger orders which Lang Chemical cannot supply from their inventory. Usually these larger orders are in excess of 10 tons and will be shipped from the suppliers to the clients directly. Lang Chemical will bill and collect payment from the customer. Generally customers will pay 10% to 20% of the purchase price as a deposit to Lang Chemical. Lang Chemical must pay the full balance to the suppler before the order is shipped. Upon receipt of the goods the customer will remit the balance of the payment for the order to Lang Chemical. Although Lang Chemical pays the suppliers upon receipt, the products can be returned with full refund only in the event there is an issue with quality.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Lang Chemical utilizes storage centers located in Shanghai as well as Qidong City and Jiangyin City in Jiangsu Province to provide the infrastructure to support its distribution channels. These storage centers aggregate approximately 119,000 cubic feet of liquid storage tanks and approximately 38,000 square feet of warehouse space used for solid or dry materials. The storage centers located in Shanghai and Qidong City are operated by unrelated third parties and Lang Chemical uses the storage space on an as needed basis. The Jiangyin City storage facility is owned by Lang Chemical.

Lang Chemical has 17 full time employees, of which five are in management, two are in accounting, six are in sales, two are in the international trade department and the remaining two are in the logistics department. Lang Chemical's management includes Mr. Jingdong Chen and Ms. Qian Zhu who are the CEO and Chairman and CFO, respectively. Mr. Chen and Ms. Zhu are husband and wife.

Lang Chemical's principal executive offices are located at Suite 901, No. 970, Da Liang Rd., Shanghai, China in a 3,270 square foot office space owned by Ms. Zhu. Lang Chemical owns office space located at 58 Jinqiao Rd, Suite 21A Shanghai with total space of approximately 4,360 square feet. Currently Lang Chemical does not have any personnel in this space and there are no Lang Chemical operations at this location.

Lang Chemical also owns a storage facility in the Jiangsu Province is located in the Beixin Fine Chemical Industrial Park, Qidong, Jiangsu Province. This facility, which consists of a 105,000 cubic foot storage tank area and 21,800 square feet of warehousespace, is owned and operated by Lang Chemical. Lang Chemical purchased the land in April 2005 at a cost of $308,900 and it owns the warehouse, storage area as well as the land use rights.

On October 15, 2006 our wholly owned subsidiary, CDI China, Inc. ("CDI China"), entered into an acquisition agreement with Chang Magnesium Company, Limited, a Chinese limited liability company ("Chang Magnesium"). Under the terms of the agreement CDI China agreed to infuse $1,000,000 to Chang Magnesium ("Initial Funds") 10 days post closing. On or before September 30, 2007, CDI China shall deliver $800,000 of investment capital to Chang Magnesium and on or before December 31, 2007 CDI China shall deliver $750,000 of investment capital to Chang Magnesium. The closing of the transaction was subject to audited financial statements for Chang Magnesium which reflected a contribution to Chang Magnesium by Taiyuan YiWei Magnesium Co., Ltd. ("Taiyuan YiWei Magnesium") of property, plant or equipment with a minimum value of $2,450,000. In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium.

On December 22, 2006 the transaction closed pursuant to its terms. As a result CDI China holds a 51% majority interest in Chang Magnesium.

At the closing of the transaction, CDI Shanghai Management Company, Limited, a wholly owned subsidiary of CDI China, entered into an employment agreement with Yuwei Huang. Mr. Huang will serve as Executive Vice President, supervising the operations of Chang Magnesium. The term of the five year agreement provides for no annual compensation with bonuses at the discretion of the company. The agreement contains customary confidentiality provisions.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Chang Magnesium, established in March 2006, is involved in the manufacture, sale and exporting of magnesium and magnesium related products. Chang Magnesium Company, Limited expects to operate a newly constructed magnesium plant that will process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs.

The newly constructed magnesium plant from which Chang Magnesium will operate is located in the Aluminum & Magnesium Industrial Park in Yangqu County, of the Shangxi Province. According to the China Magnesium Industry Report 2005 (March
2006) China, which has been the world's leading magnesium producer for the past eight years, has in excess of 100 magnesium manufacturers with approximately 468,000 metric tons production in 2005. Raw magnesium production volume increased 139% from 2000 to 2005; the production of magnesium ingot increased 345.5% and magnesium powder increased 89.04% in the same time period.

Most of the magnesium in China is produced in the Shanxi Province which has abundant resources of dolomite, large coal deposits and some ferrosilicon production. In recent years, the Shangxi Province has taken a leadership position in China in various aspects of magnesium extraction technology and related environmental protection work and officials from the Ministry of Commerce (MOC) have designated the Shanxi Province as the central magnesium production region of China.

As a result the Shangxi Province has emerged as an important region for magnesium related companies. The annual output of magnesium in the Shangxi Province is approximately 360,000 metric tons, accounting for 55% of the world's total magnesium output, and 77% of the total output in China. As such the manufacturers in the region have a degree of pricing power of magnesium in both domestic and international markets.

Chang Magnesium expects to produce magnesium ingot with a magnesium element in excess of 99.95% and it intends to produce 10 specifications of magnesium ingot ranging in size from 2 kg to 150 kg. It is anticipated that Chang Magnesium will produce magnesium alloy which meets ASTM International standards.

Chang Magnesium holds a 100% interest in Taiyuan Changxin YiWei Trading Co., Ltd. ("Changxin Trading"). Changxin Trading, a Chinese limited liability company, was established November 23, 2003. Changxin Trading is a reseller, distributor and exporter of magnesium products. Changxin Trading resells various forms of magnesium including but not limited to magnesium powder, magnesium scrap, magnesium alloy and various grades of ordinary magnesium slabs. Changxin Trading resells magnesium products locally within China and as well exports Magnesium from China. Changxin Trading has forged relationships with global magnesium consumers. In the past Changxin Trading has supplied various magnesium related products to Alcoa Inc. (United States), Alcan, Inc. (Canada), Capral (Australia), and Japan Materials Co., Ltd. Approximately 70% of Changxin Trading revenues are derived from the distribution of magnesium slabs. Changxin Trading exported 40,000 metric tons in 2005, representing approximately 10% of China magnesium related exports.

We intend that Chang Magnesium, which includes the operations of its wholly-owned subsidiary Changxin Trading, will operate as a segment within CDI China. Chang Magnesium has not yet generated any revenues from its proposed operations.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The unaudited pro forma condensed balance sheet combines the Company, Lang Chemical and Chang Magnesium balance sheets as of September 30, 2006, gives pro forma effect to the above transaction as if it had occurred on September 30, 2006. The pro forma statement of operations combines the Company, Lang Chemical and Chang Magnesium for the nine months ended September 30, 2006, and the pro forma statement of operations for the year ended December 31, 2005 assume that the acquisition of Lang Chemical and Chang Magnesium took place on January 1, 2005.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Lang Chemical and Chang Magnesium by the Company occurred as of October 1, 2006 or during the period presented nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements should be read in conjunction with the audited historical financial statements and the related notes thereto for the Company, Lang Chemical and Chang Magnesium included in the Form 8-K/A dated October 25, 2006 and December 22, 2006 filed with Securities Exchange Commission.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

                                                      China Direct, Inc.
                                               Proforma Statement of Operations
                                             For the Year Ended December 31, 2005
                                                         (Unaudited)

                                                         China          Lang          Chang
                                                        Direct,       Chemical,     Magnesium,    Proforma           Proforma
                                                          Inc.          Inc.           Inc.      Adjustments       Consolidated
                                                      -----------   ------------   ------------  -----------       ------------
Revenues ...........................................  $ 1,538,428   $ 31,737,463   $ 23,622,221   $       -        $ 56,898,112

Cost of sales ......................................      109,522     31,239,107     22,301,757           -          53,650,386
                                                      -----------   ------------   ------------   ---------        ------------

Gross profit: ......................................    1,428,906        498,356      1,320,464           -           3,247,726

Operating expenses:
  Sales, general, and administrative-related parties      141,188              -              -           -             141,188
  Sales, general and administrative ................      557,283        582,465        517,647           -           1,657,395
                                                      -----------   ------------   ------------   ---------        ------------
     Total operating expenses ......................      698,471        582,465        517,647           -           1,798,583

     Operating income (loss) .......................      730,435        (84,109)       802,817           -           1,449,143

Other income (expense)
  Other income (expense) ...........................            -         38,463        (35,895)          -               2,568
  Interest income (expense) ........................            -        (17,606)         3,888           -             (13,718)
  Unrealized gain (loss) on trading securities .....       28,650              -              -           -              28,650
  Realized gain (loss) on sale of trading securities        6,176              -              -           -               6,176
                                                      -----------   ------------   ------------   ---------        ------------
                                                           34,826         20,857        (32,007)          -              23,676

Net income (loss) before discontinued operations
  and income tax and minority interest .............      765,261        (63,252)       770,810           -           1,472,819

Net income (loss) before income tax ................      765,261        (63,252)       770,810           -           1,472,819

Income tax benefit (expense) .......................     (304,428)             -       (254,367)          -            (558,795)
                                                      -----------   ------------   ------------   ---------        ------------

Net income (loss) before Minority Interest .........      460,833        (63,252)       516,443           -             914,024

Minority Interest in loss of subsidiary ............            -              -              -   $(222,064) (b)       (222,064)
                                                      -----------   ------------   ------------   ---------        ------------

Net income (loss) ..................................  $   460,833   $    (63,252)  $    516,443   $(222,064)       $    691,960
                                                      ===========   ============   ============   =========        ============

Foreign currency ...................................            -         19,952         32,259           -              52,211

Unrealized gain on marketable securities held
for sale, net of income tax ........................       45,300              -              -           -              45,300
                                                      -----------   ------------   ------------   ---------        ------------

Comprehensive income ...............................  $   506,133   $    (43,300)  $    548,702   $(222,064)       $    789,471
                                                      ===========   ============   ============   =========        ============

                                    See Notes to Unaudited Proforma Financial Statements.

                                                             F-36

                                                      China Direct, Inc.
                                               Proforma Statement of Operations
                                         For the Nine-Months Ended September 30, 2006
                                                         (Unaudited)

                                                         China          Lang          Chang
                                                        Direct,       Chemical,     Magnesium,    Proforma           Proforma
                                                          Inc.          Inc.           Inc.      Adjustments       Consolidated
                                                      -----------   ------------   ------------  -----------       ------------
Revenues ...........................................  $   483,407   $ 25,186,818   $ 15,957,667   $       -        $ 41,627,892

Cost of revenues ...................................      347,707     24,866,372     15,069,758           -          40,283,837
                                                      -----------   ------------   ------------   ---------        ------------

Gross profit: ......................................      135,700        320,446        887,909           -           1,344,055

Operating expenses:
  Sales, general, and administrative-related parties       16,894              -              -           -              16,894
  Sales, general and administrative ................    1,092,279        297,214        314,339           -           1,703,832
                                                      -----------   ------------   ------------   ---------        ------------
     Total operating expenses ......................    1,109,173        297,214        314,339           -           1,720,726

     Operating (loss) income .......................     (973,473)        23,232        573,570           -            (376,671)

Other income (expense)
  Registration rights penalty ......................      (13,013)             -              -           -             (13,013)
  Other (expense) ..................................            -          1,060        (14,365)          -             (13,305)
  Interest expense .................................          205         (8,851)         1,834           -              (6,812)
  Unrealized gain (loss) on trading securities .....      234,148              -              -           -             234,148
  Realized gain on sale of trading securities ......      118,560              -              -           -             118,560
                                                      -----------   ------------   ------------   ---------        ------------
                                                          339,900         (7,791)       (12,531)          -             319,578

Net (loss) income before income tax and minority
 interest ..........................................     (633,573)        15,441        561,039           -             (57,093)

Income tax benefit (expense) .......................      245,742              -       (224,865)          -              20,877
                                                      -----------   ------------   ------------   ---------        ------------

Net income (loss) before minority interest .........     (387,831)        15,441        336,174           -             (36,216)

Minority Interest in income of subsidiary ..........            -              -              -      (7,566) (b)-1            -
                                                                -              -              -    (164,725) (b)-2     (172,291)
                                                      -----------   ------------   ------------   ---------        ------------

Net (loss) income ..................................  $  (387,831)  $     15,441   $    336,174   $(172,291)       $   (208,507)
                                                      ===========   ============   ============   =========        ============

Foreign currency ...................................            -         35,505         99,355           -             134,860

Unrealized gain on marketable securities held
for sale, net of income tax ........................      442,853              -              -           -             442,853
                                                      -----------   ------------   ------------   ---------        ------------

Comprehensive income ...............................  $    55,022   $     50,946   $    435,529   $(172,291)       $    369,206
                                                      ===========   ============   ============   =========        ============

                                    See Notes to Unaudited Proforma Financial Statements.

                                                             F-37

                                                      China Direct, Inc.
                                             Proforma Consolidated Balance Sheet
                                                      September 30, 2006
                                                         (Unaudited)

                                                         China       Lang       Chang
                                                        Direct,    Chemical,  Magnesium,     Proforma                Proforma
                                                          Inc.       Inc.        Inc.       Adjustments            Consolidated
                                                      ----------  ----------  -----------   -----------            ------------
                       ASSETS
Current Assets:
Cash and cash equivalents ..........................  $  883,508  $  276,785  $   784,977   $         -            $  1,945,270
Accounts receivable, net of allowance for doubtfulll
 accounts ..........................................           -     666,837    1,208,697             -               1,875,534
Other Receivable ...................................           -     105,182            -             -                 105,182
Inventory ..........................................           -     161,463            -             -                 161,463
Prepaid expenses ...................................     256,267     658,151    3,227,476             -               4,141,894
Investment in trading securities ...................     528,869           -            -             -                 528,869
Investment in marketable securities held for sale ..   1,494,600           -            -             -               1,494,600
Due from related party .............................           -           -       22,260             -                  22,260
                                                      ----------  ----------  -----------   -----------            ------------
  Total current assets .............................   3,163,244   1,868,418    5,243,410             -              10,275,072

  Property and equipment, net of accumulated
   depreciation ....................................      17,982   1,124,767    2,625,277       (49,947) (a)-1        2,726,065
                                                               -           -            -      (992,014) (a)-2                -
  Prepaid expenses .................................     320,333           -            -             -                 320,333
  Other assets .....................................      30,000           -            -             -                  30,000
                                                      ----------  ----------  -----------   -----------            ------------

     Total assets ..................................  $3,531,559  $2,993,185  $ 7,868,687   $(1,041,961)           $ 13,351,470
                                                      ==========  ==========  ===========   ===========            ============

   LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
  Accounts payable and accrued expenses ............  $   76,467  $  603,253  $ 2,068,347   $         -            $  2,748,067
  Loan payable-short term ..........................           -     135,041            -             -                 135,041
  Accrued compensation .............................      14,149           -            -             -                  14,149
  Advance from customer ............................           -     368,752      411,745             -                 780,497
  Deferred revenues-short term .....................     366,300           -            -             -                 366,300
  Other Payable ....................................           -     331,872            -             -                 331,872
  Income tax payable ...............................           -           -      591,035             -                 591,035
  Due to related party .............................           -     465,458      303,080             -                 768,538
  Due to executive officers ........................     139,441           -            -             -                 139,441
  Deferred income tax payable ......................     323,733           -            -             -                 323,733
                                                      ----------  ----------  -----------   -----------            ------------

     Total current liabilities .....................     920,090   1,904,376    3,374,207             -               6,198,673

Long term loans payable ............................           -     281,618            -             -                 281,618
Deferred revenues-long term ........................     457,875           -            -             -                 457,875

Minority interest ..................................           -           -            -       721,739  (a)-1        4,124,850
                                                               -           -            -     3,403,111  (a)-2                -

Stockholders' (Deficit) Equity:

  Preferred stock, 10,000,000 shares authorized,
   none issued .....................................           -           -            -             -                       -
  Common stock, 1,000,000,000 shares authorized,
   10,997,183 issued and outstanding ...............      10,997           -            -             -                  10,997
  Additional paid-in capital .......................   1,581,444     603,865    3,210,443      (603,865) (a)-1        4,832,694
                                                               -           -            -    (3,210,443) (a)-2                -
                                                               -           -            -       701,250  (c)-1                -
                                                               -           -            -     2,550,000  (c)-2                -
  Less: Subscription Receivable ....................           -           -            -      (701,250) (c)-1       (3,251,250)
                                                               -           -            -    (2,550,000) (c)-2                -
  Accumulated comprehensive income .................     505,456      35,505       99,355             -                 640,316
  Retained earnings ................................      55,697     167,821    1,184,682      (167,821) (a)-1           55,697
                                                               -           -            -    (1,184,682) (a)-2                -
                                                      ----------  ----------  -----------   -----------            ------------

     Total stockholders' (deficit) equity ..........   2,153,594     807,191    4,494,480    (5,166,811)              2,288,454
                                                      ----------  ----------  -----------   -----------            ------------

     Total liabilities and stockholders'
      (deficit) equity .............................  $3,531,559  $2,993,185  $ 7,868,687   $(1,041,961)           $ 13,351,470
                                                      ==========  ==========  ===========   ===========            ============

                                    See Notes to Unaudited Proforma Financial Statements.

                                                             F-38

                               CHINA DIRECT, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro forma combined balance sheet of China Direct, Inc. ("the Company") at September 30, 2006 is presented as if the acquisition of Shanghai Lang Chemical Company., Ltd. ("Lang Chemical") and Chang Magnesium Company, Limited ("Chang Magnesium"), had occurred on September 30, 2006. The pro forma combined condensed statements of operations of China Direct, Inc. ("the Company") for the year ended December 31, 2005 and the nine months ended September 30, 2006 are presented as if the acquisitions of Lang Chemical and Chang Magnesium occurred on January 1, 2005 and January 1, 2006, respectively.

These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of China Direct, Inc., Shanghai Lang Chemical Company., Ltd. and Chang Magnesium Company., Ltd. after considering the effect of the adjustments described in these footnotes.

The accompanying unaudited pro forma combined condensed financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of China Direct, Inc., Shanghai Lang Chemical Company, Ltd. and Changxin Magnesium Company, Ltd. operations. Further, actual results may be different from these unaudited pro forma combined financial statements.

NOTE 2 - THE ACQUISITIONS

The acquisition by China Direct, Inc. (the "Company") of Shanghai Lang Chemical Company, Inc. ("Lang Chemical"), a privately held Chinese company, closed October 1, 2006. China Direct acquired 51% equity ownership of Shanghai Lang Chemical Company Limited in exchange for an initial capital infusion of $375,000 and a follow-up capital infusion of $326,250 to be made on or before June 30, 2007. The Company's two shareholders, Messrs. Chen and Zhu each retained a 24.5% equity interest in Lang Chemical, and remained as officers. The purchase price was determined based on arm's length negotiations and no finder's fees or commissions were paid in connection with the acquisition.

The estimated purchase price and the preliminary adjustments to historical book value of Shanghai Lang Chemical Company, Limited as a result of the acquisition are as follows:

Purchase price:
Purchase price ...............................................      $   701,250

Net Assets Acquired(September 30, 2006):
Total Assets .................................................        2,993,185
Liabilities ..................................................       (2,185,994)
Other Comprehensive Income ...................................          (35,505)
                                                                    -----------
Net Assets ...................................................          771,686
Additional Paid in capital ...................................          701,250
                                                                    -----------
Total Net Assets .............................................        1,472,936
*51% ownership

   Net Assets Acquired(September 30, 2006): ..................          751,197
                                                                    -----------
Net Assets acquired in excess of purchase price ..............      $    49,947
                                                                    ===========

                               CHINA DIRECT, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 2 - THE ACQUISITIONS (CONTINUED)

The acquisition by China Direct, Inc. (the "Company") of Chang Magnesium Company, Ltd. ("Chang Magnesium"), a privately held Chinese company, closed December 22, 2006. China Direct acquired 51% equity ownership of Chang Magnesium in exchange for an initial capital infusion of $1,000,000 and a follow-up capital infusion of $800,000 and $750,000 to be made by September 30, 2007 and December 31, 2007, respectively. The purchase price was determined based on arm's length negotiations and no finder's fees or commissions were paid in connection with the acquisition.

      The estimated purchase price and the preliminary adjustments to historical book value of Taiyuan Changxin YiWei Trading Company, Limited as a result of the acquisition are as follows:

Purchase Price:
Purchase price ...............................................      $ 2,550,000

Net Assets Acquired(September 30, 2006):
Total Assets .................................................        7,868,687
Liabilities ..................................................       (3,374,207)
Other Comprehensive Income ...................................          (99,355)
                                                                    -----------
Net Assets ...................................................        4,395,125
Additional Paid in capital ...................................        2,550,000
                                                                    -----------
Total Net Assets .............................................        6,945,125
*51% ownership

   Net Assets Acquired(September 30, 2006): ..................        3,542,014
                                                                    -----------
Net Assets acquired in excess of purchase price ..............      $   992,014
                                                                    ===========

49% ownership ................................................        3,403,111

NOTE 3 PRO FORMA ADJUSTMENTS

The pro forma adjustments are comprised of the following elements:

(a)-1 Reflects the payment of purchase consideration totaling $701,250 for Lang Chemical. Purchase allocation to net assets acquired is a preliminary estimate made by management. The estimate assumes that historical values of net assets acquired approximate fair value. The excess net assets acquired over purchase are allocated to property and equipment.

(a)-2 Reflects the payment of purchase consideration totaling $2,550,000 for Chang Magnesium. Purchase allocation to net assets acquired is a preliminary estimate made by management. The estimate assumes that historical values of net assets acquired approximate fair value. The excess net assets acquired over purchase are allocated to property and equipment.

                               CHINA DIRECT, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 3 - PRO FORMA ADJUSTMENTS (CONTINUED)

(b)-1 Reflects the minority interest of the pro forma adjustments to net income (loss) before minority interest based on 51% ownership of Lang Chemical.

(b)-2 Reflects the minority interest of the pro forma adjustments to net income (loss) before minority interest based on 51% ownership of Chang Magnesium.

(c)-1 Reflects the contributed capital of the pro forma adjustments to additional paid-in capital based on purchase price for Lang Chemical.

(c)-2 Reflects the contributed capital of the pro forma adjustments to additional paid-in capital based on purchase price for Chang Magnesium.

NOTE 4 - SUBSEQUENT EVENTS

On October 15, 2006 our wholly owned subsidiary, CDI China, Inc. ("CDI China"), entered into an acquisition agreement with Chang Magnesium Company, Limited, a Chinese limited liability company ("Chang Magnesium"). Under the terms of the agreement CDI China agreed to infuse $1,000,000 to Chang Magnesium ("Initial Funds") 10 days post closing. On or before September 30, 2007, CDI China shall deliver $800,000 of investment capital to Chang Magnesium and on or before December 31, 2007, CDI China shall deliver $750,000 of investment capital to Chang Magnesium. The closing of the transaction was subject to audited financial statements for Chang Magnesium which reflected a contribution to Chang Magnesium by Taiyuan YiWei Magnesium Co., Ltd. ("Taiyuan YiWei Magnesium") of property, plant or equipment with a minimum value of $2,450,000. In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium.

On December 22, 2006 the transaction closed pursuant to its terms. As a result CDI China holds a 51% majority interest in Chang Magnesium.

At the closing of the transaction, CDI Shanghai Management Company, Limited, a wholly owned subsidiary of CDI China, entered into an employment agreement with Yuwei Huang. Mr. Huang will serve as Executive Vice President, supervising the operations of Chang Magnesium. The term of the five year agreement provides for no annual compensation with bonuses at the discretion of the company. The agreement contains customary confidentiality provisions.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

            TABLE OF CONTENTS

                                      Page
                                      ----

Prospectus Summary....................  2

Selected Consolidated Financial Data..  4

Risk Factors..........................  5

Cautionary Statement Regarding
  Forward-Looking Information......... 16

Market for Common Equity and Related
  Stockholder Matters................. 17           CHINA DIRECT, INC.

Capitalization........................ 18

Use of Proceeds....................... 18
                                                       PROSPECTUS
Management's Discussion and                            ----------
  Analysis or Plan of Operation....... 19

Our Business.......................... 33

Management............................ 54            January __, 2006

Certain Relationships and
  Related Transactions................ 68

Principal Stockholders................ 70    9,546,875 Shares of Common Stock

Description of Securities............. 72

Selling Security Holders.............. 74

Plan of Distribution ................. 79

Shares Eligible for Future Sale....... 81

Legal Matters......................... 82

Experts............................... 82

Additional Information................ 82

Financial Statements..................F-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation and By-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Our Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by China Direct, Inc. in connection with the distribution of the securities being registered are as follows:


         SEC Registration and Filing Fee ................       $ 6,715
         Legal Fees and Expenses* .......................       $25,000
         Accounting Fees and Expenses*  .................       $15,000
         Financial Printing* ............................       $ 5,000
         Transfer Agent Fees*  ..........................       $   500
         Blue Sky Fees and Expenses*  ...................       $ 1,500
         Miscellaneous* .................................       $ 1,000
                                                                -------
                TOTAL ...................................       $54,715

         * Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In October 2004, we sold 13,600 shares of common stock to three related parties who were accredited investors resulting in gross proceeds to us of $30,600. The recipients were accredited investor and had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In March 2005, we issued Diversifax, Inc., an affiliate to our then CEO and principal shareholder Dr. Irwin Horowitz, approximately 35,950 shares of our common stock valued at $435,000 as compensation for services under a Management Agreement. The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In June 2005, we sold units of our securities in a private placement resulting in gross proceeds of us of $320,000. The purchasers included four accredited investors and one unaccredited family member of Dr. Horowitz. As consideration we received $220,000 in cash and the conversion of a $100,000 loan payable. In this transaction we issued 192,000 shares of our common stock and an equal number of warrants exercisable at $15.00 per share for a term ending in May 2008. Dr. Horowitz and Diversifax Inc. purchased an aggregate $200,000 of units in this offering and received 120,000 shares of common stock and warrants to purchase 120,000 shares. Mr. Sands, then a member of our Board of Directors, converted a $100,000 note payable from our company to him into 60,000 shares of common stock and 60,000 common stock purchase warrants as part of the offering. The recipients were accredited investors and had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In January 2006, we issued Diversifax, Inc. an additional approximately 32,539 shares of our common stock valued at $92,728 in full settlement of services through December 31, 2005. The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         During fiscal 2005 we issued an aggregate of 1,000 shares of our common stock valued at $9,000 to Messrs. Robert Sands and Lonnie Sciambi, who were then members of our Board of Directors, as compensation for their services. The recipients were accredited investors and had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In August 2006 we acquired 100% of the issued and outstanding stock of China Direct Consulting from the three shareholders of China Direct Consulting in exchange for 10,000,000 shares of our common stock. The recipients were accredited investors and had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         Between September and November 2006 we sold 2,285,000 units of our securities to 20 accredited investors in a private transaction resulting in gross proceeds to us of $4,570,000. We issued an aggregate of 2,285,000 shares of common stock, five year Class A common stock purchase warrants to purchase 3,427,500 shares of common stock and five year Class B common stock purchase warrants to purchase 3,427,500 shares of common stock in this offering. The Class A Warrants are exercisable at $4.00 per share and the Class B Warrants are exercisable at $10.00 per share. We paid Skyebanc, Inc., a broker-dealer and NASD member firm, a finder's fee of $30,000 and granted five year Class A common stock purchase warrants to purchase 30,000 shares of common stock and legal expenses of the purchaser's counsel of $25,000. We also paid a due diligence fee of $192,500 in cash to certain of the investors and issued Class A common stock purchase warrants to purchase an aggregate of 376,875 shares of common stock as an additional due diligence fee. The recipients were accredited investors and had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         On August 22, 2006, we issued warrants to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share, expiring August 31, 2011 to ROI Group Associates, Inc. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         On November 20, 2006, Dr. Irwin Horowitz, a former officer of Evolve One, Inc. exercised options to purchase 50,000 shares of common stock at an exercise price of $.10 per share. Subsequently we issued 50,000 shares to Dr. Horowitz. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         On November 1, 2006 we issued Class A Warrants to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share, to Skyebanc, Inc. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         On December 27, 2006, we issued warrants to purchase 50,000 shares of our common stock at an exercise price of $2.50 per share, expiring December 31, 2009. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

ITEM 27. EXHIBITS.

2.1      Agreement and Plan of Reorganization with International Internet, Inc.
         (2)
2.2      Certificate of Ownership and Merger (3)
3.1      Certificate of Incorporation (1)
3.2      Bylaws (1)
3.3 Certificate of Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on August 17, 2006 (10)
4.1      Form of Class A Common Stock Purchase Warrant (12)
4.2      Form of Class B Common Stock Purchase Warrant (12)
5.1      Opinion of Schneider Weinberger & Beilly LLP *
10.1     Stock Purchase Agreement with NYCLE Acquisition Corp.(4)
10.2     Management Agreement dated March 15, 2005 with Diversifax (6)
10.3     Employment Agreement with Dr. Irwin Horowitz (9)
10.4     Employment Agreement with Mr. Gary Schultheis (8)
10.5     Employment Agreement with Mr. Herb Tabin (8)
10.6     Separation and Severance Agreement with Mr. Gary Schultheis (9)
10.7     Separation and Severance Agreement with Mr. Herb Tabin (9)
10.8 Stock Exchange Agreement dated August 16, 2006 by and between the company, China Direct Investments, Inc. and the shareholders of China Direct Investments, Inc. (10)
10.9 Employment Agreement dated August 16, 2006 by and between the company and Yuejian (James) Wang (10)
10.10 Employment Agreement dated August 16, 2006 by and between the company and Marc Siegel (10)
10.11 Employment Agreement dated August 16, 2006 by and between the company and David Stein (10) 10.12 Employment Agreement dated August 16, 2006 by and between the company and Yi ("Jenny") Liu (10)
10.13 Employment Agreement dated August 16, 2006 by and between the company and Qingchen Zhao.(10)
10.14    2006 Equity Compensation Plan (10)
10.15 Consulting Agreement dated March 1, 2006 by and between China Direct Investments, Inc. and Richard Galterio (10)
10.16 Consulting Agreement dated August 24, 2005 by and between China Direct Investments, Inc. and Linkwell Corporation (10)
10.17 Consulting Agreement dated January 2006 by and between China Direct Investments, Inc. and Sunwin International Neutraceuticals, Inc. (10)
10.18 Consulting and Management Agreement dated January 1, 2005 by and between China Direct Investments, Inc. and Dragon Capital Group Corp.
         (10)
10.19 Consulting and Management Agreement dated January 10, 2006 by and between China Direct Investments, Inc. and Dragon International Group Corp. (10)
10.20 Mutual Consulting Agreement dated February 1, 2005 by and between China Direct Investments, Inc. and CIIC Investment Banking Services (Shanghai) Company Limited (10)
10.21    Form of Subscription Agreement (12)
10.22 Stock Acquisition Agreement, dated Sept 24, 2006 between CDI China, Inc., Shanghai Lang Chemical Company, Limited, Jingdong Chen and Qian Zhu (13)
10.23 Share Acquisition Agreement dated October 15, 2006 by and between CDI China, Inc., Chang Magnesium Company, Limited and Yuwei Huang (14)
10.24 Employment agreement dated October 25, 2006 by and between CDI Shanghai Company, Limited and Jingdong Chen (15)
10.25 Employment agreement dated October 25, 2006 by and between CDI Shanghai Company, Limited and Qian Zhu (15)
10.26    2006 Stock Compensation Plan (16)
10.27    Addendum to acquisition agreement between CDI China and Chang
         Magnesium*
10.28    Consulting Agreement with Richard Galterio*
10.29    Agreement with ROI Group Associates, Inc.*
10.30    Agreement with HC International, Inc.*
14.1     Code of Business Conduct and Ethics adopted November 18, 2002 (5)
16.1     Letter from Webb & Co., P.A. (11)
23.1     Consent of Sherb & Co., LLP*
23.2     Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1)*

*        filed herewith

(1)      Incorporated by reference to the Form 10-SB as filed on June 17, 1999.
(2) Incorporated by reference to the Report on Form 8-K as filed on December 3, 1999.
(3) Incorporated by reference to the Report on Form 8-K as filed on December 8, 1999.
(4) Incorporated by reference to the Report on Form 8-K as filed on December 27, 2001.
(5) Incorporated by reference to the annual report on Form 10-KSB for the fiscal year ended December 31, 2002.
(6) Incorporated by reference to the Report on Form 8-K as filed on March 17, 2005.
(7) Incorporated by reference to the Report on Form 8-K as filed on April 15, 2005.
(8) Incorporated by reference to the Report on Form 8-K as filed on January 31, 2002.
(9) Incorporated by reference to the Report on Form 8-K as filed on February 1, 2005.
(10) Incorporated by reference to the Report on Form 8-K as filed on August 17, 2006.
(11) Incorporated by reference to the Report on Form 8-K as filed on August 22, 2006.
(12) Incorporated by reference to the Report on Form 8-K as filed on September 15, 2006.
(13) Incorporated by reference to the Report on Form 8-K as filed on October 14, 2006.
(14) Incorporated by reference to the Report on Form 8-K as filed on October 27, 2006.
(15) Incorporated by reference to the Report on Form 8-K as filed on October 27, 2006.
(16) Incorporated by reference to the registration statement on Form S-8 as filed on October 30, 2006.

ITEM 28. UNDERTAKINGS.

         The small business issuer will:

         (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information to the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer;

         iii. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser;

         iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida on December 29, 2006.

                             China Direct, Inc.

                              By: /s/ Yuejian (James) Wang
                                  ------------------------
                                  Yuejian (James) Wang, Chief Executive Officer, director, principal executive officer

                              By: /s/ Yi (Jenny) Liu
                                  ------------------
                                  Yi (Jenny) Liu, Vice President, Finance,
                                  principal accounting and financial officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                        TITLE                        DATE
       ---------                        -----                        ----

/s/ Yuejian (James) Wang     President, Chief Executive        December 29, 2006
------------------------     Officer, director, principal
Yuejian (James) Wang         executive officer

/s/ Marc Siegel              President and director            December 29, 2006
---------------
Marc Siegel

/s/ David Stein              Chief Operating Officer           December 29, 2006
---------------              and director
David Stein